================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                ----------------


                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                               (Amendment No. ___)


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box

  [X]   Preliminary Proxy Statement

  [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

  [ ]   Definitive Proxy Statement

  [ ]   Definitive Additional Materials

  [ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  CALTON, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

  [ ]   No fee required

  [X] Fee computed on table below per Exchange Act Rules 14a(6)(i)(1) and 0-11.

1)      Title of each class of securities to which transaction applies:

        ________________________________________________________________________

2)      Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        $49, 600,000 -- sale price

4)      Proposed maximum aggregate value of transaction:

        $49,600,000


5)      Total Fee Paid:

        $9,920


  [ ]   Fee paid previously with preliminary materials

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1)      Amount Previously Paid:

        ________________________________________________________________________

2)      Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

3)      Filing Party:

        ________________________________________________________________________

4)      Date Filed:

        ________________________________________________________________________

                                  CALTON, INC.
                                 500 CRAIG ROAD
                           MANALAPAN, NEW JERSEY 07726
                                 (732) 780-1800

                                                                October __, 1998


Dear Shareholder:

     You are invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Calton, Inc. (the "Company") to be held at the Company's offices at 500 Craig Road, Manalapan, New Jersey at 10:00 a.m., local time, on November __, 1998.

     At the Special Meeting, you will be asked to consider and vote upon the sale (the "Sale Transaction") of the Company's principal operating subsidiary, Calton Homes, Inc. ("Calton Homes"), to Centex Real Estate Corporation ("CREC"), a wholly-owned subsidiary of Centex Corporation, pursuant to a Stock Purchase Agreement. Substantially all of the Company's business is conducted through Calton Homes. As a result, the Sale Transaction, if consummated, will represent a sale of substantially all of the Company's business. After careful consideration, the Board of Directors of the Company has approved the Sale Transaction and recommends that you vote FOR the proposal relating thereto.

     The Sale Transaction is part of an overall strategy designed to enhance shareholder value. In addition to the Sale Transaction, this strategy involves:

     o the initiation of a significant stock repurchase program pursuant to which the Company will seek to repurchase up to 10,000,000 shares of Common Stock in privately negotiated transactions and open market repurchases during the next 12 months;

     o shifting the Company's business focus to providing various services to participants in the homebuilding industry, including equity and debt financing, financial advisory services and consulting services; and

     o investing in, acquiring or combining with one or more operating businesses within or outside of the homebuilding industry.

     The Sale Transaction is an integral part of the Company's strategic plan, which will be implemented only if the Sale Transaction is consummated. The Company's activities after the consummation of the Sale Transaction will include consulting services to be provided to CREC pursuant to a four year agreement which will provide for a $1.5 million per year consulting fee payable to the Company.

     If within 18 months from the date of the closing of the Sale Transaction, the Company has not redeployed a substantial portion of the sale proceeds, or developed a plan to redeploy a substantial portion of the proceeds within a reasonable time frame, the Company will be liquidated and dissolved.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement and a proxy card. The Proxy Statement describes in detail the proposed Sale Transaction and the plans for the Company following the Sale Transaction.

     Your vote is important and I urge you to read the enclosed Proxy Statement carefully. Please complete, sign, date and mail the enclosed proxy card in the enclosed postage paid envelope, whether or not you intend to be present in person at the Special Meeting. You may revoke your proxy either in writing or by voting in person at the Special Meeting, at any time before it is exercised, in the manner described in the accompanying Proxy Statement. A prompt response will be appreciated.


                                          Very truly yours,


                                          ANTHONY J. CALDARONE
                                          Chairman of the Board

                                  CALTON, INC.
                                 500 CRAIG ROAD
                        MANALAPAN, NEW JERSEY 07726-8790


                                   ----------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                NOVEMBER __, 1998

                                   ----------


TO THE SHAREHOLDERS OF CALTON, INC.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Calton, Inc. (the "Company") will be held on November __, at 10:00 a.m., local time, at the Company's offices at 500 Craig Road, Manalapan, New Jersey, for the following purposes:

     1. To approve the sale by the Company of its principal operating subsidiary, Calton Homes, Inc. ("Calton Homes"), a New Jersey corporation, to Centex Real Estate Corporation, a Nevada corporation ("CREC") and a wholly owned subsidiary of Centex Corporation, pursuant to a Stock Purchase Agreement dated as of September 2, 1998 among the Company, Calton Homes and CREC.

     2. To act on such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on October __, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof. Only holders of record of common stock on the Record Date are entitled to notice of and to vote at the Special Meeting.


                                          By Order of the Board of Directors,


                                                ROBERT A. FOURNIADIS
                                                      Secretary


Manalapan, New Jersey
October __, 1998

                                   ----------


YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                TABLE OF CONTENTS

SUMMARY.....................................................................  6
   The Special Meeting......................................................  6
   The Sale Transaction.....................................................  7
CERTAIN RISK FACTORS........................................................  9
   Lack of Operating History in New Business................................  9
   Risks Associated with Potential Business Combinations....................  9
   Continued Listing on AMEX................................................  9
   Investment Company Act Considerations.................................... 10
   Certain Tax Matters...................................................... 10
   Potential Adjustment of Purchase Price................................... 10
THE SPECIAL MEETING......................................................... 12
   Date, Time and Place..................................................... 12
   Matters to be Considered at the Special Meeting.......................... 12
   Voting and Record Date................................................... 12
   Proxies and Revocation of Proxies........................................ 13
   Costs of Solicitation.................................................... 13
   No Dissenters' Rights.................................................... 13
THE SALE TRANSACTION........................................................ 14
   General.................................................................. 14
   Background of  the Sale Transaction...................................... 14
   Reasons for the Sale Transaction -- Recommendation of the
     Board of Directors..................................................... 16
   Fairness Opinion......................................................... 18
   Analysis of Operating Results and Financial Condition.................... 19
   Effect of the Sale Transaction on the Company's Shareholders............. 20
   Accounting Treatment of the Sale Transaction............................. 21
   Federal Income Tax Consequences of the Sale Transaction.................. 21
   Regulatory Considerations................................................ 21
   Transaction Charges...................................................... 21
THE STOCK PURCHASE AGREEMENT................................................ 21
   General.................................................................. 21
   Purchase Price; Holdback................................................. 22
   Representations and Warranties........................................... 22
   Conduct of Business Pending the Sale Transaction......................... 23
   No Solicitation; Fiduciary Out........................................... 24
   Certain Other Covenants.................................................. 26
   Conditions to the Closing................................................ 27
   Indemnification; Survival of Representations............................. 28
   Termination.............................................................. 29
   Expenses................................................................. 31
   Amendment or Waiver...................................................... 31
RELATED AGREEMENTS.......................................................... 31
   Consulting Agreement..................................................... 31
   Voting Agreement......................................................... 32
   Non-Competition Agreements............................................... 32

PLANS FOR THE COMPANY FOLLOWING THE SALE TRANSACTION........................ 33
   General.................................................................. 33
   Stock Repurchase Program................................................. 33
   Consulting, Investment and Advisory Services............................. 33
   Acquisitions and Business Combinations................................... 34
   Management of Company after Sale Transaction............................. 35
SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION...................... 35
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION............ 36
MARKET PRICE AND DIVIDEND INFORMATION....................................... 40
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............. 40
   Principal Shareholders................................................... 40
   Security Ownership of Certain Beneficial Owners and Management........... 42
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 43
EXPERTS..................................................................... 43
SHAREHOLDER PROPOSALS....................................................... 44
OTHER BUSINESS.............................................................. 44

                                   ----------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF CALTON WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXYING STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CALTON. THE DELIVERY OF THIS PROXYING STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CALTON SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROXYING STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY OR AN OFFER TO PURCHASE SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH SOLICITATION OR OFFER.


                DISCLOSURE CONCERNING FORWARD-LOOKING STATEMENTS

     All statements other than statements of historical fact included in the following Proxy Statement including without limitation the statements incorporated by reference to the documents set forth under caption "Incorporation of Certain Documents by Reference" are, or may be deemed to be, "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements, including statements pertaining to the Company's activities after the proposed Sale Transaction, involve assumptions, known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements contained herein. Such potential risks and uncertainties include, without limitation, matters related to national and local economic conditions, the effect of governmental regulation on the Company, the competitive environment in which the

Company operates, changes in interest rates, and other risk factors detailed herein and in other of the Company's Securities and Exchange Commission filings. The forward-looking statements are made as the date of the Proxy Statement and the Company assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those projected in such forward-looking statements.

                                  CALTON, INC.


                               ------------------

                                 PROXY STATEMENT

                                       FOR

                         SPECIAL MEETING OF SHAREHOLDERS

                               ------------------


     This Proxy Statement (the "Proxy Statement") is being furnished by the Board of Directors (the "Board of Directors") of Calton, Inc. (the "Company" or "Calton") to the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Special Meeting of Shareholders (the "Special Meeting") scheduled to be held on November __, 1998 at 10:00 a.m., local time, at the Company's offices at 500 Craig Road, Manalapan, New Jersey and at any adjournments or postponements thereof. The Board has fixed the close of business on October __, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting.

     At the Special Meeting, shareholders will be asked to approve the sale (the "Sale Transaction") by the Company of its principal operating subsidiary, Calton Homes, Inc., a New Jersey corporation ("Calton Homes"), to Centex Real Estate Corporation, a Nevada corporation ("CREC") and a wholly-owned subsidiary of Centex Corporation ("Centex"), pursuant to a Stock Purchase Agreement between the Company, Calton Homes and CREC dated as of September 2, 1998 (the "Stock Purchase Agreement"), a copy of which is attached as Annex I hereto. See "The Sale Transaction."

     The Sale Transaction is part of an overall strategy designed to enhance shareholder value. In addition to the Sale Transaction, this strategy involves:

     o the initiation of a significant stock repurchase program pursuant to which the Company will seek to repurchase up to 10,000,000 shares of Common Stock in privately negotiated transactions and open market repurchases during the next 12 months;

     o shifting the Company's business focus to providing various services to participants in the homebuilding industry, including equity and debt financing, financial advisory services and consulting services;

     o investing in, acquiring or combining with one or more operating businesses within or outside of the homebuilding industry.

     The Sale Transaction is an integral part of the Company's strategic plan, which will be implemented only if the Sale Transaction is consummated. If the Sale Transaction is consummated, the Company's activities will include consulting services to be provided to CREC pursuant to a four year agreement which will provide for a $1.5 million per year consulting fee payable to the Company.

     The Company plans to implement its proposed stock repurchase program in a manner that will not adversely affect the liquidity of the Common Stock. The Company anticipates that there will still be a sufficient number of shares outstanding and publicly traded following the completion of the stock repurchase program to ensure a continued trading market in its Common Stock.

     If within 18 months from the date of the closing of the Sale Transaction, the Company has not redeployed a substantial portion of the sale proceeds, or developed a plan to redeploy a substantial portion of the proceeds within a reasonable time frame, the Company will be liquidated and dissolved.

     This Proxy Statement and the accompanying Notice of Special Meeting and proxy card are first being mailed on or about October __, 1998 to shareholders entitled to vote at the Special Meeting.

               IN DETERMINING HOW TO VOTE ON THE SALE TRANSACTION,
         SHAREHOLDERS SHOULD CONSIDER THE RISKS DESCRIBED IN THIS PROXY
                    STATEMENT UNDER "CERTAIN RISK FACTORS."

                              --------------------

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                              --------------------

     THE TRANSACTIONS DESCRIBED HEREIN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


              The date of this Proxy Statement is October __, 1998.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not a complete statement of all facts material to a shareholder's decision with respect to matters to be voted upon at the Special Meeting. This summary should only be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained in the remainder of this Proxy Statement and Annexes hereto. Shareholders are urged to review carefully this Proxy Statement and the Annexes hereto in their entirety.

THE SPECIAL MEETING

Time, Date and Place .......   The Special Meeting of Shareholders (the "Special
                               Meeting") of Calton, Inc. (the "Company") will be held at the Company's offices at 500 Craig Road, Manalapan, New Jersey, on November ___, 1998 at
                               10:00 a.m.

Purpose ....................   To consider and vote upon the proposed sale (the
                               "Sale Transaction") of Calton Homes, Inc.
                               ("Calton Homes") to Centex Real Estate
                               Corporation (the "CREC") pursuant to a Stock
                               Purchase Agreement dated as of September 2, 1998 among the Company, Calton Homes and CREC (the
                               "Stock Purchase Agreement"). See "The Special
                               Meeting -- Matters to be Considered at the Special Meeting."

Record-Date ................   October __, 1998.

Vote .......................   Required The approval of this Sale Transaction
                               will require the affirmative vote of a majority of the votes cast by the holders of outstanding shares of Common Stock entitled to vote thereon.
                               See "The Special Meeting -- Voting and Record
                               Date."

Parties to the Sale
Transaction ................   The Company, through its wholly owned subsidiary,
                               Calton Homes, Inc. ("Calton Homes"), designs, constructs and sells single family detached homes in central New Jersey. The Company markets primarily to second and third time move-up homebuyers with its conventional housing product line and active adult homebuyers. In addition, the Company sells land and options to acquire land to other builders from time to time after adding value by obtaining entitlements.

                               The Company and Calton Homes, Inc. are New Jersey corporations and their executive offices are located at 500 Craig Road, Manalapan, New Jersey 07726-8790. The Company's telephone number is
                               (732) 780-1800.

                               CREC is a 100% indirectly owned subsidiary of Centex Corporation ("Centex"), a multi-industry company whose common stock is traded on the New York Stock Exchange. CREC is engaged primarily in homebuilding operations, which involve the construction and sale of residential housing, including the development of land in residential communities and the purchase of developed lots. CREC is one of the nation's largest home builders, having built and delivered 12,418 homes in its fiscal year ended March 31, 1998. CREC is currently engaged in the construction and sale of residential housing in 270 neighborhoods in 52 markets. CREC and its predecessors have been engaged in the home building business since 1950.

                               CREC is a Nevada corporation and its principal executive offices are located at 2728 North Harwood, Dallas, Texas 75201. Its telephone number is (214) 981-5000.


THE SALE TRANSACTION

Purchase Price .............   The Stock Purchase Agreement provides that the
                               purchase price for the outstanding common stock of Calton Homes will be $49.6 million, subject to adjustment as provided in the Stock Purchase
                               Agreement. In addition, at the time of the closing of the Sale Transaction, CREC will be required to repay certain indebtedness of Calton
                               Homes (currently estimated to be approximately
                               $22.5 million). See "The Stock Purchase Agreement
                               --General "and"--Purchase Price; Holdback."

Consulting Agreement .......   The Stock Purchase Agreement provides that at the
                               time of the closing of the Sale Transaction, the Company and CREC will enter into a consulting agreement (the "Consulting Agreement") which will provide that the Company will render certain consulting services to CREC and, in consideration for such services, will be entitled to payments of $1,500,000 per year for a period of four years; provided, however, that if Anthony J.
                               Caldarone, the Company's Chairman, President and
                               Chief Executive Officer, ceases to be employed by or otherwise associated with the Company prior to or during the fourth year of the term of the Consulting Agreement, the annual payment for such year will be subject to proration (but in no event below $750,000). See "Related
                               Agreements-Consulting Agreement."

Recommendation of Board of
Directors ..................   The Board of Directors has approved the Sale
                               Transaction and recommends to the Company's shareholders that they vote FOR its approval. For a discussion of the material facts considered by the Board of Directors in reaching its decision, see "The Sale Transaction - Recommendation of the
                               Board of Directors."

Fairness Opinion ...........   Janney Montgomery Scott Inc. ("Janney
                               Montgomery") has delivered a written opinion, dated September 15, 1998, to the Board of Directors of the Company that, as of such date, the consideration to be received by the Company pursuant to the Sale Transaction, as reflected in the Stock Purchase Agreement, is fair to the Company from a financial point of view. A copy of the written opinion of Janney Montgomery, which sets forth the assumptions made, matters considered and limits of its review, is attached to this Proxy Statement as Annex II and should be read in its entirety. See "The Sale Transaction -
                               Fairness Opinion."


Effect of the Proposed
Transaction on the
Company's Shareholders .....   If the Sale Transaction is approved and
                               consummated, shareholders will continue to retain their ownership in the Company; however, the Company intends to initiate a significant stock repurchase program. As a result, the percentage equity interest in the Company represented by shares not acquired pursuant to the stock repurchase program will be increased proportionally based on the number of shares acquired by the Company pursuant to the stock repurchase program.

Plans for the Company
Following the Transaction ..   If the Sale Transaction is approved and
                               consummated, the Company plans to (i) initiate a significant stock repurchase program pursuant to which the Company will seek to repurchase up to 10,000,000 shares of Common Stock over a 12 month period, (ii) shift its business focus to providing various services to participants in the homebuilding industry, including equity and debt financing, financial advisory services and consulting services, and (iii) seek to enhance shareholder value by investing in, acquiring or combining with one or more operating businesses within or outside of the homebuilding industry.
                               If within 18 months from the date of the closing of the Sale Transaction, the Company has not redeployed a substantial portion of the sale proceeds, or developed a plan to redeploy a substantial portion of the proceeds within a reasonable time frame, the Company will be liquidated and dissolved. See "Plans for the Company Following the Sale Transaction."

                              CERTAIN RISK FACTORS

     There are certain risks associated with the strategic plan which the Company intends to implement if the Sale Transaction is consummated. Among the significant risks are the following:

LACK OF OPERATING HISTORY IN NEW BUSINESS

     Management of the Company believes that its prior experience in financing transactions, workouts, restructurings and acquisitions involving the Company and its subsidiaries makes it uniquely qualified to provide the types of investment, advisory and consulting services which it intends to provide subsequent to the closing of the Sale Transaction. At the closing of the Sale Transaction, the Company will enter into a four year consulting agreement with CREC; however, the Company has not previously engaged in providing such services to third parties. In addition, the Company has not entered into any agreement to provide such services to any other third party. Further, upon the closing of the Sale Transaction, the Company will be subject to a non-competition agreement with CREC which will limit the scope of the activities which can be conducted by the Company in New Jersey and Pennsylvania. As a result, no assurance can be given that the Company will be successful in implementing its plans following the Sale Transaction or that the Company will be able to generate profits from any such activities.

RISKS ASSOCIATED WITH POTENTIAL BUSINESS COMBINATIONS

     In addition to engaging in the activities described above, the Company will seek to enhance shareholder value by investing in, acquiring or combining with one or more operating businesses either within or outside of the homebuilding industry. As the Company has not yet identified a prospective business (a "Target Business") with which it is likely to effectuate a merger, exchange of capital stock, stock or asset acquisition or other similar type of transaction (a "Business Combination"), shareholders have no basis on which to evaluate the possible merits or risks of a Target Business. Although management of the Company will endeavor to evaluate the risks inherent in any particular Target Business, there can be no assurance that the Company will properly ascertain all such risks. In many cases, shareholder approval will not be required to effect such a Business Combination. The fair market value of the Target Business will be determined by the Board of Directors of the Company. Therefore, the Board of Directors has significant discretion in determining whether a Target Business is suitable for a proposed Business Combination. Furthermore, the structure of a Business Combination with a Target Business, which may take the form of a merger, exchange of capital stock or stock or asset acquisition, cannot be determined because, at the present time, no agreements, arrangements or understandings exist with respect to any such proposed Business Combination.

CONTINUED LISTING ON AMEX

     The Company's Common Stock is currently listed for trading on the American Stock Exchange ("AMEX"). Based upon preliminary discussions with AMEX, the Company does not believe that the Sale Transaction will result in the delisting of the Common Stock; however, under AMEX's suspension and delisting policies, AMEX will normally consider suspending dealings in, or removing from listing securities of a company, if the company has sold or otherwise disposed of its principal operating assets, has ceased to be an operating company or has discontinued a substantial portion of its operations or business for any reason. AMEX has indicated that the Common Stock may become subject to delisting if the Company is not engaged in active business operations within a reasonable period of time after the closing of the Sale Transaction. If the Common Stock is delisted, it would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc., which are generally considered to be less efficient markets.

INVESTMENT COMPANY ACT CONSIDERATIONS

     The Investment Company Act of 1940, as amended ("1940 Act"), requires the registration of, and imposes various substantive restrictions on, certain companies that engage primarily, or propose to engage primarily, in the business of investing, reinvesting, or trading in securities, or that fail certain statistical tests regarding the composition of assets and source of income, and are not primarily engaged in a business other than investing, holding, owning or trading securities. The Company intends to conduct its activities following the Sale Transaction in a manner which will not subject the Company to regulation under the 1940 Act; however, there can be no assurance that the Company will not be deemed to be an investment company under the 1940 Act. If the Company were required to register as an investment company under the 1940 Act, it would become subject to substantial regulation with respect to its capital structure, management, operations, transactions with affiliates, the nature of its investments and other matters. In addition, the 1940 Act imposes certain requirements on companies deemed to be within its regulatory scope, including compliance with burdensome registry, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure of the Company to satisfy regulatory requirements, whether on a timely basis or at all, could have a material adverse effect on the Company.

CERTAIN TAX MATTERS

     Section 541 of the Internal Revenue Code of 1986, as amended (the "IRC"), subjects a corporation which is a "personal holding company," as defined in the IRC, to a 39.6% penalty tax on undistributed personal holding company income in addition to the corporation's normal income tax. While the Company does not currently plan to fall within the definition of a "personal holding company," certain events could cause the Company to be subject to the penalty tax.

POTENTIAL ADJUSTMENT OF PURCHASE PRICE

     The Stock Purchase Agreement provides that the $49.6 million Purchase Price payable to the Company by CREC is subject to adjustment (i) in the event that the Book Tax Difference (as calculated in accordance with a formula set forth in the Stock Purchase Agreement) of Calton Homes is greater or less than $9.3 million, (ii) if Calton Homes owns, as of November 30, 1998, certain assets which have an adjusted tax basis which exceeds their fair market value or (iii) based on the pretax earnings of Calton Homes during the period between May 31, 1998 and

November 30, 1998. Although the Company does not expect that there will be any significant reduction in the purchase price, no assurance can be given that a reduction will not occur.

                               THE SPECIAL MEETING

DATE, TIME AND PLACE

     This Proxy Statement is being furnished to holders of Common Stock in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting to be held at the Company's offices at 500 Craig Road, Manalapan, New Jersey on November ___, 1998 at 10:00 a.m. local time, or any adjournment thereof.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, shareholders of the Company will be asked to consider and vote upon:

     1. A proposal to approve the sale by the Company of its principal operating subsidiary, Calton Homes, to CREC pursuant to the Stock Purchase Agreement.

     2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     It is not expected that any matter not referred to herein will be presented for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, including a motion to adjourn the meeting for the purpose of soliciting additional proxies, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Special Meeting in accordance with their best judgment, except that shares represented by proxies which have been voted "Against" approval of the Stock Purchase Agreement will not be used to vote "For" adjournment of the Special Meeting for the purpose of soliciting additional votes "For" approval of the Stock Purchase Agreement.

VOTING AND RECORD DATE

     The Board of Directors has fixed October ___, 1998 as the Record Date for determining shareholders of record entitled to receive notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Stock as of the Record Date will be entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were [26,743,804] shares of Common Stock outstanding and entitled to vote, which shares were held by approximately [628] holders of record.

     Each holder of record of Common Stock on the Record Date is entitled to cast one vote per share, exercisable in person or by properly executed proxy, with respect to the approval of the Sale Transaction and any other matter properly submitted for the vote of the Company's shareholders at the Special Meeting. The presence, in person or by proxy, of a majority of the Company's outstanding shares of Common Stock are necessary to constitute a quorum at the Special Meeting. The affirmative vote of a majority of the votes cast in person or by proxy is required for the approval of the Sale Transaction. The directors and officers of the Company have indicated their intent to vote their shares of Common Stock in favor of the Sale Transaction. In addition, Anthony J. Caldarone, the Chairman, President and Chief Executive Officer of the Company, and his wife, Joyce P. Caldarone, have entered into an agreement with CREC which requires them, subject to certain exceptions, to vote all of their shares of Common Stock in favor of the Sale Transaction. As of September 14, 1998, Mr. and Mrs. Caldarone collectively owned 4,278,218 shares of Common Stock, representing approximately 16% of the outstanding Common Stock as of such date. See "Related Agreements-Voting Agreement."

PROXIES AND REVOCATION OF PROXIES

     All shares of Common Stock which are represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting and not duly and timely revoked will be voted at the Special Meeting in accordance with the choices marked therein by the shareholders. Unless a contrary choice is marked, the shares will be voted FOR approval of the Sale Transaction.

     Execution and delivery of a proxy card will not affect a shareholder's right to attend the Special Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Special Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of any vote at the Special Meeting or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Calton, Inc., 500 Craig Road, Manalapan, New Jersey 07726-8790,
Attention: Shareholder Relations, or hand-delivered to the Company at or before the taking of the vote at the Special Meeting.

COSTS OF SOLICITATION

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares of Common Stock held of record by such brokers, custodians, nominees and fiduciaries, and the Company may reimburse such brokers, custodians, nominees and fiduciaries for their out-of-pocket and other reasonable clerical expenses in connection therewith. Also, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and other employees of the Company. It is expected that the expense of such special solicitation will be nominal.

NO DISSENTERS' RIGHTS

     Shareholders of the Company will not be entitled to any dissenters' or appraisal rights under Section 14A:11-1 et seq. of the New Jersey Business Corporation Act (the "NJBCA").

                              THE SALE TRANSACTION

GENERAL

     The Company is the owner of all of the issued and outstanding shares of the common stock of Calton Homes, its principal operating subsidiary. CREC has entered into a Stock Purchase Agreement with the Company and Calton Homes, dated September 2, 1998, which provides for the sale of all of the issued and outstanding shares of Calton Homes to CREC.

     Substantially all of the Company's business is conducted through Calton Homes. As a result, the sale of Calton Homes will represent a sale of substantially all of the assets of the Company.

     The Stock Purchase Agreement provides that the purchase price of all of the issued and outstanding shares of common stock of Calton Homes will be $49,600,000, subject to adjustment as more particularly described below under the caption "The Stock Purchase Agreement -- Purchase Price." The purchase price (the "Purchase Price") is payable in cash at the closing (the "Closing") of the Sale Transaction; however, $3,000,000 of the purchase price (the "Holdback") will be placed in escrow to secure the obligations of the Company to indemnify CREC for potential claims under the Stock Purchase Agreement.

     At the time of the Closing, CREC will be required to repay all indebtedness outstanding under Calton Homes' revolving credit agreement (the "Credit Agreement") and a purchase money mortgage loan that is currently outstanding. The Company estimates that there will be approximately $22.5 million of indebtedness outstanding under these arrangements at the Closing. The Credit Agreement will be terminated upon the Closing.

     The Company and CREC have agreed that at the time of the Closing, the Company and CREC will enter into a consulting agreement having a term of four years which will provide that the Company will render certain consulting services to CREC and, in consideration for such services, will be entitled to payment of $1,500,000 per year (subject, in the fourth year, to adjustment under certain circumstances). See "Related Agreements -- The Consulting Agreement."

     The Company estimates that immediately after the Closing, it will have net assets, excluding the Holdback, of approximately $46,000,000 (before giving effect to any repurchases of Common Stock pursuant to its proposed stock repurchase program) consisting almost exclusively of cash and cash equivalents. See "Plans for the Company Following the Sale Transaction."

BACKGROUND OF THE SALE TRANSACTION

     The terms of the Stock Purchase Agreement and the related agreements are the result of arm's length negotiations between representatives of and legal advisors to the Company and CREC. The following is a brief discussion of the background of these negotiations.

     In 1997, the Company's Board of Directors commenced internal discussions with respect to strategic alternatives that could enhance shareholder value, including the possible acquisition by the Company of other entities engaged in residential homebuilding and the sale or merger of the Company. In January 1998, the Board authorized management to engage Michael
P. Kahn & Associates, LLC ("MPKA") to assist the Company in examining the strategic options available to it. Pursuant to its engagement, MPKA identified certain potential acquisition candidates to the Company. Discussions and negotiations with respect to potential acquisition transactions subsequently ensued with three candidates; however, such discussions and negotiations did not lead to any agreements with respect to a transaction with any of such acquisition candidates. The Company also engaged in discussions with two privately held homebuilders with respect to "reverse merger" transactions pursuant to which such homebuilders would be merged into the Company. Such discussions did not lead to any specific proposal with respect to a reverse merger transaction.

     In February 1998, MPKA contacted certain large, publicly traded homebuilders in an effort to determine whether any of such homebuilders had an interest in pursuing a business combination with the Company. Six of such homebuilders, including CREC, indicated a preliminary interest in pursuing discussions with the Company. In four instances, the Company entered into confidentiality agreements with such other parties, including CREC which executed a confidentiality agreement on March 23, 1998. With the exception of one company which made a preliminary proposal at a price unacceptable to the Company, none of the other parties with whom the Company conducted preliminary discussions made any proposal, formal or informal, with respect to acquiring or effecting a business combination with the Company or Calton Homes.

     On April 2, 1998, Anthony J. Caldarone, Chairman and President of the Company, and Timothy R. Eller, Chairman and Chief Executive Officer of CREC, met at an investment conference and discussed the possibility of CREC acquiring or entering into a business combination with the Company or Calton Homes. Between April 2, 1998 and April 26, 1998, Mr. Caldarone and Mr. Eller continued to discuss the possibility of a sale transaction by telephone. On April 27, 1998, representatives of the Company and CREC met in Dallas, Texas to discuss a proposed transaction. Subsequent to such meeting, the Company and CREC exchanged certain business and financial information. On June 3, 1998, CREC submitted a draft of an agreement in principle which provided for the acquisition by CREC of substantially all of the assets of Calton Homes. At this juncture, the Company requested its legal and tax advisors to review various transaction structures with a view toward identifying significant tax and legal issues associated with each such structure. During this time, Mr. Caldarone and Mr. Eller continued to discuss the terms of a potential transaction involving the acquisition of Calton Homes by CREC. In addition, Bradley A. Little, Senior Vice President and Chief Financial Officer of the Company, and William D. Albers, CREC's Executive Vice President and Chief Financial Officer, had several telephone discussions with respect to certain financial and tax issues associated with a potential transaction.

     On May 20, 1998, representatives of the Company and CREC met in Dallas, Texas to continue discussions. On June 9 and June 10, 1998, representatives of CREC visited the Company's offices and toured Calton Homes' communities under development and under option.

     On June 29, 1998, at a meeting of the Company's Board of Directors, Mr. Caldarone described the status of the discussions with CREC and discussed CREC's proposal to acquire

Calton Homes. At this meeting, it was the consensus of the Board that although the terms of the transaction proposed by CREC, including the price, were not acceptable, management should continue negotiations and discussions with CREC with respect to a potential transaction.

     Between June 29, 1998 and August 11, 1998, numerous telephone conversations were held by management of CREC and the Company in which certain material terms of a proposed transaction, including the purchase price and the structure of the transaction were discussed. On July 27 and 28, 1998, representatives of CREC performed a preliminary due diligence investigation of Calton Homes. On August 12, 1998, representatives of CREC met with management of the Company and its legal advisors to negotiate the terms of the Sale Transaction. During the next three weeks, negotiations between representatives of CREC and the Company continued and ultimately led to the negotiation of the Stock Purchase Agreement. During this period, CREC continued with its due diligence investigation.

     At a meeting held on August 27, 1998, in which all directors except Frank Cavell Smith, Jr. participated, Janney Montgomery rendered its preliminary opinion to the Board of Directors that the Sale Transaction was fair to the Company's shareholders from a financial point of view. At this meeting, the Company's Board of Directors determined that the Sale Transaction was in the best interest of the Company and its shareholders and, therefore, approved and adopted the Stock Purchase Agreement, authorized management to execute and deliver the Stock Purchase Agreement and recommended its approval and adoption by the Company's shareholders. On September 15, 1998, Janney Montgomery confirmed its preliminary opinion and delivered its written opinion to the Board.

REASONS FOR THE SALE TRANSACTION -- RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes that the Sale Transaction is fair to, and in the best interests of, the Company and its shareholders. In reaching this conclusion, the Board considered a number of factors, including those summarized below:

     (i) Calton Homes' Business, Condition and Prospects. In evaluating the Sale Transaction, the Board considered, among other things, information concerning the financial condition, results of operations, capital requirements, assets and liabilities of Calton Homes on both a historical and prospective basis, together with current industry, economic and market conditions. In evaluating Calton Homes' prospects, the Board considered information concerning recent trends toward consolidation in the residential homebuilding industry and increasing competition from large, geographically diversified and better capitalized competitors. The Board considered that historically the homebuilding industry has been cyclical in nature. The Board believes that the industry, in New Jersey and on a nationwide basis, has recently experienced a prolonged period of favorable market conditions which may not be sustainable over the long term. Further, the Company's lack of geographic diversity could have an adverse impact in the event of a deterioration of market conditions in New Jersey. In view of these factors, the Board concluded that it was a favorable time to sell the Company's homebuilding operations.

     (ii) Opinion of Janney Montgomery. In making its determination that the Sale Transaction is fair to, and in the best interests of, the Company's shareholders, the Board considered the opinion of Janney Montgomery, an investment banking firm, that the Sale Transaction is fair, from a financial point of view, to the Company's shareholders. See "--Opinion of Financial Advisor."

    (iii) Historical and Recent Market Prices. The Board reviewed the historical market prices and recent trading activity of the Common Stock. The Board considered as favorable to its determination the fact that the Purchase Price is higher than the highest aggregate market value of the Company's Common Stock since September 23, 1994. The high and low sales prices of the Common Stock, on September 1, 1998 the last full trading day prior to the first public announcement of the Sale Transaction, were $5/8 and $9/16 per share, respectively, reflecting an aggregate market value of $16.7 million and $15.0 million, respectively, of the Company's Common Stock on such date.

     (iv) No Financing Contingency; Strong Acquiror. The Board regarded as favorable to its determinations the facts that the Stock Purchase Agreement does not contain a financing contingency, that CREC is a financially sound enterprise with a very strong balance sheet and that, accordingly, the Sale Transaction has a low risk of noncompletion due to any financial inability of CREC.

      (v) Fiduciary Out; Reasonable Break-up Fee. The Board considered the fact that although the Stock Purchase Agreement prohibits the Company from soliciting alternate transactions, it does not provide for unreasonable termination fees which would have the effect of unreasonably discouraging competing bids and that, subject to the satisfaction of certain conditions, the Board is able to withdraw or modify its recommendation to the shareholders regarding the Sale Transaction and enter into an agreement with respect to a more favorable transaction with a third party, if such a transaction becomes available prior to the consummation of the Sale Transaction.

     (vi) Enhancement of Shareholder Value. The Board believes that shareholder value can be substantially enhanced by (i) selling the homebuilding operations conducted by Calton Homes, (ii) providing to shareholders the opportunity to participate directly in a portion of the proceeds of the Sale Transaction through a significant stock repurchase program, (iii) maintaining the Company as a publicly traded going concern after the Sale Transaction, (iv) shifting the Company's business focus to investing in and providing services to participants in the homebuilding industry operating in markets other than New Jersey and Pennsylvania, and (v) acquiring or combining with an operating business within or outside of the homebuilding industry.
          In making its determination to enter into the Stock Purchase Agreement and pursue a new strategic plan, the Board believed that the Sale Transaction and the other strategies described above would ultimately result in a greater increase in shareholder value than could be achieved in the foreseeable future through continuing the homebuilding operations of Calton Homes or liquidating and dissolving the Company following the Sale Transaction.

     In view of the wide variety of factors considered in connection with its evaluation of the Sale Transaction, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination.

     The Board of Directors believes that the Sale Transaction at this time would be fair to and in the best interests of the Company and its shareholders. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of the Sale Transaction.

FAIRNESS OPINION

     The Board of Directors retained Janney Montgomery, an investment banking firm, as its financial advisor to render an opinion as to the fairness, from a financial point of view, of the Sale Transaction to the shareholders of the Company. Janney Montgomery, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The full text of Janney Montgomery's written opinion to the Board, dated as of September 15, 1998, is attached hereto as Annex II and is incorporated herein by reference.

     At the August 27, 1998 meeting of the Board of Directors, Janney Montgomery rendered its oral opinion and subsequently confirmed to the Board of Directors on September 15, 1998 in writing that, as of such date, the consideration to be received by the Company in connection with the Sale Transaction was fair to the Company's shareholders from a financial point of view. Janney Montgomery was not requested to and did not make any recommendations to the Board of Directors as to the form or amount of consideration to be received by the Company, which was determined by negotiation between the Company and CREC. No limitations were imposed on Janney Montgomery by the Board of Directors with respect to the investigations made or the procedures followed by it in rendering its opinion.

     In rendering its opinion, Janney Montgomery reviewed, among other things:
(a) the Stock Purchase Agreement and related agreements; (b) publicly available business and historical financial information relating to the Company and Calton Homes, including the Company's 1997 Annual Report, the Company's report on Form 10-K for the fiscal year ended November 30, 1997, the Company's Reports on Form 10-Q for the fiscal quarters ended February 28, 1998 and May 31, 1998, respectively; (c) certain financial and other data provided to Janney Montgomery by the Company that is not publicly available relating to the business and prospects of Calton Homes, including financial projections prepared by the management of the Company; (d) the reported historical market prices and trading volume of the Company's Common Stock; (e) selected financial and stock market data for certain other publicly traded companies in lines of business comparable to the Company; (f) interest rate trends; (g) publicly reported trends in land prices; and (h) the financial terms of certain other recent mergers and acquisitions of residential homebuilding companies. In addition, Janney Montgomery held discussions with the management of the Company regarding Calton Homes' business, operating results, financial condition, and prospects, and undertook other analyses, studies and investigations as it considered appropriate.

     In connection with its review, Janney Montgomery relied, without independent verification, upon the accuracy and completeness of the financial and other information used by it in arriving at its opinion. Janney Montgomery also relied upon the assessment by the management of the Company regarding the business and prospects of Calton Homes and also assumed that the financial projections of the Company were reasonably prepared by management on bases reflecting the best currently available estimates and good faith judgments of the future financial performance of Calton Homes. Janney Montgomery did not undertake any independent valuations or appraisals of the real properties or other assets of Calton Homes, nor was it furnished with any such valuations or appraisals. Janney Montgomery also did not undertake any analyses of the liquidation valuation of the Company's Common Stock since the Company does not intend to liquidate. Janney Montgomery's opinion was necessarily based upon economic, market and other conditions as they existed, and could have been evaluated, on the date of its opinion.

     The following summary is a general description of Janney Montgomery's presentation to the Board on August 27, 1998 and does not purport to be a complete description of the analyses performed or matters considered by Janney Montgomery in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Furthermore, Janney Montgomery believes that its analyses must be considered as a whole and that selecting portions of such analyses and the matters considered, without considering all matters and analyses, could lead to inappropriate conclusions. In its analyses, Janney Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. Any estimates of value derived from Janney Montgomery's analyses are not necessarily indicative of future results or actual values, which may be more or less favorable than such estimates. In addition, estimates relating to the value of businesses do not purport to be appraisals nor necessarily reflect the prices at which such businesses may actually be sold. Consequently, since such estimates are inherently subject to uncertainty, neither Janney Montgomery, the Company nor any other Person assumes any responsibility for their accuracy.

ANALYSIS OF OPERATING RESULTS AND FINANCIAL CONDITION

     Janney Montgomery reviewed with the Board of Directors the historical and projected operating performance and financial condition of Calton Homes. The financial information and stock market data reviewed by Janney Montgomery included (a) stock price multiples to historical and estimated earnings; (b) enterprise value (total equity values plus liabilities) to latest twelve months revenues, operating cash flow (earnings before interest, taxes, depreciation and amortization) and pre-tax profits; (c) profit margins and returns on assets and equity; (d) historical and estimated growth rates; and (e) the capitalization of the comparable companies and Calton Homes. Janney Montgomery noted that stock price multiples of the comparable companies ranged from 8x to 13.8x earnings for the most recent twelve month period, 6.9x to 12.5x 1998 most recent estimated earnings and .67x to 2.24x most recent reported book value. Market equity values multiples ranged from .13x to .94x latest twelve months revenues, 1.41x to

9.14x latest twelve months operating cash flow and 3.31x to 12.62x latest twelve months pre-tax profits. Applying the range of multiples of the comparable companies to the appropriate financial information for Calton Homes results in a range of estimated values. Janney Montgomery noted that the range of estimated values is quite broad and concluded that the appropriate range of values was between $35 million and $45 million based on the Company's historical operating results and projected growth.

     DISCOUNTED CASH FLOW. The Company provided forecasts from which Janney Montgomery developed a discounted cash flow model to estimate the values of Calton Homes based upon (i) the present value of the after-tax free cash flow over a three-year three month period from August 31, 1998 through November 30, 2001, (ii) the terminal value of Calton Homes at the end of such period assuming multiples of 8, 9 and 10 times adjusted projected fiscal year 2001 after-tax net income, and (iii) elimination of excess cash. The enterprise value calculated for Calton Homes under the foregoing analyses ranged from $65.2 million to $75.8 million compared to Calton Homes' estimated enterprise value at Closing of $83.5 million and a range of equity values from $41.1 million to $51.8 million compared to $49.6 million for the Company. The discount rate employed in (i) and
(ii) above was 17.5%. The Company's forecasts assumed compound annual growth rate of revenues of 15% and maintenance of historical margins.

     ANALYSIS OF MERGERS AND ACQUISITIONS IN THE HOMEBUILDING INDUSTRY. Janney Montgomery identified 87 pending and completed mergers and acquisitions of residential homebuilding companies since August 24, 1997, but advised the Board of Directors that there was insufficient information to estimate the value of the Company based on these transactions. Most of the acquired companies were private and, consequently, the business and operating performance of the acquired companies or the financial terms of the transaction were not publicly available for 84 of the 87 transactions. The enterprise value to sales multiple was the valuation information most often available but it ranged from .66x to 2.21x net sales. Janney Montgomery indicated that the above analysis should be accorded less weight in light of the absence of comprehensive publicly available information regarding comparable transactions.

     COMPARISON OF PURCHASE PRICE TO HISTORICAL STOCK PRICE. Janney Montgomery reviewed the reported historical market prices and trading volume of the Company's Common Stock for the five-year period ended August 31, 1998. Janney Montgomery indicated that based on average shares outstanding, the total Common Stock value of the Company has not been greater than $49.6 million value since September 23, 1994.

EFFECT OF THE SALE TRANSACTION ON THE COMPANY'S SHAREHOLDERS

     Because the Sale Transaction involves the sale of the outstanding shares of Calton Homes, and not a sale of an equity interest in the Company, the shareholders of the Company will retain their equity interests in the Company following the consummation of the Sale Transaction.

ACCOUNTING TREATMENT OF THE SALE TRANSACTION

     The Sale Transaction is to be reflected in the Company's financial statements as a disposal of a segment of business within the meaning of Accounting Principles Board Opinion No. 30.

FEDERAL INCOME TAX CONSEQUENCES OF THE SALE TRANSACTION

     The Company's tax basis in the common stock of Calton Homes exceeds the Purchase Price. As a result, the Company will realize a loss for federal tax purposes and will incur no federal taxes as a result of the transaction; however, the Company's ability to utilize the loss incurred as a result of the Sale Transaction to offset future taxable earnings may be significantly limited. Shareholders of the Company will experience no direct federal income tax consequences as a result of the Sale Transaction.

REGULATORY CONSIDERATIONS

     Under the Stock Purchase Agreement, the parties' respective obligations to consummate the transactions contemplated by the Stock Purchase Agreement are subject to the expiration or termination of any waiting periods applicable to such transactions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Pursuant to the HSR Act and the rules promulgated thereunder, on or about September __, 1998, Centex and the Company filed notification and report forms. Early termination was granted with respect to the applicable waiting periods as of __________, 1998.

TRANSACTION CHARGES

     The Company expects to incur charges of approximately $2,000,000 to reflect non-recurring costs resulting from the Sale Transaction. Such costs include broker and investment banking, legal, accounting and printing fees and expenses, incentive compensation attributable to the Sale Transaction and other related charges. This amount is a preliminary estimate and subject to change.

                          THE STOCK PURCHASE AGREEMENT

     The following is a summary of certain provisions of the Stock Purchase Agreement, a copy of which is attached hereto as Annex I and is incorporated by reference herein. All references to and summaries of the Stock Purchase Agreement contained in this Proxy Statement are qualified in their entirety by reference to the Stock Purchase Agreement. Shareholders are urged to review the Stock Purchase Agreement in its entirety prior to voting with respect to the approval of the Sale Transaction at the Special Meeting.

GENERAL

     On September 2, 1998, CREC, the Company and Calton Homes entered into the Stock Purchase Agreement, which provides for the sale by the Company of all of the outstanding shares of common stock of Calton Homes to CREC on the terms and conditions set forth therein.

PURCHASE PRICE; HOLDBACK

     The Purchase Price to be paid by CREC for all of the outstanding shares of Calton Homes common stock is $49.6 million, subject to adjustment as described below. CREC deposited $2 million (the "Earnest Money Deposit") with First Union National Bank (the "Escrow Agent") on September 12, 1998 which will be applied to the Purchase Price upon the Closing of the Sale Transaction or returned to CREC if the Stock Purchase Agreement is terminated other than by the Company by reason of a default by CREC (in which case such amount will be delivered to the Company as liquidated damages).

     At the Closing, the remainder of the Purchase Price will be paid in cash, less the Holdback of $3 million which will be deposited into escrow with the Escrow Agent, will be invested and earn interest as may be directed from time to time by the Company and CREC, and will be disbursed to the Company, together with the interest thereon in equal installments on the first and second anniversaries of the date of the Closing, subject to set-off or claims for indemnification as described below under the caption "Indemnification; Set-Off." In the event that the Company elects to liquidate and dissolve within five years from the Closing, it will be required to organize a liquidating trust to secure its indemnity obligations to CREC. The liquidating trust will be funded in the amount of $4 million if created before the first anniversary of the Closing, $3 million if created between the first and second anniversary of the Closing and $2 million if created after the second anniversary of the Closing. Any amounts remaining in the Holdback escrow fund will be applied as a credit against amounts required to be deposited in the liquidating trust.

     The Purchase Price will be reduced or increased by $.20 for each dollar ($1.00) by which the "Book/Tax Difference" (as calculated pursuant to a formula set forth in the Stock Purchase Agreement) of Calton Homes as of November 30, 1998 is greater or less than $9.3 million. An increase in the Book/Tax Difference will result in a decrease in the Purchase Price. A decrease in the BookTax Difference will result in an increase in the Purchase Price.

     The Purchase Price will also be adjusted if, prior to Closing, it is determined that Calton Homes owns, as of November 30, 1998, certain assets which have an adjusted tax basis which exceeds their fair market value. In such event, the Purchase Price will be adjusted in accordance with a formula set forth in the Stock Purchase Agreement.

     The Purchase Price will be increased by one-half of the amount by which the pretax earnings of Calton Homes during the six month period ending November 30, 1998 exceed $5,682,000. If the pretax earnings of Calton Homes during such period are less than $5,682,000, the Purchase Price will be reduced by one-half of such difference.

REPRESENTATIONS AND WARRANTIES

     The Stock Purchase Agreement contains various customary representations and warranties on the part of the Company and Calton Homes relating to (i) the organization of the Company and Calton Homes and other corporate matters, (ii) the authorization, execution, delivery and performance of the Stock Purchase Agreement by the Company and Calton Homes, (iii) consents and approvals to be obtained in connection with the Sale Transaction, (iv) the capitalization of the Company and Calton Homes, (v) the absence of defaults arising from the execution and performance of the Stock Purchase Agreement, (vi) the subsidiaries of Calton

Homes, (vii) the financial statements of Calton Homes, (viii) the absence of undisclosed liabilities, (ix) title to assets and properties, (x) the absence of certain changes and events, (xi) real and personal property, (xii) contracts and agreements, (xiii) litigation, (xiv) compliance with laws, (xv) environmental matters, (xvi) tax matters, (xvii) employee benefit matters, (xviii) labor matters, (xix) directors, officers, employees and bank accounts, (xx) intellectual property rights, (xxi) permits and licenses, (xxii) insurance matters, (xxiii) transactions with affiliates, (xxiv) the absence of certain business practices and (xxv) brokers' and finders' fees.

     The Stock Purchase Agreement also contains various customary representations and warranties on the part of CREC relating to (i) the organization of CREC and other corporate matters, (ii) the authorization, execution, delivery and performance of the Stock Purchase Agreement by CREC,
(iii) brokers' and finders' fees and (iv) investment intent.

CONDUCT OF BUSINESS PENDING THE SALE TRANSACTION

     The Stock Purchase Agreement provides that, until the date of the consummation of the Sale Transaction (the "Closing Date"), the Company and Calton Homes will conduct their businesses in the ordinary course of business and in a manner that is consistent in all material respects with past practice and will use their best efforts to preserve intact their business organizations, and keep available officers and employees of Calton Homes and (subject to specified exceptions) maintain their present relationships with property developers, suppliers, insurers, lessors and licensees and with all governmental authorities and other persons having material business relationships with Calton Homes. Furthermore, until the Closing Date, neither the Company nor Calton Homes will, without the prior written consent of CREC (which will not be unreasonably withheld), take any of the following actions, except in accordance with or as otherwise permitted under the terms of the Stock Purchase Agreement: (i) amend its charter or by-laws except as contemplated by the Stock Purchase Agreement;
(ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other equity securities of, or other ownership interests in, Calton Homes or any of its subsidiaries, or any options, warrants, calls or other rights to acquire any shares of capital stock or other equity securities of, or ownership interests in, Calton Homes or any of its subsidiaries; (iii) sell, lease, transfer or otherwise dispose of any real property or any other material properties or assets of Calton Homes or any of its subsidiaries, other than in the ordinary course of business; (iv) consolidate with, or merge with or into, any corporation or other entity; (v) declare, set aside or pay any dividend or other distribution with respect to the capital stock or other equity interests of, or ownership interests in, Calton Homes; (vi) reclassify, combine, split or subdivide any shares of the capital stock of the Company or Calton Homes; (vii) incur or assume any indebtedness for borrowed money or issue any debentures, notes or other debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee, endorse or otherwise become liable for the obligations of any other person; (viii) make any loans, advances or capital contributions to, or investments in, any other person (other than any direct or indirect wholly owned subsidiary), except in the ordinary course of business and consistent with past practice; (ix) acquire, by merger, consolidation or acquisition of stock or assets, any corporation, partnership or other business organization or division thereof; (x) create or incur any liens upon any material properties or assets of Calton Homes or (other than for permitted encumbrances specified in the Stock Purchase Agreement, except in the ordinary course of business consistent with past practice); (xi) enter into any contracts or commitments or engage in any transactions not in the ordinary course of business and consistent with past practice; (xii) engage in any transactions with any affiliate (other than transactions between Calton Homes and any of its direct or indirect wholly owned subsidiaries), except on terms and conditions at least as favorable to Calton Homes as those that would apply in the case of a similar arm's-length transaction; (xiii) enter into any agreement, arrangement or understanding with any director, officer or key employee of Calton Homes providing for the employment of any such director, officer or employee or any increase in the compensation, severance or termination benefits payable or to become payable by the any such director, officer or key employee or make any loan to or enter into any other material transaction or arrangement with any such director, officer or key employee; (xiv) increase the benefits payable by Calton Homes or any of its subsidiaries under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement; (xv) fail to keep all of the material properties and assets of insurable character of Calton Homes or any of its subsidiaries insured at least to the extent described in or pursuant to the Stock Purchase Agreement, except where such failure could not reasonably be expected to have a material adverse effect; (xvi) cancel or compromise any material claim, waive or release any material rights or change in any material respect or terminate any material contract, except in the ordinary course of business consistent with past practice; (xvii) fail to maintain in full force and effect all material permits that are required in connection with the conduct of the businesses of Calton Homes or any of its subsidiaries (except where the failure to maintain such permits could not reasonably be expected to have a material adverse effect) or sell, transfer, license or otherwise dispose of any material rights or interests under any such permits except in the ordinary course of business consistent with past practice; (xviii) change any significant accounting principles, methods or practices of Calton Homes or any of its subsidiaries, except as required as a result of any mandatory change in accounting standards; (xix) fail to maintain the books and records of Calton Homes or any of its subsidiaries in all material respects in the usual, regular and ordinary manner; (xx) make any tax elections or settle or compromise any income tax liability, except in the ordinary course of business and consistent with past practice; and (xxi) take any action which would cause any representation or warranty of the Company or Calton Homes contained in the Stock Purchase Agreement to be untrue or incorrect in any material respect as of the date when made or (except in the case of representations and warrants made as of a specific date) as of any future date.

NO SOLICITATION; FIDUCIARY OUT

     The Stock Purchase Agreement provides that, until the Closing Date, the Company and Calton Homes will not, and will not permit any of their respective affiliates, directors, officers, agents or other representatives to, initiate any contact with, solicit, encourage or enter into or continue any discussions, negotiations, understandings or agreements with any third party with respect to, or furnish or disclose any non-public information regarding the Company or Calton Homes or their respective businesses to any third party in connection with, any Acquisition Proposal (as defined below). Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the Board based on the advice of counsel, the Company may (i) in response to an unsolicited request therefor, furnish non-public information with respect to the Company or its subsidiaries or their respective businesses to a third party (a "Qualified Third Party") who the Board has reasonably determined is financially able to consummate an Overbid Transaction (as defined below) pursuant to a customary confidentiality agreement and discuss such information (but not any Acquisition Proposal or any non-public information relating to the structure of the Sale Transaction or the other transactions contemplated by the Stock Purchase Agreement, other than any such information which the Company demonstrates was independently developed by the Company or its advisors) and, (ii) upon receipt an Acquisition Proposal from a Qualified Third Party, participate in discussions and negotiations with such Qualified Third Party regarding such Acquisition Proposal if (A) the Company has complied fully and in a timely manner with its obligations to notify CREC of the receipt of the Acquisition Proposal (and the identity of the offeror and the material terms of such proposal), and (B) the Company has delivered to CREC a written notice (an "Overbid Notice") advising it that its Board of Directors has reasonably determined that such Acquisition Proposal, if consummated, would constitute an Overbid Transaction.

     The Company or Calton Homes may enter into an agreement with a Qualified Third Party with respect to an Overbid Transaction if (i) the Company has delivered an Overbid Notice to CREC (after compliance in full with each of the conditions precedent to the delivery of such a notice), (ii) CREC shall not have delivered to the Company within ten (10) calendar days after receipt of such Overbid Notice a written offer (a "Topping Offer") to amend the terms of the Stock Purchase Agreement in order to provide for consideration attributable to the common stock of Calton Homes having a value at least $1,000,000 greater than the value of the consideration provided for under the Acquisition Proposal to which such Overbid Notice relates (which offer shall state that it may not be withdrawn or revoked by CREC unless the Company and CREC do not enter into an amendment to the Stock Purchase Agreement to reflect the acceptance of the Topping Offer within ten (10) calendar days after receipt thereof by the Company), (iii) the terms of the Acquisition Proposal shall not have been modified in a manner adverse to the Company or its shareholders after the date of the Overbid Notice, (iv) the Company and Calton Homes shall have taken all action on their part required in order to cause the $2,000,000 termination fee (the "Termination Fee") previously deposited with the Escrow Agent to be delivered to CREC and (v) the Company and Calton Homes shall have taken all action on their part required to cause the Escrow Agent to deliver the Earnest Money Deposit to CREC (the conditions set forth in clauses (i), (ii), (iii),
(iv) and (v) above being hereinafter collectively referred to as the "Overbid Termination Conditions"). If any Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) of the Company or Calton Homes, whether or not such persons are purporting to act on behalf of the Company, engage in any conduct involving the furnishing of information to, the solicitation of, or participation in discussions or negotiations with, a third party which, if performed by the Company or Calton Homes, would constitute a breach of the provisions of the Stock Purchase Agreement, then, such third party shall not be deemed a Qualified Third Party for purposes of the Stock Purchase Agreement.

     In the event either of the Company or Calton Homes directly or indirectly receives any offer, proposal or inquiry regarding an Acquisition Proposal, the Company is required to notify CREC within two (2) business days after the receipt of such offer, proposal or inquiry and is required in any such notice to CREC to indicate the identity of the offeror and all of the material terms of such offer, proposal or inquiry.

     As used herein, the terms set forth below have the following meanings:

     "Acquisition Proposal" means a proposal by a third party relating to an acquisition of all or any substantial part of the Company or Calton Homes or their respective businesses or any other transaction of a similar nature; provided, however, that the term "Acquisition Proposal" does not include any transaction that would be considered in the ordinary course of business.

     "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to stock or assets subject to the Acquisition Proposal having a fair market value, as determined by an investment banking firm of national standings elected by the Company and reasonably acceptable to CREC, which exceeds the sum of the Purchase Price, the outstanding principal, interest and fees and charges (if any) attributable to the indebtedness of Calton Homes which is to be repaid by CREC at the Closing and $6,000,000 (or, if CREC has delivered a Topping Offer to the Company, the amount of the Topping Offer) by at least $1,000,000 and (ii) the terms and conditions of which (including the amount and value of the consideration attributable to the stock or assets subject to the Acquisition Proposal), are reasonably determined by the Board of Directors or the Company to be, when taken in their entirety, no less favorable to the Company's shareholders than the terms and conditions set forth in the Stock Purchase Agreement.

CERTAIN OTHER COVENANTS

     The Stock Purchase Agreement includes various other covenants, including, but not limited to, covenants that (i) give CREC and its representatives the rights to perform a due diligence investigation of the business, prospects, financial condition and results of operations of Calton Homes and to be afforded access to its books, records and other documents; (ii) require the parties to use their reasonable best efforts to take all actions necessary to consummate the transactions contemplated by the Stock Purchase Agreement; (iii) require the Company to notify CREC promptly of certain pending or threatened legal actions or other matters which relate to the transactions contemplated by the Stock Purchase Agreement or which are likely to have a material adverse effect on the business, prospects, properties, financial condition or results of operations of the Company; (iv) require the Company to supplement the disclosure made to CREC pursuant to the Stock Purchase Agreement; (v) require the Company to deliver certain legal opinions and officers' certificates one day prior to Closing; (vi) require CREC to repay in full certain indebtedness of Calton Homes (estimated to be approximately $22.5 million at the Closing); (vii) require Calton Homes to provide CREC at Closing evidence that all liability and other insurance policies maintained by it will remain in full force and effect following the Closing and, if requested, to deliver certain title policies to CREC; (viii) require Calton Homes to enter into employment agreements with up to six persons presently employed by it in a form and content acceptable to CREC; (ix) require the Company to transfer to CREC the right to use the name "Calton Homes" and all names similar thereto (except Calton, Inc. and Calton Homes of Florida, Inc.);
(x) require the Company to obtain resignations of directors and officers of Calton Homes specified by CREC; (xi) require Calton Homes to divest itself of any subsidiaries prior to the Closing; (xii) require CREC to take all reasonable steps to procure the release of the Company and its affiliates from all liabilities and obligations which relate to subdivision improvement bonds or other financial security (or to indemnify the Company and such affiliates if any of such releases cannot be obtained); and (xiii) require the Company, Calton Homes and CREC to cooperate, after the Closing, with respect to certain tax matters, including the preparation and filing of tax returns and an election to apportion $500,000 of the Company's net loss carryforwards to Calton Homes.

     The Company and CREC have agreed that to the extent that the cost of performing warranty work on homes delivered by Calton Homes prior to the closing exceeds the amount reserved for such work on the Calton Homes balance sheet as of November 30, 1998, the Company will pay to CREC the amount of such excess.

     Pursuant to the Stock Purchase Agreement, the Company has sublet its interest as a tenant in its corporate offices to Calton Homes. CREC has agreed that subsequent to the Closing, Calton Homes will resublet a small portion of such office space to the Company on a month to month basis.

CONDITIONS TO THE CLOSING

     The Stock Purchase Agreement provides that the respective obligations of the parties to the Stock Purchase Agreement to consummate the transactions contemplated thereby are subject to the fulfillment of, among others, the following conditions: (i) the Stock Purchase Agreement will have been approved by the requisite vote of the holders of the Common Stock and (ii) any waiting period applicable to such transactions under the HSR Act will have terminated or expired.

     The obligations of CREC to consummate the transactions contemplated by the Stock Purchase Agreement will be subject to the fulfillment of the following conditions (any one or more of which may be waived by CREC): (i) each of the representations and warranties of the Company and Calton Homes contained in the Stock Purchase Agreement and related documents will be true and correct as of the Closing Date as if made on such date, except to the extent that such representations and warranties relate to an earlier date; (ii) the Company and Calton Homes will have performed and complied with all agreements and conditions contained in the Stock Purchase Agreement which are required to be performed or complied with by them prior to or at the Closing; (iii) the Company and Calton Homes will have delivered to CREC certain certificates and other closing documents including legal opinions, title policies (if requested) (iv) Calton Homes shall have entered into certain employment agreements with individuals designated by CREC; (v) the Company, Anthony J. Caldarone and his wife, Joyce P. Caldarone, shall have entered into non-competition agreements with; (vi) the Company and Calton Homes shall have delivered the resignations of the directors and officers of Calton Homes identified by CREC, (vii) all consents, registration, filings and notices required in connection with the transactions contemplated by the Stock Purchase Agreement shall have been obtained, (viii) the absence of any action, suit or proceeding before any federal or state court or other government entity, (ix) the absence of any action, suit or proceeding before any federal or state court or other government authority shall be instituted or threatened which, in CREC's reasonable judgment, shall have the effect or be expected to have the effect of (a) making illegal, impeding or otherwise restraining the transactions contemplated by the Stock Purchase Agreement, (b) resulting in the payment of damages in excess of $1 million by Calton Homes, any of its subsidiaries or CREC as a result of or in connection with the Sale Transaction, (c) imposing any material limitations on the ownership or operation by Calton Homes of any substantial portion of its business or assets or compelling Calton Homes or CREC to dispose of or hold separate any substantial part of its business or assets, or (d) imposing any material limitations on the ability of CREC to exercise full rights of ownership with respect to the common stock of Calton Homes or compelling CREC to dispose of such stock, (x) the properties and assets of Calton Homes shall not have been adversely affected in a material manner as the result of any casualty, disaster, accident, government event, act of God or public enemy, (xi) the absence of any material adverse change in the condition of the assets or properties of Calton Homes or the financial condition of Calton Homes, (xii) the due diligence investigation of Calton Homes by CREC shall be satisfactory to CREC in its reasonable discretion and (xiii) all employees of Calton Homes identified by CREC shall, unless otherwise agreed, remain as employees of Calton Homes following the Closing.

     The obligations of the Company and Calton Homes to consummate the transactions contemplated by the Stock Purchase Agreement will be subject to the fulfillment of the following conditions (any one or more of which may be waived by the Company): (i) each of the representations and warranties of CREC contained in the Stock Purchase Agreement and related documents will be true and correct in all material respects as of the Closing Date as if made on such date;
(ii) CREC will have performed and complied in all material respects with all agreements and conditions contained in the Stock Purchase Agreement which are required to be performed or complied with by it prior to or at the Closing;
(iii) CREC will have delivered the certificates and other closing items, including a legal opinion the Purchase Price and an executed Consulting Agreement; (iv) any waiting period applicable to the consummation of the Sale Transaction under the HSR Act shall have expired or terminated; and (v) the absence of any pending or threatened suit or proceeding before any federal or state court or other governmental authority which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by the Stock Purchase Agreement or which in the reasonable judgment of the Company, shall have the effect or be expected to have the effect of resulting in the payment of damages in excess of $1 million by the Company as a result of or in connection with the Sale Transaction.

INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS

     The Stock Purchase Agreement provides that the Company will jointly and severally indemnify and hold harmless CREC and its affiliates (including Calton Homes after the Closing), and their directors, officers, agents and other representatives for, from and against all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including all court costs and reasonable attorneys' fees) suffered or imposed or incurred by any of the foregoing persons as a result of or relating to (i) the breach or alleged breach by the Company or Calton Homes of their representations, warranties, covenants or agreements contained in the Stock Purchase Agreement (the "CREC Stock Purchase Agreement Claims") (ii) any transaction, activity, liability or obligation or the Company or Calton Homes that occurs or arises out of actions or events occurring prior to the Closing Date or (iii) any and all taxes arising out of the transactions contemplated by the Stock Purchase Agreement; provided, however, that except for claims based on fraud or intentional misrepresentation and certain specified representations, the Company will only be obligated to indemnify the foregoing persons if the aggregate of all CREC Stock Purchase Agreement Claims exceeds $50,000.

     The Stock Purchase Agreement also provides that CREC will indemnify and hold harmless the Company and its respective affiliates, directors, officers, agents and other representatives for, from and against all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including all court costs and reasonable attorneys' fees) which any of the foregoing persons may suffer or incur as a result of or relating to (i) the breach or inaccuracy by CREC of its representations, warranties, covenants or agreements contained in the Stock Purchase Agreement or (ii) any transaction, activity, liability or obligation of CREC of Calton Homes after the Closing Date, excluding any liability, cost or expense incurred by the Company as a result of actions taken by CREC or Calton Homes to enforce their rights under the Stock Purchase Agreement (the "Company Stock Purchase Agreement Claims").

     The representations and warranties made by the Company and Calton Homes in the Stock Purchase Agreement will survive the Sale Transaction and continue in effect after the Closing Date.

TERMINATION

     The Stock Purchase Agreement may be terminated at any time prior to the Closing (except when a shorter period is indicated), as follows:

     (a)  by the mutual written consent of CREC, the Company and Calton Homes.

     (b) by either CREC or the Company if: (i) any federal or state court or other governmental authority issues an order, writ, injunction, judgment or decree which has the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated by the Stock Purchase Agreement and such order, writ, injunction, judgment or decree becomes final and non-appealable; or (ii) the Closing shall not have occurred by March 31, 1999; provided that in each case the party terminating has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it under the Stock Purchase Agreement.

     (c) by CREC if: (i) CREC has determined, in its reasonable discretion, that approval of the Sale Transaction by the Company's Shareholders is unlikely to be fulfilled within a reasonable period of time; provided, however, that CREC may only terminate the Stock Purchase Agreement under such circumstances if it delivers a written notice of termination to the Company prior to the Closing but subsequent to the later of that date which is 40 days following the date of this Proxy Statement or 30 days following the date of the resolicitation by the Company of the approval of its shareholders of the Sale Transaction;
          (ii) the Company has failed to deliver to CREC the officers' certificate or opinion of counsel required by the Stock Purchase Agreement; (iii) ten (10) calendar days shall have elapsed after the delivery by the Company of an Overbid Notice to CREC and CREC has not made a Topping Offer, unless the Company shall have notified CREC in writing prior to such time that it has irrevocably determined not to participate in any further discussions or negotiations with any Third Party with respect to the Acquisition Proposal that was the subject of such notice; (v) the Company shall have become a proponent or co-proponent of any plan of reorganization under the Bankruptcy Code; (vi) there shall have been any violation or breach on the part of the Company or Calton Homes of any covenant or agreement contained in the Stock Purchase Agreement and such violation or breach has not been waived by CREC (subject to materiality and the right to cure in certain instances); (vii) there shall have been any violation or breach by the Company or Calton Homes of any representation or warranty contained in the Stock Purchase Agreement, which, in the reasonable judgment of CREC, has resulted or is reasonably expected to result in any Claims by CREC in an aggregate amount exceeding $1,500,000; and (ix) CREC determines not to close the Stock Purchase Agreement because it is not reasonably satisfied with the results of its due diligence investigation; provided that CREC delivers a written notice of such termination to the Company by October 23, 1998. CREC may exercise its rights to terminate the Stock Purchase Agreement under certain circumstances only if it has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

     (d) by the Company and Calton Homes jointly if: (i) all of the Overbid Termination Conditions shall have been satisfied; (ii) there shall have been any violation or breach by CREC of any covenant or agreement contained in the Stock Purchase Agreement which shall have not been cured within twenty (20) days after receipt by CREC of notice of such violation or breach from the Company; (iii) there shall have been any violation or breach by CREC of any representation or warranty contained in the Stock Purchase Agreement which has resulted or its reasonably expected to cause the Company to result in claims by the Company in an aggregate amount exceeding $1,500,000; (iv) notwithstanding good faith efforts on the part of the Company, approval by the Company's Shareholders of the Sale Transaction has not been obtained as of the Closing Date; or (v) the Sale Transaction has not been consummated prior to or on March 31, 1999; provided the Company and Calton Homes may exercise their right to terminate the Agreement under certain circumstances only if they have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them pursuant to the Stock Purchase Agreement.

     In the event that the Stock Purchase Agreement is terminated as provided above, such agreement will become void and of no further force or effect, and there will be no liability thereunder on the part of any party or its affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that certain provisions of the Stock Purchase Agreement, including, but not limited to the obligation of the Company to pay the Termination Fee as described below and the obligations described under "--Expenses" below, will survive any termination of the Stock Purchase Agreement. Nothing contained in the Stock Purchase Agreement will relieve any party from liability for a breach of the Stock Purchase Agreement.

     The Company has deposited into escrow with the Escrow Agent a $2,000,000 Termination Fee. If the Stock Purchase Agreement is terminated, the Termination Fee will be payable to CREC except for a termination (i) by mutual written consent of CREC, the Company and Calton Homes; (ii) by any party as a result of the issuance by a court or governmental authority of any order, court judgment or decree which has the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated by the Stock Purchase Agreement and which shall have become final and nonappealable; or (iii) by the Company as a result of a violation or breach of the Stock Purchase Agreement by CREC.

     Payment of the Termination Fee to CREC will constitute the payment of liquidated damages to CREC as CREC's sole and exclusively remedy under the Stock Purchase Agreement, except in the case of certain covenant breaches by the Company or Calton Homes (in which case CREC will be entitled to all remedies available at law and in equity).

EXPENSES

     The Stock Purchase Agreement provides that, except as expressly provided therein, all fees and expenses incurred in connection with the Stock Purchase Agreement or the other transactions contemplated thereby will be paid by the party incurring such fees and expenses.

AMENDMENT OR WAIVER

     The Stock Purchase Agreement provides that the terms and provisions thereof may be modified or amended only by a written instrument executed by each of the parties, and compliance with any term or provision thereof may be waived only by a written instrument executed by each of the parties entitled to the benefits of such term or provision.


                               RELATED AGREEMENTS

CONSULTING AGREEMENT

     The Company and CREC have agreed that at the Closing they will enter into a Consulting Agreement pursuant to which CREC will engage the Company, for a term of four years, to provide certain consulting services to it including information, advice and recommendations with respect to the homebuilding market in New Jersey and Pennsylvania. In addition, the Company has agreed to use it best efforts to identify corporate acquisition candidates and other business opportunities for CREC and Calton Homes in New Jersey and Pennsylvania, and upon CREC's request, to assist CREC and Calton Homes in (i) obtaining development entitlements for land, (ii) marketing and promotional activities, (iii) procuring goods and services from third parties and (iv) locating, screening, interviewing and recommending compensation levels for prospective employees. The Company has agreed that it will not provide similar services to others in New Jersey or Pennsylvania during the term of the Consulting Agreement and for a four year period after the expiration of the term of the Consulting Agreement.

     The Consulting Agreement requires Anthony J. Caldarone, the Company's Chairman, President and Chief Executive Officer to participate in the performance of the consulting services to CREC for so long as he remains employed by or associated with the Company.

     In consideration for the services to be provided by the Company under the Consulting Agreement, CREC will be required to pay the Company a consulting fee of $1.5 million per year, payable in equal quarterly installments; provided, however, that if at any time during the fourth year of the Consulting Agreement Mr. Caldarone is not employed by or otherwise associated with the Company the total compensation payable to CREC to the Company for such fourth year will be prorated (but in no event below $750,000).

VOTING AGREEMENT

     Anthony J. Caldarone and his wife, Joyce P. Caldarone, have entered into a voting agreement with CREC pursuant to which they have agreed to vote all shares of Common Stock owned by them in favor of the Sale Transaction and against any other Acquisition Proposal or any other action or agreement that directly or indirectly is inconsistent with the Stock Purchase Agreement or the Sale Transaction or that is reasonably likely to impede, interfere with or delay the Sale Transaction or the other transactions contemplated by the Stock Purchase Agreement; provided however, that the obligations of Mr. and Mrs. Caldarone set forth in the Voting Agreement become null and void if (i) all of the Overbid Termination Conditions shall have been satisfied, (ii) the Company shall have terminated the Stock Purchase Agreement and (iii) CREC shall have received the Termination Fee and Earnest Money Escrow Deposit. As of September 1, 1998, Mr. & Mrs. Caldarone owned an aggregate of 4,278,218 shares of Common Stock, representing approximately 16% of the Company's outstanding Common Stock.

NON-COMPETITION AGREEMENTS

     The obligation of CREC to consummate the Stock Purchase Agreement is conditioned upon the execution and delivery by the Company at the closing of a Non-Competition Agreement ("Non-Competition Agreement") pursuant to which the Company will agree that until the fourth anniversary of the date on which the Consulting Agreement expires, it will not participate in the provision of homebuilding services, directly or indirectly, in Pennsylvania or New Jersey, either through any form of ownership (except the ownership of up to 5% of a publicly held corporation) or as a principal, agent, employee, employer, advisor, consultant, lender, partner or any other capacity whatsoever. The Company will, however, be permitted to provide second or wraparound mortgage financing to certain small homebuilding companies on a project by project basis. Any such financing may include participating mortgages; provided however, that the Company shall be prohibited from obtaining as a result of such financings or any foreclosures, deeds in lieu of foreclosure or other enforcement proceeding an interest in the equity, capital or profits of any homebuilding company in excess of ten percent (10%), and from directly or indirectly participating in the management of control of any such company. The Company may, in order to preserve its investment if a borrower defaults, acquire a project or projects owned by such defaulting borrower, but following its acquisition, the Company
(i) may not expand any such project beyond the investment therein at acquisition (except as necessary to prevent further loss or to fulfill contracts to build and deliver homes), (ii) must provide CREC a right of first refusal if the Company is presented with an offer to buy and (iii) must fully dispose of any such project within 12 months.

     CREC's obligation to consummate the Stock Purchase Agreement is also conditioned upon the execution and delivery by Anthony J. Caldarone at the closing of a Non-Competition Agreement having terms which are substantially the same as the terms of the Non-Competition Agreement described above.

              PLANS FOR THE COMPANY FOLLOWING THE SALE TRANSACTION

GENERAL

     The Sale Transaction is part of a strategic plan designed to enhance shareholder value. If the Sale Transaction is consummated, the Company intends to (i) initiate a significant stock repurchase program, (ii) shift the Company's business focus to providing various services to participants in the homebuilding industry and (iii) seek to invest in, acquire or combine with one or more operating businesses within or outside of the homebuilding industry. Additional detail regarding the Company's proposed activities are provided below. If the Company is not successful in implementing its strategic plan, its Board of Directors may elect to liquidate and dissolve the Company.

     The Company estimates that immediately after the Closing of the Sale Transaction (and before giving effect to its proposed stock repurchase program), it will have net assets, excluding the amount of the Holdback, of approximately $46 million consisting primarily of cash and cash equivalents. In addition, the Company will enter into the Consulting Agreement with CREC which will provide for payments of $1.5 million per year for four years (subject to potential adjustment in the fourth year). The Company anticipates ongoing general and administrative expenses of approximately $100,000 per month following the Closing. Pending the implementation of the strategic plan that the Company intends to pursue following the Sale Transaction, the Company's cash will be invested as management of the Company deems prudent, which may include, but will not be limited to, mutual funds, money market accounts, stocks, bonds or United States government or municipal securities; provided, however, that the Company will attempt to invest the net proceeds and conduct its activities in a manner which will not result in the Company being deemed to be an investment company under the 1940 Act or a personal holding company for federal income tax purposes. In this regard, while the foregoing investments are intended to be temporary (i.e., for the period during which the Company is implementing its strategic plan), any such investments deemed by the Securities and Exchange Commission not to be temporary, may result in the Company being required to register as an investment company. See "Certain Risk Factors."

     If within 18 months from the date of the Closing, the Company has not redeployed a substantial portion of the sale proceeds, or developed a plan to redeploy a substantial portion of the proceeds within a reasonable time frame, the Company will be liquidated and dissolved.

STOCK REPURCHASE PROGRAM

     The Company plans to use a portion of the proceeds of the Sale Transaction to fund a stock repurchase program (the "Stock Repurchase Program") pursuant to which it will seek to acquire up to 10,000,000 shares of its Common Stock over a 12 month period. The Company expects to purchase shares from time to time in privately negotiated transactions or in open market purchases. The timing and number of shares purchased will depend on a variety of factors, including market price. The Company plans to implement the Stock Repurchase Program in a manner that will not adversely affect the liquidity of the Common Stock. The Company anticipates that there will still be a sufficient number of shares outstanding and publicly traded following the completion of the Stock Repurchase Program to ensure a continued trading market in its Common Stock.

CONSULTING, INVESTMENT AND ADVISORY SERVICES

     If the Sale Transaction is consummated, the Board of Directors intends to shift the Company's primary business focus to providing various services to participants in the homebuilding industry, including consulting services (including the consulting services to be provided to CREC pursuant to the

Consulting Agreement), equity and debt financing and financial advisory services. The Company's management believes that emerging growth of small to middle market companies will provide an opportunity which may enable the Company to realize returns on its equity which exceed those which can currently be achieved through direct participation in the homebuilding industry in New Jersey and Pennsylvania. Management believes that these objectives can be achieved by:

     o Providing consulting services to CREC and other participants in the homebuilding industry as permitted by the Consulting Agreement and its non-competition agreement with CREC;

     o Investing in both equity and debt securities, generally of homebuilders and real estate companies operating in diverse geographic areas;

     o Underwriting project financing for emerging growth homebuilders with participation from institutional investors to provide for additional leverage;

     o Providing advisory services and investment capital in connection with workouts, restructurings, recapitalizations and mergers and acquisitions;

     o    Acquiring and selling companies; and

     o Administering Calton's existing real estate subsidiaries and utilizing, to the extent possible, the Company's net loss carryforwards.

     The Company believes that its experience with workouts, restructurings, recapitalizations and mergers and acquisitions, as well as its extensive experience in direct homebuilding in various geographic markets, makes it uniquely qualified to provide the types of services described above. The Non-Competition Agreement will limit the scope of the activities that can be conducted by the Company in New Jersey and Pennsylvania. See "Related Agreements-Non-Competition Agreements."

ACQUISITIONS AND BUSINESS COMBINATIONS

     The Company will seek to enhance shareholder value, if the Sale Transaction is consummated, by investing in, acquiring or combining with one or more operating businesses within or outside of the homebuilding industry. Such activities could include the acquisition of an entire company or companies, or divisions thereof, either through a merger or a purchase of assets, as well as an investment in the securities of a company or companies, or alternatively, a combination with another business in which the Company would not be the surviving corporation. The Company has not entered into any substantive negotiations concerning such acquisitions or investments. There can be no assurance that the Company will be successful in such efforts, and the redeployment of the Company's assets into new investment and businesses entails risk to its shareholders. In addition, the scope of the Company's activities will be limited by the Non-Competition Agreement. See "Certain Risk Factors."

MANAGEMENT OF COMPANY AFTER SALE TRANSACTION

     If the Sale Transaction is consummated, substantially all of the employees of Calton Homes will continue their employment with Calton Homes after the Closing. Robert A. Fourniadis, who currently serves as Senior Vice President -Legal and Secretary of the Company, will remain as an employee of Calton Homes. Anthony J. Caldarone will resign as an officer, director and employee of Calton Homes at or prior to the Closing and remain as the Company's Chairman, President and Chief Executive Officer. It is anticipated that Bradley A. Little will resign as an officer, director and employee of Calton Homes at or prior to the Closing and remain as the Company's Senior Vice President-Finance, Treasurer and Chief Financial Officer. Mary H. Magee, who currently serves as Assistant Secretary of the Company, will become Secretary of the Company if the Sale Transaction is consummated. Following the Closing, the Company expects to have approximately five employees. In addition, the Company expects to engage consultants from time to time on an as needed basis.

     No changes are expected to be made to the Company's Board of Directors following the Sale Transaction.


             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
            (dollars in thousands, except per share data and ratios)

     The following tables set forth selected historical consolidated financial information of the Company. The selected statement of operations data and balance sheet data for each of the years in the period ended November 30, 1997 and the six month periods ended May 31 and November 30, 1993 have been derived from the audited consolidated financial statements for the respective periods. The selected historical consolidated financial data for the six months ended May 31, 1998 is derived from unaudited consolidated financial statements, which in the opinion of management, include all material adjustments considered necessary for fair presentation of the results of the interim periods. The results for the six months ended May 31, 1998 are not necessarily indicative of the results for the full year. The selected historical consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the Consolidated Financial Statements and related notes and management's discussion and analysis of financial condition and results of operations included in the documents which have been delivered with, and incorporated by reference in this Proxy Statement. In light of the effects of fresh-start accounting under SOP 90-7 and the Company's reorganization in May 1993, the Company's results for periods ending on or prior to May 31, 1993 are not comparable with results experienced by the Company in subsequent periods and are separated by a black line.


SELECTED OPERATING DATA
                                                 SIX                                                          SIX       |    SIX
                                                MONTHS                                                       MONTHS     |   MONTHS
                                                ENDED                YEARS ENDED NOVEMBER 30,                 ENDED     |    ENDED
                                               MAY 31,     ----------------------------------------------  NOVEMBER 30, |   MAY 31,
                                                1998         1997        1996        1995         1994        1993      |    1993
                                              ---------    ---------   ---------   ---------    ---------   ---------   | ---------
                                                                                                                        |
   Revenues ...............................   $  30,743    $ 126,588   $ 122,435   $ 180,843    $ 168,723   $  83,351   | $  76,555
   Gross profit ...........................       4,302       16,169      16,790      19,560       28,984      15,878   |     4,867
   Income (loss) from operations ..........         305          491       1,837      (1,225)       8,595       5,560   |   (15,593)
   Income (loss) before income taxes                                                                                    |
     and extraordinary gain ...............        (234)         323       1,031      (2,307)       6,560       4,756   |   (56,494)
   Income (loss) before                                                                                                 |
     extraordinary gain ...................        (131)         114         453      (3,138)       4,193       2,872   |   (56,494)
                                                                                                                        |
   Net income (loss) ......................        (131)       1,377         453      (3,138)       4,193       2,872   |     1,817
   Basic and diluted income (loss)                                                                                      |
     per share before                                                                                                   |
     extraordinary gain ...................        (.00)         .00         .02        (.12)         .16         .11   |     (1.67)
                                                                                                                        |
                                                                                                                        |
   Basic and diluted net income                                                                                         |
     (loss) per share .....................        (.00)         .05         .02        (.12)         .16         .11   |       .05



SELECTED BALANCE SHEET DATA
                                                                                 AT NOVEMBER 30,
                                              AT MAY 31,   ----------------------------------------------------------
                                                 1998         1997        1996        1995         1994        1993
                                              ---------    ---------   ---------   ---------    ---------   ---------
   Total ..................................   $  76,862    $  67,587   $  88,757   $  91,416    $ 122,144   $ 110,930

   Total debt .............................      27,905       20,559      43,945      46,227       69,398      62,792

   Shareholders' equity ...................      32,676       32,850      28,086      27,013       29,045      23,893



                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

     The following unaudited pro forma condensed consolidated financial information gives effect to (i) the Sale Transaction, (ii) the sale of the Company's homebuilding assets in Florida which was effected as of November 30, 1997 and (iii) the Stock Repurchase Program (assuming that the Company repurchases 10,000,000 shares of Common Stock) as if such transactions had occurred on May 31, 1998 for balance sheet data and December 1, 1996 and 1997 for statement of operations data. These pro forma financial statements are presented for illustrative purposes only, and are not necessarily indicative of the operating results and financial position that might have been achieved had the transactions described above occurred on the dates indicated, nor are they necessarily indicative of operating results and financial position which may occur in the future.

     The condensed consolidated historical statements of operations data for the periods presented are derived from the historical financial statements of the Company. These pro forma statements should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997 and quarterly report on Form 10-Q for the six month period ended May 31, 1998 incorporated by reference to this Proxy Statement. The historical financial statements as of and for the six months ended May 31, 1998 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and, in the opinion of the Company's management, include all adjustments necessary for a fair presentation of information for such periods.

                                                      CALTON, INC.

                                       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                                     BALANCE SHEET

                                                   AS OF MAY 31, 1998
                                                     (IN THOUSANDS)
                                                                                        Pro Forma
                                                               --------------------------------------------------------------
                                                                                                 Stock      Post Transaction/
                                                  Historical   Impact of Sale      Post        Repurchase    Stock Repurchase
                                                  (unaudited)  Transaction(1)   Transaction     Program         Balances
                                                  -----------  --------------   -----------   ------------  ----------------
ASSETS
    Cash ......................................    $  3,903     $ 44,600(2)      $ 44,672     $ (8,750)(5)      $ 35,922
                                                                  (3,831)
    Receivables ...............................       5,238       (4,753)           3,485         --               3,485
                                                                   3,000(3)          --
    Inventories ...............................      62,505      (62,505)                         --                --
    Commercial land ...........................       1,351         --              1,351         --               1,351
    Deferred financing fees ...................       2,375       (2,375)            --           --                --
    Prepaids and other assets .................       1,490         (942)             548         --                 548
                                                   --------     --------         --------     --------          --------
TOTAL ASSETS ..................................    $ 76,862     $(26,806)        $ 50,056     $ (8,750)         $ 41,306
                                                   ========     ========         ========     ========          ========

LIABILITIES & EQUITY

LIABILITIES
    Purchase money mortgages ..................    $  3,045     $ (3,045)        $   --       $   --            $   --
    Revolving credit agreement ................      25,000      (25,000)            --           --                --
    Warrants ..................................        (140)        --               (140)         140(6)           --
                                                   --------     --------         --------     --------          --------
    Total debt ................................      27,905      (28,045)            (140)         140              --
    Accounts payable and accrued liabilities  .      16,281      (13,808)           2,473         --               2,473
                                                   --------     --------         --------     --------          --------
Total liabilities .............................      44,186      (41,853)           2,333          140             2,473
                                                   --------     --------         --------     --------          --------

EQUITY
    Common stock ..............................         267         --                267         (100)              167
    Paid in capital ...........................      26,783        6,320(4)        33,103       (8,650)           24,453
    Retained earnings .........................       5,626        8,727(4)        14,353         (140)           14,213
                                                   --------     --------         --------     --------          --------
      Total equity ............................      32,676       15,047           47,723       (8,890)           38,833
                                                   --------     --------         --------     --------          --------
TOTAL LIABILITIES & EQUITY ....................    $ 76,862     $(26,806)        $ 50,056     $ (8,750)         $ 41,306
                                                   ========     ========         ========     ========          ========
Fully Diluted Book Value Per Share ............    $   1.07(7)                   $   1.56(7)                    $   1.89(5)(7)
                                                   ========                      ========                       ========
---------------

NOTES:

(1)  Bracketed amounts reflect the balances of Calton Homes, Inc. included in the sale.

(2)  Net cash received at closing resulting from $49.6 million in gross proceeds less $2.0 million of estimated closing costs and a $3.0 million holdback.

(3)  Holdback amount.

(4)  Pro forma book tax provision in lieu of income taxes and the net gain on the transaction.

(5)  Assumes 10,000,000 shares are repurchased at market value ($.875 per share as of September 16, 1998).

(6)  Write off of unamortized value of warrants.

(7)  Based upon 26,743,804 shares outstanding as of August 31, 1998, and a total of approximately 3,800,000 options and warrants.

                                                    ---------------

     THE PRO FORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND
REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS
SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTION.

                                      -37-


                                         CALTON, INC.

                          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                   STATEMENT OF OPERATIONS

                            FOR THE SIX MONTHS ENDED MAY 31, 1998

                                        (IN THOUSANDS)

                                                       Impact of Sale        Pro forma
                                       Historical        Transaction         Results (1)
                                      ------------       -----------         ----------
                                      (unaudited)
Revenues.............................    $30,743          $(26,135)           $ 4,608(2)
                                         -------          --------            -------
Costs and Expenses
  Cost of revenues...................     26,441           (22,042)             4,399(2)
  Selling, general & administrative..      3,997            (3,397)               600(3)
                                         -------          --------            -------
                                          30,438           (25,439)             4,999
                                         -------          --------            -------
Income (loss) from operations........        305              (696)              (391)
Other charges (credits)
  Interest expense, net..............        539              (506)                33
  Other income.......................         --               --  (4)            --
                                         -------          --------            -------
Loss before income taxes.............       (234)             (190)              (424)
Benefit in lieu of income taxes......       (103)              (84)              (187)
                                         -------          --------            -------
Net loss.............................    $  (131)         $   (106)           $  (237)
                                         =======          ========            =======
Basic and diluted loss per share.....    $  (.00)                             $  (.01)
                                         =======                              =======
Weighted average number of shares
  outstanding........................     26,667                               16,667(5)
                                         =======                              =======


NOTES:
-------
(1) Excludes impact of $1.5 million per annum consulting agreement and impact of the return on investment of the remaining capital for the ongoing business.

(2)  Reflects the sale of two parcels of commercial land.

(3) Expense level based upon estimated costs of approximately $1.2 million per annum for the ongoing business.

(4)  Excludes the potential impact from the exercise of stock options.

(5)  Assumes 10,000,000 shares are repurchased.

     THE PRO FORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTION.



                                                    CALTON, INC.

                                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                              STATEMENT OF OPERATIONS

                                    FOR THE FISCAL YEAR ENDED NOVEMBER 30, 1997

                                                   (IN THOUSANDS)

                                                                                     Pro Forma
                                                             -----------------------------------------------------
                                                             Impact of Sale     Impact of Florida        Pro Forma
                                              Historical       Transaction       Sale Transaction       Results (1)
                                              ----------       -----------       ----------------       ----------
Revenues.................................       $126,588        $ (69,291)          $ (56,448)           $   849(2)
                                                --------        ---------           ---------            -------
Costs and Expenses
  Cost of revenues.......................        110,419          (59,360)            (50,059)             1,000(3)
  Selling, general and administrative....         14,928           (8,024)             (5,704)             1,200(4)
  Impairment of assets...................            750             (750)                --                 --
                                                --------        ---------           ---------            -------
                                                 126,097          (68,134)            (55,763)             2,200
                                                --------        ---------           ---------            -------
Income (loss) from operations............            491           (1,157)               (685)            (1,351)
Other charges (credits)
  Interest expense, net..................          1,264             (697)               (309)               258 (5)
  Other income...........................         (1,096)              --  (7)            --              (1,096)(6)
                                                --------        ---------           ---------            -------
Income (loss) before income taxes........            323             (460)               (376)              (513)
Provision for income taxes...............            209             (299)               (244)               334
                                                --------        ---------           ---------            -------
Net income (loss)........................       $    114        $    (161)          $    (132)           $  (179)
                                                ========        =========           =========            =======
Basic and diluted income (loss) per
  share..................................       $    .00                                                 $  (.01)
                                                ========                                                 =======
Weighted average number of shares
  outstanding............................         26,567                                                  16,567(8)
                                                ========                                                 =======

NOTES:
-------
(1) Excludes impact of $1.5 million per annum consulting agreement and impact of the return on investment from the remaining capital for the ongoing business.

(2) Primarily revenues from the delivery of homes from a discontinued operation.

(3) Primarily cost of revenues from the delivery of homes from a discontinued operation.

(4) Expense level based upon estimated costs of approximately $1.2 million per annum for the ongoing business.

(5)  Interest incurred by discontinued operation.

(6) Includes $571,000 of pretax interest income on a tax refund related to prior years and $525,000 of pre-tax income from the collection of a note previously reserved.

(7)  Excludes the potential impact from the exercise of stock options.

(8)  Assumes 10,000,000 shares are repurchased.

     THE PRO FORMA FINANCIAL INFORMATION SET FORTH ABOVE WAS PREPARED IN ACCORDANCE WITH THE APPLICABLE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION AND IS NOT INTENDED TO REFLECT A PROJECTION OF FUTURE RESULTS SUBSEQUENT TO THE CLOSING OF THE SALE TRANSACTION.

                      MARKET PRICE AND DIVIDEND INFORMATION

     Calton Common Stock is traded on AMEX under the symbol CN. The following table shows the high and low sales prices for the Common Stock as reported by AMEX for the periods indicated.

                       FISCAL 1998                     HIGH        LOW
                                                       ----        ----
First Quarter..................................        $5/8       $7/16
Second Quarter.................................         7/8         1/2
Third Quarter..................................         3/4        9/16
Fourth Quarter (through September 16, 1998)....       1-1/8        9/16

                       FISCAL 1997                     HIGH         LOW
                                                       ----        ----
First Quarter..................................        7/16         1/4
Second Quarter.................................        7/16         1/4
Third Quarter..................................       11/16         3/8
Fourth Quarter.................................         5/8        7/16

                       FISCAL 1996                     HIGH         LOW
                                                       ----        ----
First Quarter..................................        7/16        5/16
Second Quarter.................................         3/4         3/8
Third Quarter..................................         1/2        5/16
Fourth Quarter.................................         3/8         1/4



     On September 16, 1998, there were approximately 628 record holders of the Company's Common Stock. On that date, the last sale price for the Common Stock as reported by AMEX was $7/8. The Company did not pay any dividends on its Common Stock during fiscal 1997 or 1996 or the nine month period ended August 31, 1998. The Company's credit facility prohibits the payment of dividends.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to each person who, as of September, 1998, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934, as amended) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                            AMOUNT AND NATURE OF      PERCENT OF
NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP        CLASS
------------------------                    --------------------      ----------
Anthony J. Caldarone....................        7,436,218(1)            27.4%
Joyce P. Caldarone......................        4,778,218(2)            17.6%
Apollo Homes Partners, L.P.(3)..........        2,658,000(4)            10.0%
Frederick J. Jaindl(5)..................        1,640,150                6.2%
Goldman Sachs & Co.(6)..................        1,344,600                5.0%

-------
(1) Includes an aggregate of 1,395,209 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, 500,000 shares subject to currently exercisable options granted under the Company's 1996 Equity Incentive Plan (the "1996 Option Plan"), 11,437 shares held through the Company's 401(k) Plan and 2,658,000 shares held by Apollo Homes Partners, L.P. ("Apollo Homes"), which Mr. Caldarone has the right to vote in the election of directors pursuant to a proxy granted to him by Apollo Homes which expires in November 1998. In addition, under the terms of a stock purchase agreement between Mr. Caldarone and Apollo Homes, Mr. Caldarone was granted certain rights of first offer with respect to the shares of Common Stock owned by Apollo Homes. The agreement also grants Apollo Homes certain "tag-along rights" to sell shares of Calton Common Stock in the event of, and along with, certain transfers of Common Stock made by Mr. and/or Mrs. Caldarone, and contains provisions requiring (a) Apollo, under certain circumstances, to sell the Common Stock owned by it in the event that Mr. and Mrs. Caldarone sell all of the securities of the Company that they own and (b) Mr. and Mrs. Caldarone to offer to Apollo Homes, under certain circumstances, the opportunity to purchase a pro rata portion of additional securities acquired by Mr. and/or Mrs. Caldarone from the Company. Each of the rights described above terminates in November 1998.

(2) Includes an aggregate of 3,383,009 shares beneficially owned by Anthony J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

(3) The sole general partner of Apollo Homes is AIF II, L.P., a Delaware limited partnership. The managing general partner of AIF II, L.P. is Apollo Advisors, whose principal offices are located at Two Manhattanville Road, Purchase, New York 10577. Apollo Capital Management, Inc. ("ACM") is the general partner of Apollo Advisors. Shareholdings information is based upon Apollo Homes' Schedule 13D, as amended to November 21, 1995.

(4) See note 1 above for a description of certain rights granted by Apollo Homes to Anthony J. Caldarone with respect to these shares.

(5) Such holder maintains an address at c/o Jaindl Farms, 3150 Coffeetown Road, Orefield, Pennsylvania 12609. Shareholdings information is based upon the
     Schedule 13D of such holder, as amended to January 12, 1998.

(6) The principal offices of such shareholder are located at 85 Broad Street, New York, New York 10004. Shareholdings information is based upon the
     Schedule 13D, as amended to May 5, 1995, of Goldman Sachs & Co., the direct owner, and The Goldman Sachs Group, L.P., which indicates that each of such entities is a beneficial owner of such shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of September 15, 1998, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director, each of the Company's executive officers who earned over $100,000 in fiscal 1997 (the "Named Officers") and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                              AMOUNT AND NATURE OF    PERCENT OF
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP      CLASS
------------------------                      --------------------    ----------
Anthony J. Caldarone........................      7,436,218(1)           27.1%
J. Ernest Brophy............................         53,834(2)           (3)
Mark N. Fessel..............................         44,309(2)           (3)
Frank Cavell Smith, Jr......................         20,000(2)           (3)
Bradley A. Little...........................        202,620(4)           (3)
Robert A. Fourniadis........................        201,529(5)           (3)
All Directors and Executive Officers as a
 Group (6 persons)(1)(2)(4) and (5).........         7,942,503           28.8%

-------
(1) Includes an aggregate of 1,395,209 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which he disclaims any beneficial interest, 500,000 shares subject to currently exercisable options granted under the 1996 Option Plan, 11,430 shares held through the Company's 401(k) Plan and 2,658,000 shares held by Apollo Homes which Mr. Caldarone has the right to vote in the election of directors pursuant to a proxy granted to him by Apollo Homes. See note 1 to the table presented under the caption "Principal Shareholders."

(2) Includes 20,000 shares subject to currently exercisable options granted under the 1996 Option Plan.

(3) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.

(4) Includes 181,667 shares subject to current exercisable options granted under the 1996 Option Plan and the Company's Amended and Restated 1993 Non-Qualified Stock Plan (the "1993 Option Plan" and collectively with the 1996 Option Plan, the "Option Plans") and 21,396 shares held through the Company's 401(k) Plan.

(5) Includes 178,667 shares subject to currently exercisable options granted under the Options Plans and 23,652 shares held through the Company's 401(k) Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company (File Number 001-08846) pursuant to the Exchange Act are incorporated by this reference in this Proxy Statement:

     (1) The portions of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 1997 (the "Annual Report") that was submitted to the Commission on March 26, 1998 captioned (i) "Financial Highlights," (ii) "Management's Discussion and Analysis of Financial Condition and Results of Operations," (iii) "Financial Statements and Accompanying Notes," (iv) "Report of Independent Public Accountants" and (v) "Calton, Inc. Common Stock." Except for portions which are expressly incorporated by reference herein, the Annual Report is not deemed filed as a part of this Proxy Statement. A copy of the Annual Report has been delivered with this Proxy Statement;

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1997, filed with the Commission on February 26, 1998;

     (3) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1998, filed with the Commission on April 14, 1998;

     (4) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998, filed with the Commission on June 13, 1998, a copy of which has been delivered with this Proxy Statement.

     All documents filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement with regard to the Company, its business and its operations is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                                     EXPERTS

     The consolidated financial statements as of November 30, 1997 and 1996 and for each of the three years in the periods ended November 30, 1997 incorporated by reference in this Proxy Statement from the Company's Annual Report, have been audited by PricewaterhouseCoopers LLP, independent public auditors, and have been incorporated by reference herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. A representative of PricewaterhouseCoopers LLP will be present at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement, if so desired.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 25, 1998. The Company's by-laws contain procedures which must be followed in connection with shareholder proposals.

                                 OTHER BUSINESS

     It is not expected that any matter not referred to herein will be present for action at the Special Meeting. If any other matters are properly brought before the Special Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Special Meeting in accordance with their best judgment.

     ALL SHAREHOLDERS ARE URGED TO FILL, SIGN, DATE AND SEND IN THEIR PROXIES WITHOUT DELAY TO FIRST CITY TRANSFER COMPANY, P.O. BOX 170, ISELIN, NEW JERSEY 08830. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                                        Robert A. Fourniadis
                                                        Secretary

         _________________, 1998

                                                                         ANNEX I

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       CALTON, INC. AND CALTON HOMES, INC.

                                    AS SELLER

                                       AND

                         CENTEX REAL ESTATE CORPORATION

                                  AS PURCHASER

                                SEPTEMBER 2, 1998


                                TABLE OF CONTENTS

ARTICLE I - DEFINITIONS...................................................................1

ARTICLE II - TERMS OF THE TRANSACTION.....................................................9
         2.01     Purchase and Sale; Purchase Price.......................................9
         2.02     The Closing; Effective Date of Transaction.............................11
         2.03     Delivery of Disclosure Schedule........................................11

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE CALTON PARTIES.......................11
         3.01     Corporate Organization of the Company and Related Matters..............11
         3.02     Power and Authority of the Company.....................................12
         3.03     Capital Stock of the Company...........................................12
         3.04     Corporate Organization of Calton.......................................13
         3.05     Power and Authority of Calton..........................................13
         3.06     Capital Stock of Calton................................................13
         3.07     No Default Resulting from Agreement....................................14
         3.08     Financial Statements...................................................14
         3.09     Absence of Undisclosed Liabilities.....................................14
         3.10     Title to Assets and Properties.........................................15
         3.11     Status of Subsidiaries.................................................15
         3.12     Real Property..........................................................15
         3.13     Leases.................................................................20
         3.14     Notes and Accounts Receivable..........................................20
         3.15     Condition of Inventory and Equipment...................................20
         3.16     Litigation and Proceedings.............................................21
         3.17     Tax Matters............................................................21
         3.18     Governmental Regulation................................................23
         3.19     Required Consents and Approvals........................................24
         3.20     Contracts..............................................................24
         3.21     List of Directors, Officers, Employees and Bank Accounts...............26
         3.22     Brokers or Finders.....................................................26
         3.23     Insurance..............................................................26
         3.24     Environmental Matters..................................................27
         3.25     Intellectual Property Rights...........................................28
         3.26     Employee Benefit Plans.................................................29
         3.27     Transactions with Affiliates...........................................31
         3.28     Labor Matters..........................................................31
         3.29     Accuracy of Disclosure Schedule........................................32
         3.30     Material Changes.......................................................32
         3.31     Representations and Warranties.........................................34

ARTICLE IV - CERTAIN COVENANTS...........................................................34
         4.01     Conduct of Business....................................................34
         4.02     Other Proposals........................................................37
         4.03     Access to Information..................................................39


         4.04     Best Efforts...........................................................39
         4.05     HSR Act................................................................39
         4.06     Title Policies and Surveys.............................................40
         4.07     Notification of Certain Other Matters..................................40
         4.08     Supplemental Disclosure................................................41
         4.09     Delivery of Opinion and Certificates to Purchaser......................41
         4.10     Solicitation of Shareholder Approval by Calton.........................41
         4.11     Payoff of Existing Indebtedness........................................41
         4.12     [Intentionally omitted]................................................41
         4.13     Insurance Coverage.....................................................42
         4.14     Employment Agreements..................................................42
         4.15     Delivery of Opinion and Certificates to Calton.........................43
         4.16     Company Name...........................................................43
         4.17     Warranty Work..........................................................43
         4.18     Resignations...........................................................44
         4.19     Office Space...........................................................45
         4.20     Divestiture of Subsidiaries............................................45
         4.21     Tax Matters............................................................45
         4.22     Non-Competition Agreements.............................................49
         4.23     1998 Balance Sheets....................................................49
         4.24     Consulting Agreement...................................................50
         4.25     Release of Calton under Bonds and Letters of Credit....................50
         4.26     Cooperation on Accounting and Records Matters..........................50

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................51
         5.01     Organization...........................................................51
         5.02     No Default Resulting from Agreement....................................52
         5.03     Corporate Authority....................................................52
         5.04     Brokers or Finders.....................................................52
         5.05     Investment Intent......................................................52

ARTICLE VI - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER........................52
         6.01     Accuracy of Representations and Warranties.............................52
         6.02     Compliance with Conditions.............................................53
         6.03     Closing Documents......................................................53
         6.04     Consents and Approvals.................................................54
         6.05     Casualty...............................................................54
         6.06     Litigation.............................................................54
         6.07     Material Change in Properties..........................................54
         6.08     Approval of Calton Shareholders........................................54
         6.09     Financial Condition....................................................54
         6.10     Due Diligence..........................................................54
         6.11     Employees..............................................................55
         6.12     Resignations...........................................................55
         6.13     Office Lease...........................................................55
         6.14     HSR Act................................................................55


ARTICLE VII - CONDITIONS PRECEDENT TO THE OBLIGATIONS
                  OF THE COMPANY AND CALTON..............................................55
         7.01     Accuracy of Representations and Warranties.............................55
         7.02     Compliance with Conditions.............................................56
         7.03     Closing Documents......................................................56
         7.04     HSR Act................................................................56
         7.05     Calton Shareholder Approval............................................56
         7.06     Litigation.............................................................56

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                  COVENANTS AND AGREEMENTS...............................................56

ARTICLE IX - TERMINATION.................................................................57

ARTICLE X - EFFECT OF TERMINATION........................................................59

ARTICLE XI - TERMINATION PAYMENTS........................................................60

ARTICLE XII - INDEMNIFICATION............................................................61
         12.01    Indemnification by Calton..............................................61
         12.02    Indemnification by Purchaser...........................................62
         12.03    Third-Party Claims.....................................................63
         12.04    Notice.................................................................63
         12.05    Right of Set Off.......................................................64

ARTICLE XIII - MISCELLANEOUS PROVISIONS..................................................67
         13.01    Predecessors Included..................................................67
         13.02    Notices................................................................68
         13.03    Entire Agreement.......................................................68
         13.04    Counterpart Originals..................................................69
         13.05    Binding Effect; Assignment.............................................69
         13.06    Further Assurances.....................................................69
         13.07    Partial Invalidity of this Agreement...................................69
         13.08    Governing Law..........................................................69
         13.09    Public Announcements...................................................69
         13.10    Amendment; Waivers.....................................................69
         13.11    Severability...........................................................70
         13.12    Specific Performance...................................................70
         13.13    Interpretation.........................................................70
         13.14    Arbitration of Purchase Price Adjustment Disputes and Tax Matters......70

                              SCHEDULE OF EXHIBITS

A  Earnest Money Escrow Agreement

B  Holdback Escrow Agreement

C  Termination Fee Escrow Agreement

D  Legal Opinion for Calton

E  Legal Opinion of Raymond G. Smerge for Purchaser

F  Warranty Program

G  Non-competition Agreements

H  Intentionally Omitted

I  Consulting Agreement

J  Form of Income Tax Election

                          DISCLOSURE SCHEDULES

3.01       Corporate Organization and Related Matters

3.02       Power and Authority of the Company

3.06       Capital Stock

3.08       Financial Statements

3.09       Absence of Undisclosed Liabilities

3.12 (a)   Real Property

3.12 (b)   Developed property

3.12 (d)   Exceptions regarding drainage easements and flood plain

3.12 (e)   Exceptions regarding access

3.12 (g)   Exceptions regarding Improvements

3.12 (i)   Exceptions regarding procuring building permits

3.12 (j)   Exception regarding commitments to any Governmental Authority or other Person

3.12 (k)   Exceptions regarding leases

3.12 (l)   Contracts regarding Real Property

3.12 (m)   Exceptions regarding possession

3.12 (n)   Approvals regarding subdivisions, development or construction on the
             Real Property

3.12 (o)   Guarantees and warranties

3.12 (s)   Changes in laws

3.12 (t)   Exceptions as to endangered species

3.13       Leases

3.14       Notes and Accounts Receivable

3.16       Litigation & Proceedings

3.17 (a)   Tax Returns Exceptions

3.17 (c)   Tax Returns

3.17 (d)   Statute Waivers

3.17 (e)   Calton Group Exceptions

3.17 (h)   Filing Exceptions

3.17 (j)   Partnership Exceptions

3.18       Governmental Regulation

3.19       Required Consents and Approvals

3.20       Contracts

3.21       Directors, Officers, Employees and Bank Accounts

3.23       Insurance

3.24       Environmental Matters

3.24 (d)   Material licenses, etc.

3.24 (g)   Storage Tanks

3.24 (j)   Reports on Environmental Matters

3.25 (a)   Intellectual Property

3.25 (c)   Year 2000 Exceptions

3.26 (a)   Employee benefit plans

3.26 (f)   Exception to no pending actions or suits regarding employee benefit plans

3.26 (g)   Exceptions regarding maintenance of employee benefit plans

3.27       Transactions with Affiliates

3.28       Labor Matters

3.30       Material Changes

4.01 (e)   Exceptions as to Dividends and Redemption

4.01 (f)   Exceptions as to Reverse Stock Split

4.11       Existing Indebtedness

                                                                          090198

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 2nd day of September 1998 between Calton, Inc., a New Jersey corporation ("Calton"), Calton Homes, Inc., a New Jersey corporation (the "Company") and Centex Real Estate Corporation, a Nevada corporation (the "Purchaser").

                                    RECITALS:

         Calton was incorporated in the State of New Jersey in 1981 and is a publicly-held corporation whose shares are traded on the American Stock Exchange. Calton, through the Company, which is its wholly-owned subsidiary, designs, constructs and sells single-family detached homes in Central New Jersey. The Company primarily targets two groups of home buyers: the second and third time move-up homebuyer of conventional housing and the active adult homebuyer.

         Purchaser is engaged in the homebuilding business in a number of markets throughout the United States and desires to expand its current homebuilding operations to include a broader scope of product line and geographic areas.

         Purchaser, with the cooperation of Calton, has commenced a review and examination of the businesses, properties, financial condition and results of operations of the Company.

         The Board of Directors of Calton and the Board of Directors of the Company deem it advisable and in the best interests of Calton and the Company that the acquisition by Purchaser of the common stock of the Company be consummated upon the terms and subject to the conditions set forth herein, and such Boards of Directors have approved this Agreement and the transactions contemplated hereby and have resolved to recommend the acceptance of this Agreement to the holders of the issued and outstanding capital stock of Calton.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements set forth herein, Calton, the Company and the Purchaser do hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

As used in this Agreement, the terms set forth below shall have the following meanings:

          "Acquisition Proposal" means any bona fide proposal relating to an acquisition of all or any substantial part of Calton or the Company or their respective business (whether by merger, consolidation, purchase of assets or purchase of stock) or any other transaction of a similar nature; provided, however, that no proposal relating to a transaction that would be in the ordinary course of business, as provided in Section 4.01(c) hereof, shall constitute an "Acquisition Proposal."

          "Adjusted Pro Forma May 31, 1998 Balance Sheet" has the meaning described in Section 4.23 hereof.

          "Adjusted November 30, 1998 Balance Sheet" has the meaning described in Section 4.23 hereof.

          "Affiliate" means, with respect to any Person, any other Person who, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise.

          "Agreement" means this Stock Purchase Agreement, as the same may be amended from time to time.

          "Audited November 30, 1998 Balance Sheet" has the meaning described in
          Section 4.23 hereof.

          "Business Day" means any day except a Saturday, Sunday or federal holiday.

          "Bylaws" means, with respect to any corporation, the bylaws of such corporation, as in effect from time to time on or after the date hereof.

          "Calton Group" has the meaning described in Section 3.17(e) hereof.

          "Calton Parties" means Calton and the Company.

          "Centex Balance Sheet Adjustments" has the meaning described in
          Section 4.23 hereof.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System.

          "Charter" means, with respect to any corporation, the certificate or articles of incorporation (or similar governing document) of such corporation, as in effect from time to time on or after the date hereof.

          "Closing" has the meaning set forth in Section 2.02 hereof.

          "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 2.02 hereof.

         "Closing Date Cash Balance Statement" means a statement prepared by the Company setting forth the aggregate amount of cash and cash equivalents held by the Company as of the Closing Date, which statement shall be certified by the chief financial officer of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended (including any successor statute).

         "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act.

         "Common Stock" has the meaning set forth in Section 2.01 hereof.

         "Confidentiality Agreement" means the letter agreement, dated as of March 23, 1998, between Calton and the Purchaser.

         "Consent" means any consent, approval, permit, notice, action or authorization of any Person not a party to this Agreement.

         "Consulting Agreement" has the meaning set forth in Section 4.24 hereof.

         "Contract" means any contract, subcontract, letter contract, agreement, lease, purchase order, delivery order, arrangement, understanding or other instrument, obligation or commitment of any kind or character (whether oral or written, pending or executory).

         "Developed Property" means any Real Property which is presently being improved or developed or upon which physical improvements, including but not limited to houses, are being constructed.

         "Disclosure Schedule" has the meaning set forth in Section 2.03 hereof.

         "Due Diligence Period" has the meaning set forth in Section 6.10 hereof.

         "Earnest Money Deposit" means the funds held and invested by the Escrow Agent in the Earnest Money Escrow Agreement.

         "Earnest Money Escrow Agreement" means the escrow agreement referred to in Section 2.01(a)(i) hereof.

         "Effective Date" means the date on which the Transaction is deemed closed and effective, even if Closing occurs thereafter.

         "Employee Benefit Plan" has the meaning set forth in Section 3.26 hereof.

         "Employment and Labor Agreements" has the meaning set forth in Section
         3.28 hereof.

          "Encumbrance" means (i) with respect to any capital stock or other equity securities of, or ownership interest in, any corporation, partnership or other Person, any Lien, charge, claim, encumbrance, limitation or restriction applicable to or affecting such capital stock, equity securities or ownership interest (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, equity securities or other ownership interest), other than any restriction on transfer arising under any applicable federal or state securities laws and (ii) with respect to any Real Property, any Lien, defect in title, easement, covenant, restriction, claim, charge, levy or assessment against or relating to any portion of the Real Property.

          "Environmental Claim" means any claim (including, but not limited to, any claim under CERCLA), action, cause of action, investigation or notice by any Person alleging potential liability (including, but not limited to, potential liability for investigatory costs, assessment costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the release by the Company into the environment of any Hazardous Materials at any location, whether or not owned by the Company, (b) the presence of any Hazardous Materials at any location owned or leased by the Company or (c) circumstances forming the basis of any liability under or any violation of any Environmental Law.

          "Environmental Laws" means all federal, state, local and foreign laws (including common law), statutes, codes, ordinances, rules and regulations relating to pollution or protection of human health or the environment (including, but not limited to, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws, statutes, codes, ordinances, rules and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management or handling of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended (including any successor statutes), and "ERISA Affiliate" means with respect to the Company, any corporation or other trade or business under common control with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4002(b) of ERISA).

          "Escrow Agent" means First Union National Bank, 765 Broad Street, Newark, New Jersey 07102, Attention: Jim Waters, Vice President - Corporate Trust Administration, Phone (973) 430-4616, Fax (973) 430-2117.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended (including any successor statute).

          "Existing Indebtedness" has the meaning set forth in Section 4.11 hereof.

         "GAAP" means United States generally accepted accounting principles as in effect at the time of the application thereof as described in or contemplated by this Agreement.

         "Governmental Authority" means any nation or government, any state or political subdivision thereof, any federal or state court and any other agency or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Materials" means (i) any substance, material or waste defined or characterized as hazardous, extremely hazardous, toxic or dangerous within the meaning of any Environmental Law, (ii) any substance, material or waste classified as a contaminant or pollutant under any Environmental Law or (iii) any other substance (including, but not limited to, petroleum), material or waste, the manufacture, processing, distribution, use, treatment, storage, placement, disposal, removal or transportation of which is subject to regulation under any Environmental Law.

         "Holdback" has the meaning set forth in Section 2.01(a)(ii) hereof.

         "Holdback Escrow Agreement" means the escrow agreement referred to in
         Section 2.01(a)(ii) hereof.

         "HSR Act", means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976), as amended (including any successor statute).

         "Improvements" has the meaning set forth in Section 3.12(g) hereof.

         "Intellectual Property Rights" means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) computer software, data, data bases and documentation thereof, (v) trade secrets and other confidential information (including, but not limited to, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vi) other intellectual property rights and (vii) all goodwill associated with any of the foregoing intellectual property rights.

         "Lien" means (i) any mortgage, pledge, hypothecation, assignment, security interest, option, lien or any preference, priority or other right or interest granted pursuant to a security agreement or preferential arrangement of any kind or character whatsoever (including, but not limited to, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform

         Commercial Code or comparable law of any jurisdiction), and (ii) any other lien, charge, levy or encumbrance, whether arising by operation of law or otherwise.

         "Liquidating Trust" has the meaning set forth in Section 2.01 hereof.

         "Material" means a cost, expense or liability of $50,000 or more.

         "Material Adverse Change" means a material adverse change in the business, prospects, properties, financial condition or results of operations of the Company, taken as a whole.

         "Material Adverse Effect" means a material adverse effect on the business, prospects, properties, financial condition or results of operations of the Company, taken as a whole.

         "Multiemployer Plans" has the meaning set forth in Section 3.26 hereof.

         "NOL" has the meaning described in Section 4.21(i) hereof

         "NLRB" has the meaning set forth in Section 3.28 hereof.

         "Overbid Notice" has the meaning set forth in Section 4.02 hereof.

         "Overbid Termination Conditions" has the meaning set forth in Section
         4.02 hereof.

         "Overbid Transaction" means an Acquisition Proposal made in writing by a Qualified Third Party (i) which would provide for consideration attributable to the stock or assets subject to the Acquisition Proposal having a fair market value, as determined by an investment banking firm of national standing selected by Calton and reasonably acceptable to the Purchaser, which exceeds the sum of the Purchase Price, the outstanding principal, interest and fees and charges (if any) attributable to the Existing Indebtedness and $6 million (or, if the Purchaser has delivered a Topping Offer to Calton, the Topping Offer Amount) by at least $1,000,000 and (ii) the terms and conditions of which (including the amount and value of the consideration attributable to the stock or the assets subject to the Acquisition Proposal) are reasonably determined by the Board of Directors of Calton to be, when taken in their entirety, no less favorable to Calton than the terms and conditions set forth in this Agreement.

         "Permit" means any license, franchise, permit, approval, authorization, exemption, classification, certificate, registration and similar document or instrument.

         "Permitted Encumbrances" means all covenants, conditions, restrictions and easements of record relating to the Real Property except those which materially interfere with the development of such property and the construction of homes or other improvements thereon, consistent with the existing zoning therefor and except restrictions which materially detract from the market value of such property.

         "Person" means any individual, corporation, limited liability company, partnership, association, trust or any other entity or organization of any kind or character, including a Governmental Authority.

         "Pro forma November 30, 1998 Balance Sheet" has the meaning set forth in Section 4.23 hereof.

         "Property Agreements" has the meaning set forth in Section 3.12(l) hereof.

         "Purchase Price" means the amount designated in Section 2.01 hereof.

         "Purchaser Claims" means all claims, demands, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) asserted against, imposed on or incurred by the Company or the Purchaser which directly or indirectly arise from or relate to (i) the breach or alleged breach by the Calton Parties of any of their representations, warranties, covenants or agreements contained in this Agreement, (ii) any Environmental Claim, including, but not limited to, any claim arising under any Environmental Law based upon any injury, sickness, disease or death of any Person, damage to any properties or assets or remediation of any soil, surface water or groundwater resulting from any conditions, events, facts, circumstances or other matters occurring or existing prior to the Closing Date or in connection with the ownership, use or operation of the Real Property prior to the Closing Date (excluding, however, any real estate in which the Company neither has nor ever had any ownership interest and which otherwise does not give rise to liability under any Environmental Law to the Company) or (iii) any untrue statement of a material fact contained in the Disclosure Schedule or any failure to state any material fact necessary in order to make the statements therein, in light of circumstances under which they were made, not misleading, except to the extent that any such untrue statement of a material fact or failure to state a material fact is based upon and in conformity with information furnished by the Purchaser to the Company in writing expressly for use in the Disclosure Schedule.

         "Qualified Plans" has the meaning set forth in Section 3.26(b) hereof.

         "Qualified Third Party" means (subject to the last sentence of Section 4.02(a)) a Third Party who the Board of Directors of Calton has reasonably determined is financially able to consummate an Overbid Transaction.

         "Real Property" means every lot, parcel and tract of land in which the Company has any ownership interest whatsoever, including, but not limited to, any right to purchase any land or improvement situated on land.

         "Real Property Permit" has the meaning set forth in Section 3.12(n) hereof.

         "Securities Act" means the Securities Act of 1933, as amended (including any successor statute).

         "Subsidiary" means with respect to the Company (i) any corporation or other Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company or (ii) any partnership of which the Company or any Subsidiary is a general partner or of which the Company directly or indirectly owns partnership interests which entitle it to receive more than fifty-percent (50%) of the distributions made by such partnership.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, service, service use, transfer, recording, registration, value added, alternative or add-on minimum, estimated or other tax, charge, fee, levy or assessment of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, whether computed on a separate, consolidated, unitary or combined basis or in any other manner.

         "Tax Returns" means any returns, declarations, reports, claims for refund and informational returns or statements relating to Taxes, including any schedules or attachments thereto, and including consolidated, unitary or combined tax returns of Calton.

         "Termination Fee" has the meaning set forth in Section 11.01 hereof.

         "Termination Fee Deposit" means the funds held and invested by the Termination Fee Escrow Agent under the Termination Fee Escrow Agreement.

         "Termination Fee Escrow Agent" means the Escrow Agent

         "Termination Fee Escrow Agreement" means the Termination Fee Escrow Agreement, in the form attached as Exhibit C hereto (with such changes therein as the Termination Fee Escrow Agent shall reasonably request), to be entered into among the Calton Parties, the Purchaser and the Termination Fee Escrow Agent concurrent with the execution of this Agreement.

         "Termination Threshold" means $1,500,000.

         "Third Party" means any Person other than the Calton Parties or the Purchaser or any of their respective Affiliates.

         "Title Policies" has the meaning set forth in Section 4.06 hereof.

          "Topping Offer" has the meaning set forth in Section 4.02(a) hereof.

          "Topping Offer Amount" means the amount of the consideration attributable to the Common Stock specified in the most recent Topping Offer delivered by the Purchaser to the Company pursuant to Section 4.02(a) hereof. For purposes of this definition, if the most recent Topping Offer delivered by the Purchaser to the Company states that the Purchaser is willing to amend the terms of this Agreement to increase the Purchase Price, the value of the "consideration attributable to the Common Stock" shall be the Purchase Price proposed in such offer.

          "Transaction" means the sale and purchase transactions described herein.

          "Warranty Work" has the meaning set forth in Section 4.17 hereof.

                                   ARTICLE II

                            TERMS OF THE TRANSACTION

2.01 Purchase and Sale; Purchase Price. Upon the terms and conditions set forth herein, the Purchaser hereby agrees to purchase and Calton hereby agrees to sell to Purchaser all of the issued and outstanding capital stock of the Company which comprises one hundred (100) shares, all of which are validly issued and outstanding and have no par value (hereinafter called the "Common Stock"). The purchase price to be paid for the Common Stock ("Purchase Price") is Forty Nine Million Six Hundred Thousand Dollars ($49,600,000), subject to adjustment as provided below and in Sections 12.01(b),(c) and (d) hereof.

     (a) The Purchase Price will be payable in cash at Closing, subject to the Holdback described below. The Purchase Price will be paid as follows:

          (i) Within three (3) business days from the date of this Agreement Purchaser will deposit the sum of Two Million Dollars ($2,000,000) into escrow with the Escrow Agent which will be applied to the purchase price at Closing or returned to the Purchaser if this Agreement is terminated (other than pursuant to Section 9.04(b) or (c) hereof), or delivered to Calton as liquidated damages if Calton terminates this Agreement pursuant to Section 9.04(b) or (c) hereof, all in accord with the Earnest Money Escrow Agreement attached hereto as Exhibit A; and


          (ii) At Closing the Purchase Price will be paid in cash, less a holdback of Three Million Dollars ($3,000,000) (the "Holdback") which will be deposited into escrow with the Escrow Agent, will be invested and earn interest as may be directed from time to time by Calton, subject to Purchaser's reasonable review and approval, and will be disbursed to Calton, together with the interest earned thereon, in equal halves on the first and second anniversary of the date of the Closing, subject to set-off or claims under the indemnification provisions of
               Article XII hereof, all in accord with the Holdback Escrow Agreement attached hereto as Exhibit B.

         (iii) The Purchase Price will be reduced or increased, as the case may be, by twenty cents ($0.20) for each dollar ($1.00) by which the Book/Tax Difference set forth below is increased or reduced, as the case may be (i.e., increases in "Book/Tax Difference" result in Purchase Price reductions and vice versa) from $9.3 million, when the amounts set forth below are adjusted as follows: As soon as practicable following Closing, the estimated amounts set forth below shall be adjusted to final amounts (as of November 30, 1998), resulting in a final actual "Book/Tax Difference" as calculated below. Such Purchase Price reduction or increase shall be paid by the paying party within five (5) business days of its receipt of written notice from the receiving party that the amount is final and due.

               CALCULATION OF PURCHASE PRICE ADJUSTMENT BASED ON BOOK/TAX DIFFERENCE PER SECTION 2.01(a) (iii)

               The following is the calculation of the estimated Book/Tax Difference as of November 30, 1998. All amounts other than Purchase Price refer to the aggregate amounts of such items as owned by or on the books of the Company for federal income tax purposes as of November 30, 1998. The numbers set forth below are estimates. They will be adjusted to actual as soon as practical following the Closing:

                                                                            $ 48,000,000
               Plus:     Debt (PMMS and Bank)                               $ 22,500,000
               Plus:     A/P and Accrued Liabilities (excluding waranty
                         work and legal reserves)                           $ 12,900,000
               Less:     Aggregate Tax Basis in Assets                      $(74,100,000)
                                                                            ------------
               Equals:  Book/Tax Difference                                 $  9,300,000

     The Purchase Price, less the Holdback, will be paid to Calton at the Closing in accordance with written instructions received by the Purchaser at least twenty-four (24) hours prior to the Closing, which Purchase Price (subject to adjustment as provided in this Agreement) will be acknowledged by Calton in writing as full and complete payment for the Common Stock.

     In the event that prior to five (5) years from the Closing Date Calton elects to liquidate and dissolve, then prior to doing so it will organize a liquidating trust (the "Liquidating Trust") in the amount(s) indicated below. The form and content of such Liquidating

     Trust will be subject to the review and approval of Purchaser prior to such liquidation and dissolution taking effect; such approval will not be unreasonably withheld, conditioned or delayed. The term of the Liquidating Trust will expire five years from the Closing Date. Such Liquidating Trust will secure the indemnification provided in Section 12.01 hereof from Calton to Purchaser. The Liquidating Trust will be funded by Calton in the amount of $4 million if created before the first anniversary of the Closing Date, $3 million if created between the first and second anniversaries of the Closing Date, and $2 million if created after the second anniversary of the Closing Date. Further, to the extent that at the time of the creation of the Liquidating Trust there remains in the Holdback Escrow any sum of money, then the same will be applied as a credit against the amount of the Liquidating Trust, and the Holdback Escrow will be merged with and into the Liquidating Trust. Thereafter, Purchaser acknowledges and agrees that absent fraud or intentional misrepresentation on the part of Calton, the funds in the Liquidating Trust will be the sole recourse for Purchaser on account of any breach of this Agreement by Calton.

     (b) In addition to payment of the Purchase Price, the Purchaser will pay off the Existing Indebtedness, as more particularly described in
          Section 4.11 hereof. The total amount of the Existing Indebtedness at Closing is estimated to be $22.5 million.

2.02 The Closing; Effective Date of Transaction. The transaction contemplated by this Agreement will be consummated at a closing (the "Closing") at the offices of Calton at 500 Craig Road, Manalapan, New Jersey 07726-8790 at
     (i) the close of business on November 30, 1998, or (ii) such other date prior to or following November 30, 1998 as may be mutually agreed upon by the parties hereto. The date on which the Closing will occur is herein called the "Closing Date". Whether or not Closing occurs on November 30, 1998, the Effective Date will be November 30, 1998.

2.03 Delivery of Disclosure Schedule. Simultaneously with the execution of this Agreement, the Company and Calton will deliver to the Purchaser a true and complete disclosure schedule (the "Disclosure Schedule") setting forth the information required by this Agreement, including without limitation, all of the disclosures referenced in Article III below.

                                   ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE CALTON PARTIES

As an inducement to execute this Agreement and to consummate the transactions contemplated hereby, the Calton Parties jointly and severally represent and warrant to Purchaser as set forth in this Article III.

3.01 Corporate Organization of the Company and Related Matters. The Company is a corporation duly organized, validly existing and in good standing under the laws of the

     State of New Jersey and does not, directly or indirectly, through the ownership of stock or otherwise, have any Subsidiaries other than the ten
     (10) corporations described on Schedule 3.01 attached to this Agreement.

     Throughout the balance of Article III of this Agreement any reference to the Company will include the Subsidiaries unless the context clearly indicates to the contrary. Further, other than the Subsidiaries, the Company does not have the power to control the management and operations of any other Person. Except as described in Schedule 3.01, the Company does not serve as general partner or managing partner of, nor does it have any interest in, any limited partnership, limited liability company, general partnership or joint venture.

3.02 Power and Authority of the Company. The Company has full corporate power and authority to own or lease its assets and properties and to conduct its business as and in the places where such assets and properties are now owned, leased or operated, and such business is now conducted, and the Company has complied in all material respects with all federal, state, local and foreign laws with respect to its operations and the conduct of its business. The Company has full corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action of the Company. This Agreement has been duly and validly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth in Schedule 3.02, the Company is not qualified, nor is it required to be qualified, as a foreign corporation in any jurisdiction, except where failure to be so qualified would not have a Material Adverse Effect.

     Copies of the Charter and Bylaws of the Company and all amendments thereto, which documents will be delivered to the Purchaser within five (5) Business Days herefrom, will be true, complete and correct at the date hereof. Except as set forth in Schedule 3.02, no person has any claim for indemnification by the Company under its Charter, Bylaws or otherwise. Copies of the stock records and corporate minutes of the Company, which documents will be delivered to the Purchaser within five (5) Business Days from the date of this Agreement will be true, complete and correct. The corporate minutes of the Company contain all records of all meetings of its shareholders and directors, all of which meetings were duly called and held, and all of which records are complete and correct.

3.03 Capital Stock of the Company.

     (a) Common Stock. The Common Stock is all the capital stock of the Company which is issued and outstanding. All of the Common Stock has been duly authorized and is validly issued, fully paid and non-assessable, was offered, issued and sold in accordance with applicable federal and state securities laws, and there were and are no pre-emptive rights in respect thereof. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase or issuance of any Common Stock or other securities of the Company.

     (b) Ownership of the Common Stock. Calton is the record and beneficial owner of all of the Common Stock. Calton has good and marketable title to the Common Stock and, subject to termination of or a release from one or more of the pledge agreements securing the Existing Indebtedness, has full power and authority to sell, assign and transfer the Common Stock to the Purchaser free and clear of all security interests, liens, encumbrances, options, calls, pledges, trusts, voting trusts and other shareholder agreements, assessments, covenants, restrictions, reservations, commitments, obligations, liabilities and other burdens.

3.04 Corporate Organization of Calton. Calton is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

3.05 Power and Authority of Calton. Subject to obtaining the requisite approval of its shareholders, Calton has full corporate power and authority to make, execute and perform this Agreement and the transactions contemplated hereby and the execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary corporate action of Calton. This Agreement has been duly and validly executed and delivered by Calton and is a valid and binding obligation of Calton enforceable in accordance with its terms.

     Copies of the Charter and Bylaws of Calton and all amendments thereto, which documents will be delivered to the Purchaser within five (5) Business Days herefrom, will be true, complete and correct at the date hereof. No person has any claim for indemnification by Calton under its Charter, Bylaws or otherwise. Copies of the corporate minutes of Calton for the period from May 28, 1993 to the date of this Agreement, which documents will delivered to the Purchaser within five (5) Business Days from the date of this Agreement, will be true, complete and correct. Calton may redact from such minutes any material which it determines, with the advice of counsel, is proprietary, confidential, not related to the Transaction and the production of which to Purchaser might have a Material Adverse Effect upon Calton. The delivery by Calton to Purchaser of any redacted minutes will constitute a representation and warranty from Calton to Purchaser that the material redacted is proprietary to Calton, is confidential, is not related to the Transaction and were Calton to produce it to Purchaser it might have an adverse effect upon Calton. Further, the delivery of any redacted minutes will also serve as a representation and warranty by Calton to Purchaser that the unredacted minutes do not contain information which would give rise to a breach of any other representations and warranties contained in this Agreement. The corporate minutes of Calton contain all records of all meetings of its shareholders and directors relating to the Transaction, all of which meetings were duly called and held, and all of which records are complete and correct.

3.06 Capital Stock of Calton.

     Calton has, as its sole classes of authorized capital stock, (x) 53,700,000 shares of common stock with $.01 par value, (y) 2,600, 000 shares of redeemable convertible preferred stock, $.10 par value and (z) 10,000,000 shares of Class A preferred stock, $.10 par value. As of August 31, 1998, 26,743,804 shares of the common stock are issued and outstanding; none of the preferred stock is issued or outstanding. All of the issued and outstanding shares of Calton common stock have been duly authorized and are validly issued, fully paid and non-assessable, were offered, issued and sold in accordance with applicable federal and state securities laws, and there were and are no pre-emptive rights in respect thereof. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, plans or other agreements of any character providing for the purchase or issuance of any of such shares or other securities of Calton from Calton or from any officer or director of Calton or, to the knowledge of Calton (without inquiry) from any Affiliates of Calton, except as otherwise described in Schedule 3.06 hereof.

3.07 No Default Resulting from Agreement. Subject to obtaining the Consents to which reference is made in Section 3.19 hereof, neither the execution and delivery of this Agreement nor the performance of its terms will result in any breach of the terms and conditions of, or constitute a default under, the Charter or Bylaws of Calton or the Company or any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which the Company or Calton is a party or by which Calton, the Company or any of their respective properties or assets may be bound or affected.

3.08 Financial Statements. Schedule 3.08 comprises true, correct and complete copies of (i) an unaudited consolidated balance sheet of the Company as of November 30, 1997 and an unaudited consolidated balance sheet of the Company as of May 31, 1998 and (ii) statements of earnings, shareholder's equity and cash flows for the twelve (12) month period ended November 30, 1997 and the six (6) month period ending May 31, 1998. Said balance sheets and earnings statements are herein collectively called the "Financial Statements". The Financial Statements have been prepared in accordance with GAAP and present fairly the financial condition of the Company as of the dates indicated, the results of the Company's operations and changes in its financial position for the periods then ended, and the assets, liabilities and shareholder's equity of the Company as of the dates indicated (subject, in the case of the May 31, 1998 Financial Statements, to customary year-end audit adjustments). Among other things, the balance sheets reflect reasonable reserves for claims and litigation.

     The Existing Indebtedness, which is described on Schedule 4.11, can be prepaid by Purchaser in full at the Closing, without any prepayment penalty or any other condition or requirement which would impose any cost on the Purchaser other than all principal and interest then due.

3.09 Absence of Undisclosed Liabilities. Except as set forth on Schedule 3.09, the Company does not have, individually or in the aggregate, any Material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, required to be reflected in the Financial Statements in accordance with GAAP which are not contained therein.

3.10 Title to Assets and Properties. The Company has good and marketable title to all property, both real property and personal property, and all other tangible and intangible assets included in the Financial Statements, free and clear of all Encumbrances, except:

     (a) those Liens and Encumbrances to which reference is made in the Financial Statements;

     (b) liens for current taxes not yet due and inchoate statutory liens for labor, services and materials rendered and/or furnished in the ordinary course of business to the Company, none of which are past due; and

     (c) defects or irregularities of title or Encumbrances which are not substantial in character, amount or extent and none of which will interfere in any material respect with the economic operation, value or use of the asset or property affected thereby, or the transferability thereof.

3.11 Status of Subsidiaries. None of the Subsidiaries of the Company owns or controls any assets which are material to the ongoing operations of the Company. As more particularly described below in Section 4.20, prior to Closing or the Effective Date, whichever occurs first, the Company will divest any and all interest in the Subsidiaries to Calton.

3.12 Real Property.

     (a) Schedule 3.12(a) hereto identifies, as of August 7, 1998 or later (but no later than August 31, 1998), the Real Property by each lot, parcel and tract of land constituting the same, and contains a full, complete and accurate legal description of each such lot, parcel and tract of land.

     (b) Schedule 3.12(b) hereto identifies, as of August 7, 1998 or later (but no later than August 31, 1998), every lot, parcel and tract of land constituting the Developed Property and contains (i) a description of the status of completion of the development of each such lot, parcel and tract, including the status of construction of the Improvements, if any, being constructed thereon, (ii) the budgeted current estimate of costs of the Company for the completion of the development of each such lot, parcel and tract and the construction of the Improvements, if any, being constructed thereon, and (iii) every material obligation or commitment of the Company or any Subsidiary to construct, maintain, repair, or pay for the construction, maintenance or repair of Improvements located on or associated with properties sold, conveyed, dedicated or otherwise transferred by the Company or any Subsidiary prior to the date hereof, whether arising by contract, assessment, governmental action or otherwise. The material comprising clause (ii) of Schedule 3.12(b) will be delivered to Purchaser on or before September 22, 1998. If not, the Due Diligence Period will be extended for each day between September 22 and the date such material is delivered to Purchaser.

     (c) The Company has good and valid fee simple title to the Real Property which satisfies the conventional standards for marketability or indefeasibility customarily recognized in the states in which each lot, parcel or tract constituting the Real Property is situated, free and clear of any Encumbrances, other than the Permitted Encumbrances.

     (d)  Except for the Permitted Encumbrances and except as set forth in
          Schedule 3.12(d) hereto, no lot, parcel or tract of land constituting the Real Property (i) serves any adjoining property to any extent (except for normal utility or drainage easements which could not reasonably be expected to affect in any material respect the use, occupancy, value or marketability of any such lot, parcel or tract of land) or (ii) is located in any area determined by the Department of Housing and Urban Development to be flood prone under the Federal Flood Protection Act of 1973 or otherwise constituting a flood plain.

     (e) Except as set forth in Schedule 3.12(e), each lot, parcel or tract constituting the Real Property adjoins and has full, free and adequate access to and from public highways and roads, and the Calton Parties have no knowledge of any fact, event or development which could result in the termination of such access.

     (f) There is (i) to the knowledge of the Calton Parties, no proposed public improvement which may involve the creation or imposition of any Encumbrance on any lot, parcel or tract of land constituting the Real Property, (ii) no existing or, to the knowledge of the Calton Parties, proposed plan to modify or realign any street or highway or existing, proposed or overtly threatened eminent domain, condemnation or similar proceeding which could result in the taking of all or any part of a lot, parcel or tract of land constituting the Real Property or which (in the case of any lot, parcel or tract included in the Developed Property) could affect the current or planned use of the Real Property, (iii) no proposed termination or impairment of any parking at any such Real Property, (iv) no contemplated sale of any Real Property in lieu of condemnation, (v) no pending or overtly threatened federal forfeiture proceeding with respect to any lot, parcel or tract of land constituting the Real Property and (vi) no other action, suit or proceeding pending or overtly threatened before any federal or state court or other Governmental Authority relating to or affecting any lot, parcel or tract of land constituting the Real Property or affecting the use, occupancy, value or marketability thereof.

     (g) Except as set forth in Schedule 3.12(g) hereto, the buildings, improvements and other facilities located within the boundary lines of any lot, parcel or tract constituting the Real Property (collectively, the "Improvements"), other than those owned and used exclusively by any public utility or other third party, (i) are not in violation of any applicable setback requirements or zoning laws or ordinances where the same would have a Material Adverse Effect, (ii) are not subject to any "permitted non-conforming use" or "permitted non-conforming structure" classifications or any similar classifications under any applicable setback requirements or zoning laws or ordinances, (iii) do not violate any agreements, restrictions or easements affecting any applicable portion of the Real Property where the same would have a Material Adverse Effect and (iv) do not encroach on any easements affecting such lots, parcels or tracts of land constituting the Real Property where the same would have a Material Adverse Effect.

     (h) All Improvements, other than those owned and used exclusively by any public utility or other third party, (i) have received all material licenses, permits, approvals and other authorizations required in connection with the ownership or use thereof, all of which licenses, permits, approvals and other authorizations are in full force and effect, (ii) are being occupied, operated and maintained in all material respects in accordance with all applicable laws, ordinances, statutes, rules and regulations (including but not limited to, Environmental Laws) of any Governmental Authority, (iii) are supplied with all utilities and other services necessary for the use thereof at full capacity for purposes of the operations currently conducted therein or contemplated therefor (including, but not limited to, gas, electricity, water, telephone, sanitary sewer and storm sewer) and the Calton Parties have no knowledge of any fact or condition that could reasonably be expected to result in the termination or material impairment thereof, and (iv) are in good condition and repair and are suitable for the purposes for which they are being used, ordinary wear and tear excepted. All components of the Improvements, including without limitation the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, sewer and storm water systems and facilities included therein are in good working order and repair. No Improvement or portion thereof is dependent for its access on any land not included on the lot upon which it is situated. No Improvement has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

     (i) Except as set forth in Schedule 3.12(i) hereto, the Calton Parties have no knowledge of any fact, condition or impediment which would or could reasonably be expected to prevent the owner of a lot, parcel or tract of land constituting the Real Property from obtaining, without incurring any unusual cost or expense, all necessary building permits for the construction of the Improvements upon such Real Property, other than normal and customary conditions imposed by Governmental Authorities or recorded restrictive covenants in favor of property owner associations.

     (j) Except as set forth in Schedule 3.12(j) hereto, no commitments have been made to any Governmental Authority or to any other Person or group which would impose an obligation upon any owner of a lot, parcel or tract of land constituting the Real Property to make any contribution or dedication of money or land (including but not limited to any rights of access or reciprocal easement agreements) or to construct, install or maintain any improvements upon or in the vicinity of such lot, parcel or tract of land, and no Governmental Authority has imposed any requirement that any developer or owner of such lot, parcel or tract of land pay directly or indirectly any special fees or contributions or incur any expenses or obligations whatsoever in connection with any development or ownership thereof.

     (k) Except as set forth in Schedule 3.12(k) there are no leases, subleases, licenses, concessions or other agreements, whether written or oral, granting to any Person any right to use or occupy any portion of a lot, parcel or tract of land constituting the Real Property.

     (l)  Schedule 3.12(l) hereto is a complete listing of any and all contracts
          o agreements entered into by the Company or, to the knowledge of the Calton Parties, by the Company's predecessors-in-interest currently affecting all or any portion of the Real Property, including, without limitation, construction contracts, contracts of sale and/or purchase, brokerage agreements, service contracts, landscape contracts, utility contracts and all other agreements that affect or relate to the use, ownership, construction, service, management, development or sale of all or any portion of the Real Property (collectively, the "Property Agreements"), other than Property Agreements which provide for aggregate payments of less than $25,000 in any year, are terminable by the Company without penalty on not more than 90 days' notice and could not reasonably be expected to impair in any material respect the use, occupancy, value or marketability thereof. Copies of all of the Property Agreements required to be listed in Schedule 3.12(l) hereto have been provided or made available to the Purchaser. The Company has complied in all material respects with each and every undertaking, covenant and obligation under the Property Agreements and no state of facts exist that constitute or, with the passage of time or the giving of notice or both, would constitute a breach or default by the Company or, to the knowledge of the Calton Parties, the other party thereto under the Property Agreements. Except as set forth in Schedule 3.12(l), there are no contracts of sale or outstanding options, rights of first refusal or similar rights to purchase any lot, parcel or tract included in the Real Property, or any portion thereof or interest therein.

     (m) Except as set forth on Schedule 3.12(m) hereto, there are no Persons (other than the Company) in possession of any portion of any lot, parcel or tract of land included in the Real Property, whether as lessees, tenants at will or at sufferance, trespassers or otherwise.

     (n) Schedule 3.12(n) is a complete, true and correct listing of all approvals in effect or applied for by the Company or any Subsidiary relating to the subdivision or development of, or construction on, the Real Property. The Company agrees to either deliver to Purchaser or make available to the Purchaser all licenses, permits, authorizations and approvals (including, without limitation, all legislative, and quasi-adjudicatory and ministerial approvals relating to the development and use of the Real Property, such as general plan amendments, specific plans, rezoning approvals, site plan approvals and subdivision maps) or similar documents in effect or applied for which are or would be issued by any governmental or quasi-governmental authorities having jurisdiction over the Real Property and copies of all certificates issued by the local board of fire underwriters (or other body exercising similar functions) relating to the current or contemplated use of the Real Property (the "Real Property Permits"). The Company has paid for all Real Property Permits. To the knowledge of the Calton Parties, no additional discretionary permits or amendments to the Real Property Permits are required for the current or contemplated use of the Real Property and all improvements thereon, or off-site improvements required to be constructed in connection therewith, comply in all material respects with the terms and conditions of the Permits.

     (o) Schedule 3.12(o) hereto is a true, correct and complete listing of all guarantees and warranties issued or made or assignable to the Company in connection with the construction, improvement, alteration or repair of the Real Property.

     (p) At all times from the date hereof to the Closing Date, the Company shall maintain in full force, fire and extended coverage insurance upon the Improvements with respect to damage to property occurring on the Real Property in such amounts and with such deductibles as maintained by the Company on the date hereof.

     (q) Except for bills and charges that are outstanding in the ordinary course, there has been no material or labor furnished to or on the Real Property for which payment has not been made, there are no mechanic's or materialman's liens or claims filed against the Real Property and the Company has received no notices of any claims of non-payment or claims of liens by any contractors, subcontractors, suppliers, mechanics, materialmen or artisans with respect to any work performed on or materials furnished to the Real Property.

     (r) To the knowledge of the Calton Parties, there are no taxes, assessments or levies of any type whatsoever that will be or are contemplated to be imposed upon and collected from the Real Property arising out of or in connection with the present ownership and operation or development of the Real Property, or any public improvements in the general vicinity of the Real Property, other than as may be reflected in the Permitted Encumbrances or ad valorem taxes, standby fees, front foot benefit charges, unitary assessments or other fees or assessments imposed by Governmental Authorities, quasi-governmental agencies or property owners' associations for provision of utility services applicable to the Real Property for the fiscal year in which the Closing occurs payable to the state, county, school district and city in which the Real Property is situated.

     (s) Except as set forth in Schedule 3.12(s) hereto, the Calton Parties have no knowledge of any proposed or contemplated change in any applicable laws, ordinances or restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions or any other fact, event or development affecting any lot, parcel or tract of land constituting the Real Property which is not specifically addressed in paragraphs
          (a) through (r) above and which will or could reasonably be expected to impair in any material respect the use, occupancy, value or marketability thereof or prevent or impede the development thereof. There is no material adverse fact or condition known by the Calton Parties relating to the condition, repair, value, expense of uncompleted construction or development which has not been specifically set forth in Schedule 3.12(s) hereto to Purchaser.


     (t) Except as set forth in Schedule 3.12(t) hereto, to the knowledge of the Calton Parties, no lot, parcel or tract of land constituting the Real Property is currently classified or regulated (or is under investigation by any Governmental Authority) as wetlands or an endangered habitat or is currently affected by endangered species under federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules or regulations, including, without limitation, Environmental Laws.

3.13 Leases. A list of all leases of property and assets, whether real, personal or mixed, leased by the Company (and under which the aggregate consideration exceeds $25,000) is set forth on Schedule 3.13, and except as described therein, the Company enjoys peaceful and undisturbed possession of all such properties and assets, and all leases of the Company are valid, subsisting and in full force and effect, with no default on the part of the Company or, to the knowledge of the Calton Parties, any other party thereunder, except for defaults the cost of which to remedy will not, in the aggregate, exceed $25,000.

3.14 Notes and Accounts Receivable. Except as set forth on Schedule 3.14, to the knowledge of Calton, all notes receivable and accounts receivable reflected on the Unaudited Balance Sheets (net of reserves stated therein) were not at May 31, 1998, and all such receivables held by the Company on the date hereof, are not, subject to any valid offset or counterclaim, and, to the knowledge of Calton, are collectible in the ordinary course of business.

3.15 Condition of Inventory and Equipment. All tangible assets reflected on the Unaudited Balance Sheets are in good and usable condition, ordinary wear and tear excepted, and suitable in the ordinary course of the Company's business for the purpose for which such assets were intended.

3.16 Litigation and Proceedings. Except as set forth on Schedule 3.16, there are no actions, lawsuits, claims or proceedings pending or, to the knowledge of the Calton Parties, threatened against or affecting the Company in any court or before any arbitrator or governmental agency, domestic or foreign. No such action, lawsuit, claim or proceeding would, if adversely determined, have a material adverse effect on the Company. The Company has not been charged with, nor is it under investigation with respect to, any charge concerning or any violation of any provision of any federal, state or other applicable law or administrative regulation with respect to its business. There are no judgments unsatisfied against the Company and no court orders, settlements or consent decrees to which the Company or any of its Property is subject.

3.17 Tax Matters.

     (a) Except as disclosed on Schedule 3.17(a) hereof, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all Material respects. All Taxes owed by the Company and due (whether or not shown on any Tax Return) have been paid. Except as set forth in Schedule 3.17(a) the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens, security interests or other encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) Neither Calton nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional Taxes as to the Company for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of Calton and the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. Schedule 3.17(c) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for all taxable periods for which the applicable statutes of limitations have not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Calton will deliver to the Purchaser no later than September 22, 1998 true and complete copies of all such Tax Returns, and examination reports, and statements of deficiencies assessed against or agreed to by the Company since November 30, 1988. If delivery is delayed, the Due Diligence Period will be extended a number of days equal to the number of days between September 22 and the day of delivery.

     (d) Except as set forth in Schedule 3.17(d) hereto, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) The Company has not filed a consent under Code ss.341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code [ss.]280G. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Codess.6662. The Company is not a party to any Tax allocation or sharing agreement. Except as set forth in Schedule 3.17(e) the Company has not been a member of an affiliated group filing a consolidated federal income Tax Return other than a group the common parent of which is Calton (the "Calton Group"). The Company has no liability for the Taxes of any Person (other than the Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, except with respect to the Calton Group.

     (f) Under separate cover, Calton has delivered to Purchaser a schedule which sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): the tax basis of the Company in its assets and the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to the Company.

     (g) The Company's accruals for unpaid Taxes have been made by the Company on the Company's books on a basis which is reasonable.

     (h) Except as set forth in Schedule 3.17(h) hereto, the Calton Group has filed all income Tax Returns that it was required to file for each taxable period during which the Company was a member of the Calton Group. All such Tax Returns were correct and complete in all "Material" respects. All income Taxes owed by the Calton Group (whether or not shown on any Tax Return) have been paid for each taxable period (or portion thereof) during which the Company was a member of the group.

     (i) Neither Calton nor any director or officer (or employee responsible for Tax matters) of the Company expects any authority to assess any additional material income Taxes against the Calton Group for any taxable period during which the Company was a member of the group. There is no dispute or claim concerning any income Tax Liability of the Calton Group for any taxable period during which the Company was a member of the group either (i) claimed or raised by any authority in writing or (ii) as to which any of Calton and the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. Except as described in Schedule 3.17(a), the Calton Group has not waived any statute of limitations in respect of any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency for any taxable period during which the Company was a member of the group.

     (j) Except as set forth in Schedule 3.17(j) hereto, the Company does not have any relationship with any other person which constitutes a partnership for federal income tax purposes.

     (k) On the Effective Date, except for a built in loss associated with Steeplechase of approximately $120,000, the Company will not own any asset (i) which was owned by the Company or any member of the Calton Group on November 21, 1995 (the date of an "ownership change" as defined in Code Section 382 applicable to the Calton Group, hereafter the "change date"), (ii) which, on the change date, had an adjusted tax basis which exceeded its fair market value (the "change date built-in loss"), and (iii) which, on the Effective Date, has an adjusted tax basis which exceeds its fair market value (the "Effective Date built-in loss").

     (l) There has not been an "ownership change" within the meaning of Section 382 of the Code of the Company since May 28, 1993, other than the ownership change which occurred on November 21, 1995. The parties agree that if such an "ownership change" occurs after the date of this Agreement and prior to the Closing Date, and the Calton Parties did not participate therein or consent thereto, then Purchaser may reduce the Purchase Price if the Company is not able to fully utilize the Code Section 382 limitation allocated under Section 4.21(i) hereof, to the extent of the value of such reduced utilization.

3.18 Governmental Regulation. Schedule 3.18 sets forth a list of all federal, state and local franchises, permits, licenses, approvals, consents, waivers and other authorizations (including but not limited to those relating to environmental matters) held by, or applicable to, the Company other than building permits and waivers obtained in the ordinary course of business. A true copy of each authorization set forth on Schedule 3.18, or an acceptable representative sampling, has been furnished to the Purchaser for examination. The Company is not in violation of or in default with respect to any applicable law or any applicable rule, regulation, order, writ or decree of any court or any governmental commission, board, bureau, agency or instrumentality (including but not limited to those relating to environmental matters) or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality except where such violation, default or failure to timely file would not have a Material Adverse Effect. Except as set forth on
     Schedule 3.18, the Company has all licenses, permits or other authorizations of governmental authorities used or required by the Company in the operation of its business or for the ownership of its properties and assets. The consummation of the transaction contemplated hereby will not extinguish or adversely affect any such license, permit or authorization which the Company has on the date of this Agreement.

3.19 Required Consents and Approvals. Except as set forth on Schedule 3.19, and except as previously obtained, no Consent, application, registration, qualification, authorization or other action is required to be filed, given, obtained or taken by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby in order to avoid (x) the loss of any Permit or other governmental authorization or (y) the violation or breach of, or the default under, any regulation, order, decree or award of any court or Governmental Authority or any Contract, mortgage, note or any other instrument to which the Company or Calton is a party or to which it or any of its property is subject.

3.20 Contracts.

     (a) Schedule 3.20 hereto contains a correct and complete list of each of the following Contracts to which the Company is a party or by which the Company or any of its properties or assets are or may be bound:

          (i) all employment, agency, consultation or representation Contracts or other Contracts of any type with any present officer, director, employee, agent, consultant or other similar representative of the Company (or former officer, director, employee, agent, consultant or similar representative of the Company, if there exists any present or future liability with respect to such Contract, whether now existing or contingent), other than (a) "at will" employment Contracts and (b) any Contract with a consultant or similar representative which provides for aggregate payments by the Company of less than $25,000 per annum and is terminable by the Company without penalty on not more than ninety (90) days' notice;

          (ii) all Contracts containing any provision or covenant limiting the ability of the Company to engage in any line of business or to compete with or to obtain products or services from any Person;

         (iii) all partnership, joint venture or similar Contracts;

          (iv) all Contracts relating to the borrowing of money by the Company or providing for any direct or indirect guarantee by the Company of any indebtedness of any other Person;

          (v) all Contracts which by their terms provide for the creation, existence or maintenance of a Lien or other Encumbrances on any properties or assets of the Company;

          (vi) all leases or subleases of Real Property and all other leases, subleases or rental or use Contracts, other than any such leases, subleases or Contracts which provide for aggregate payments by the Company of less than $25,000 in any year and are terminable by the Company without penalty on not more than ninety (90) days' notice;

         (vii) all Contracts that involve the disposition or acquisition by the Company after the date hereof of any material properties or assets not in the ordinary and regular course of business and in a manner consistent with past practice;

        (viii) all Contracts (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among the Company on the one hand and any of its Affiliates on the other hand;

          (ix) all outstanding proxies, powers of attorney or similar delegations of authority of the Company;

          (x) all Contracts containing any "change of control" provision or agreement;

          (xi) all Contracts that involve the payment or potential payment by or to the Company of aggregate amounts exceeding $25,000 in any year, other than Contracts which are terminable by the Company without penalty on not more than ninety (90) days' notice; and

         (xii) all other Contracts that are material to the Company or that could prevent, impede or otherwise affect in any material respect the consummation of the transactions contemplated by this Agreement.

     (b) Within three (3) Business Days from the date of this Agreement, the Company will have provided or made available to the Purchaser correct and complete copies of all of the Contracts identified or required to be identified in Schedule 3.20 heretofore or in the case of oral Contracts written descriptions of all of the material terms thereof

     (c) Each Contract identified or required to be identified on Schedule 3.20 hereto is in full force and effect and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization and other laws of general application relating to creditors' rights and to general principles of equity. To the knowledge of the Calton Parties, each such Contract is a legal, valid and binding obligation of each other party thereto and is enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general application relating to creditors' rights and to general principles of equity. Neither the Company nor (to the knowledge of the Calton Parties) any other party to any such Contract is in violation or breach of or default under any such Contract, except any violation, breach or default which could not reasonably be expected to have a Material Adverse

          Effect. Except as set forth in Schedule 3.20 hereto and except for any such provision which could not be reasonably expected to have a Material Adverse Effect, no such Contract contains any provision which prohibits or restricts, or provides that the other party thereto may terminate such Contract in the event or by reason of, the transactions contemplated by this Agreement, or contains any other provision that would be altered or otherwise become applicable by reason of such transactions.

3.21 List of Directors, Officers, Employees and Bank Accounts. Schedule 3.21 contains:

     (a)  a true and complete list of all directors and officers of the Company;

     (b) a true and complete list showing the names of all employees of the Company as at August 1, 1998 (current annual compensation of such employees will be delivered to Purchaser at the date of this Agreement in confidence); and

     (c) the name and address of each bank or other financial institution in which the Company has an account or a safe deposit box, the account numbers and the names of all persons authorized to draw thereon or to have access thereto.

3.22 Brokers or Finders. No broker or finder has acted on the Company's or Calton's behalf in connection with this Agreement or the transactions contemplated hereby, except that Calton has agreed to pay a commission to the firm of Michael Kahn and Associates and Calton acknowledges that the Company and the Purchaser will have no liability or obligation with regard to such agreement or commission.

3.23 Insurance. Schedule 3.23 sets forth true and correct summaries of all liability and other insurance policies maintained by the Company, and accurately states the coverages, deductible amounts and carriers of each such insurance policy. All such insurance policies are in full force and effect and no notice of cancellation or termination has been received with respect to any such policy. All such insurance policies are maintained with reputable and, to the knowledge of the Calton Parties, financially sound insurance companies and associations and such policies provide coverage in amounts which in the judgment of Calton are adequate and insure against risks with respect to which insurance is normally maintained by Persons conducting a business similar to that of the Company. There are no circumstances known to the Calton Parties that would enable any insurance company or association to avoid liability under any of the insurance policies maintained by the Company, other than pursuant to express exclusions and limitations of such policies. Except as set forth in
     Schedule 3.23, the coverage provided by such insurance policies with respect to events occurring prior to the Closing Date will not be affected in any manner by, and will not terminate or lapse by reason of, any of the transactions contemplated by this Agreement. At no time since May 31, 1998 has any insurance company or association canceled or reduced any coverage maintained by the Company, or given any notice or other indication of its intention to cancel or reduce any such coverage. The loss, damage or destruction of any properties and assets of the

     Company which are not fully covered by insurance would not have a Material Adverse Effect.

3.24 Environmental Matters. Except as set forth in Schedule 3.24:

     (a) The facilities and property presently owned or leased by the Company have been (to the knowledge of the Company) prior to the date hereof, and continue to be, operated by the Company in compliance in all material respects with all applicable Environmental Laws.

     (b) The Company has not received notice from any Person of any Environmental Claim that is currently pending or threatened against the Company.

     (c) There are no past or present actions, activities, circumstances, conditions, events or incidents (including, but not limited to, the release, emission, discharge, presence, or disposal of any Hazardous Material) that are reasonably likely to form the basis of any Environmental Claim against the Company or, to the knowledge of the Company, any Person whose liability for such an Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law.

     (d) Schedule 3.24(d) describes all material permits, licenses, certifications, consents, exemptions, approvals and other authorizations currently held by the Company pursuant to applicable Environmental Laws and the Company is in compliance in all material respects with the terms thereof.

     (e) The Company has not received notice and has no knowledge that property presently owned or leased, or previously owned or leased, by the Company is listed or proposed for listing on the National Priorities List created pursuant to CERCLA, or on the CERCLIS or any similar state, local or other list of sites potentially requiring investigation, monitoring, cleanup, remediation or any other response or corrective action.

     (f) The Company has not transported or arranged for the transportation of any Hazardous Materials to any location which is listed on the National Priorities List, the CERCLIS or any similar state list, nor has the Company received notice or otherwise have knowledge of pending or threatened claims as a result of transporting, disposing or arranging to transport or dispose Hazardous Materials to any location.

     (g) All underground and aboveground storage tanks, and the capacity and contents of such tanks, located on property that is owned or, to the knowledge of the Company, on property that is leased by the Company are shown on Schedule 3.24(g).

     (h) There is no asbestos containing material located in any building, building component, structure or office space that is owned or, to the knowledge of the Company, that is leased by the Company, nor is there any asbestos containing material stored, disposed of or otherwise present at any property that is owned or, to the knowledge of the Company, that is leased by the Company, nor is any asbestos containing material contained in any of the homes built by the Company or its predecessors, in each case with such exceptions as are not reasonably likely to give rise to any liability under an Environmental Law.

     (i) No polychlorinated biphenyls (PCBs) are used, disposed of, stored or otherwise present at any property that is owned or, to the knowledge of the Company, that is leased by the Company, and no formaldehyde containing material is contained in any of the homes constructed by the Company, in each case with such exceptions as are not reasonably likely to give rise to any liability under an Environmental Law.

     (j) All written reports and studies (including, but not limited to, any site assessments or environmental, health or safety audit report) obtained by or in the possession of the Company with respect to any of the matters referred to in paragraphs (a) through (i) above are identified in Schedule 3.24(j). The Company has heretofore provided the Purchaser correct and complete copies of all such reports and studies in the possession of or otherwise available to the Company.

     (k) The Company has not owned, operated, or used any underground storage tanks at any facility and has not engaged in or permitted any activities or incidents at any facility that have caused or contributed to the release of any Hazardous Material into the groundwater underlying those properties.

3.25 Intellectual Property Rights.

     (a) Schedule 3.25(a) contains a true, correct and complete list of all (i) registered Intellectual Property Rights owned or used by the Company,
          (ii) applications for registrations of Intellectual Property Rights filed by the Company, (iii) unregistered trade names and corporate names owned or used by the Company and (iv) unregistered trademarks and service marks owned or used by the Company. It also contains a true, correct and complete list of all licenses granted by the Company to any third party with respect to any Intellectual Property Rights and all licenses granted by any third party to the Company with respect to any Intellectual Property Rights (other than standard form licenses with respect to commercial software that is generally available from third parties), in each case, identifying the Intellectual Property Rights covered thereby. The Company owns all right, title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights identified on such schedule. The Company has taken all actions which are reasonably necessary to maintain and protect its Intellectual Property Rights, except to the extent the failure to take such actions would not have a Material Adverse Effect on the Company.

     (b) (i) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of such Intellectual Property Rights, (ii) the Company has not received any notices of any infringement or misappropriation by, or conflict with, any third party with respect to such Intellectual Property Rights (including, but not limited to, any demand or request that the Company license any rights from a third party), (iii) to the knowledge of the Company, the conduct of the businesses conducted by the Company does not infringe or misappropriate in any material respect, and is not in conflict in any material respect with, any Intellectual Property Rights of other Persons, and (iv) to the knowledge of the Company, the intellectual Property Rights owned by or licensed to the Company are not being infringed or misappropriated in any material respect by any other Persons.

     (c) Except as set forth in Schedule 3.25(c), none of the Company's business, operations, computer systems, operating systems or other systems, products, services or financial condition are or will be materially affected by the Year 2000 Problem. For purposes of this Agreement, the "Year 2000 Problem" shall mean the failure of certain computer programs to recognize the year 2000 due to their use of only the last two digits of a year in their date field.

3.26 Employee Benefit Plans.

     (a) Schedule 3.26(a) sets forth a true, complete and correct list of all "Employee Benefit Plans" (as defined in Section 3(3) of ERISA) and any other employee benefit arrangements or payroll practices (including, but not limited to, stock options, severance pay, vacation pay, company awards, salary continuation for disability, sick leave, deferred compensation, bonus or other incentive compensation and stock purchase arrangements or policies) maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or is obligated to contribute (collectively, the "Employee Benefit Plans"). All of these Employee Benefit Plans will no longer apply to employees of the Company following the Closing Date, except to the extent required by law.

          Schedule 3.26(a) also sets forth the name and title of the five (5) most highly compensated present employees of the Company or any ERISA Affiliate. No Employee Benefit Plans cover persons employed outside of the United States. No Employee Benefit Plan is subject to Section 4063 or 4064 of ERISA. No Employee Benefit Plans are "multi employer plans" as defined in Section 3(37) of ERISA. No Employee Benefit Plans that are welfare plans as defined in Section 3(1) of ERISA provide benefits after termination of employment (other than as required by Section 4980B of the Internal Revenue Code and at the former employee's own expense). Except as described in Schedule 3.26(a) neither the Company nor any ERISA Affiliate maintains or contributes to, or ever maintained or contributed to, a "defined benefit plan" in
          Section 3(35) of ERISA.

     (b) Each of the Employee Benefit Plans intended to qualify under Section 401 of the Internal Revenue Code (collectively, the "Qualified Plans") so qualifies, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or the imposition of any material liability, penalty or tax under ERISA or the Internal Revenue Code. The Company has delivered to the Purchaser a copy of the most recent favorable determination letter received from the Internal Revenue Service with respect to each Qualified Plan. Any entity maintained or contributed to by the Company and which is intended to be an association described in Section 501(c)(9) of the Internal Revenue Code is exempt from federal income tax under Section 501(a) of the Internal Revenue Code and a copy of the determination letter received from the Internal Revenue Service with respect to the exemption of such association has been furnished to the Purchaser.

     (c) All contributions and premiums required by law or by the terms of each Employee Benefit Plan or any agreement relating thereto have been timely made (without regard to any waivers granted with respect thereto).

     (d) There has been no violation of ERISA that could result in a material liability with respect to the filing of applicable returns, reports, documents or notices regarding any of the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

     (e) Correct and complete copies of the following documents with respect to each of the Employee Benefit Plans (as applicable) have been delivered by the Company to the Purchaser: (i) any plans and related trust documents, and all amendments thereto, (ii) the most recent Forms 5500 and schedules thereto (including any actuarial reports), (iii) the most recent summary plan description, and (iv) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

     (f) Except as set forth in Schedule 3.26(f) there are no pending actions suits or proceedings which have been asserted, instituted or, to the knowledge of Calton, threatened against any Employee Benefit Plan, the assets of any such plan or the Company, or the plan administrator or fiduciary of any Employee Benefit Plan with respect to the operation of any such plan (other than routine, uncontested benefit claims), and, to the knowledge of Calton, there are no facts or circumstances which are reasonably likely to form the basis for any such action, suit or proceeding. Neither the Company nor any fiduciary of any Employee Benefit Plan has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or 4975 of the Code.

     (g) Each of the Employee Benefit Plans has been maintained and administered in all material respects in accordance with its terms and all provisions of applicable laws, statutes, rules or regulations of any Governmental Authorities. All amendments and actions required to bring each of the Employee Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable law, statutes rules or regulations of any Governmental Authorities have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Closing Date or are disclosed on Schedule 3.26(g).

     (h) As to each Employee Benefit Plan, the Company complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; (iii) the health care continuation provisions of ERISA and the Code; and (iv) the Medicare Secondary Payor Provisions of Section 1862 of the Social Security Act.

     (i) The Company will not have, by reason of the transactions contemplated by this Agreement, any obligation to make any payment to any employee pursuant to any Employee Benefit Plan, contract or employment agreement.

3.27 Transactions with Affiliates. Except as set forth in Schedule 3.27, the Company has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any indebtedness or other obligations of, or acquired any capital stock, obligations or securities of, or made any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any officer, director or employee of the Company or any of its Affiliates, other than compensation and benefits provided to any such officer, director or employee in the ordinary course of business and consistent with past practice.

3.28 Labor Matters.

     (a) Except as set forth in Schedule 3.28: (i) neither the Company nor its Subsidiaries is a party to any outstanding employment, consulting or management agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission following termination of such agreement or contract;
          (ii) neither the Company not its Subsidiaries is a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law); (iii) neither the Company nor its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Subsidiaries, nor does

          Calton know of any activities or proceedings of any labor union to organize any such employees. Calton has furnished to the Purchaser complete and correct copies of all such agreements ("Employment and Labor Agreements"). Neither the Company nor its Subsidiaries has breached or otherwise failed to comply with any provisions of any Employment and Labor Agreement, and is in full compliance with all terms of any collective bargaining agreement and there are no grievances outstanding thereunder.

     (b) Except as set forth in Schedule 3.28: (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"); (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or to Calton's knowledge threatened against or affecting the Company or any Subsidiary, and neither the Company nor any Subsidiary has at any time experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company or any Subsidiary; (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company or any Subsidiary;
          (iv) there are no charges with respect to or relating to the Company or any Subsidiary pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices; and (v) neither the Company nor any Subsidiary has formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company or any Subsidiary and no such investigation is in progress.

3.29 Accuracy of Disclosure Schedule. The information set forth in the Disclosure Schedule is true, complete and correct in all material respects and is represented and warranted by Calton as though set forth in this Agreement.

3.30 Material Changes. Except as set forth in Schedule 3.30, since May 31, 1998:

     (a) there has not been any material adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationship with lenders, suppliers, customers, employees, or others, whether such changes have occurred in the ordinary course of business or otherwise;

     (b) there has not been any declaration, setting aside, or payment of any dividend or other distribution on or in respect of the Common Stock, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the Common Stock, or any issuance of any shares of the Common Stock;

     (c) there has not been any increase in the compensation or in the rate of compensation or commissions payable or to become payable by the Company to any director, officer or salaried employee, or any payment of or commitment to pay any bonus, severance or termination pay, profit-sharing or other extraordinary compensation to any employee;

     (d) there has not been any damage, destruction or loss materially and adversely affecting the properties or business of the Company;

     (e) there has not been any disposition of or Encumbrance or agreement to dispose of or to encumber, or any pledge or grant of a security interest in or agreement to pledge an interest in, any of the properties or assets of the Company, or any increase or any agreement to increase any indebtedness of the Company;

     (f) there has not been any merger, consolidation or other business combination involving the Company, or any agreement to merge, consolidate or combine with any other Person; nor has there been any acquisition of or agreement to acquire any stock, business, property or assets of any other Person.

     (g) there has not been any labor dispute which affects the business or business prospects or properties of the Company;

     (h) there has not been any settlement in respect of any actions, lawsuits or proceedings at law or in equity involving any payment by the Company;

     (i) there has not been any loan or advance to any officer, director, employee or shareholder or Affiliate of the Company except a normal travel advance, a reasonable expense advance or advances to employees not exceeding their accrued and unpaid wages;

     (j) there has not been any cancellation by the Company, without payment in full, of any promissory notes, loans, or other obligations receivable from any officer, director, employee, shareholder or other Affiliate of the Company, or any member of their families, or from any Person in which any officer, director, employee or shareholder of the Company has any direct or indirect interest;

     (k) there has not been any sale or grant to any party or parties of any license, franchise, option or other right of any nature whatsoever to sell, purchase, distribute, or otherwise deal in or with the property of the Company, other than in the ordinary course of business, or any sale or grant to any party or parties of any license, franchise, option or other right of any nature to acquire or use any Intellectual Property Rights or other proprietary rights of the Company;

     (l) there has not been any change in the accounting methods or practices of the Company;

     (m) there has not been any contract entered into by the Company for services or otherwise with any of the officers, directors, employees or shareholders of the Company, or members of their families;

     (n) there has not been any contract or agreement entered into, or any business transaction engaged in, by the Company with any Affiliate of the Company;

     (o) there has not been any action taken by the Company other than in the ordinary course of business; and

     (p) except as contemplated in the conditions to Closing set forth in this Agreement, there has not been any agreement or commitment by the Company, to do or take any of the actions referred to in subsections
          (a) through (o) of this Section 3.29.

3.31 Representations and Warranties. No representation, warranty or covenant contained in this Agreement, the exhibits hereto, the Disclosure Schedule or any documents to be delivered at the Closing contains or shall contain any untrue material statement or omits to state a material fact necessary in order to make the statements therein not misleading. Copies of all documents furnished to the Purchaser in connection with this Agreement are true and complete.

     Neither the Company nor Calton knows of any facts specifically relating to the Company's business (other than general economic and industry conditions) which the Company and Calton have not disclosed in writing to the Purchaser which materially and adversely affect or, so far as the Company and Calton can now foresee, will materially and adversely affect the business, operations or principal properties of the Company, or the ability of the Company and Calton to perform this Agreement.

                                   ARTICLE IV

                                CERTAIN COVENANTS

4.01 Conduct of Business. From the date hereof until the Closing Date, the Calton Parties shall conduct their businesses in the ordinary and regular course of business and consistent with past practice and shall use their reasonable best efforts to preserve intact the business organization of the Company, to keep available the services of its present officers and employees, and maintain their present relationships with property developers, suppliers, insurers, lessors and licensees and with the Governmental Authorities and other Persons having business relationships with the Company, except to the extent that the Company may change present relationships with any of such parties and substitute therefor a relationship or relationships with new parties which will provide to the Company no less than the benefits presently being derived from the existing relationship(s). Without limiting the generality of the foregoing, from the date hereof until the Closing Date, except as provided in this Agreement, neither of the Calton Parties shall, directly or indirectly, do, or propose or commit to do, any of the following without the prior written consent of the Purchaser, which will not be unreasonably withheld:

     (a) amend or make any other change in its Charter or Bylaws except as specifically contemplated by this Agreement;

     (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock or other equity securities of, or ownership interests in, the Company or any Subsidiary or any options, warrants, calls or other rights to acquire any shares of capital stock or other equity securities of, or ownership interests in, the Company or any Subsidiary;

     (c) sell, lease, transfer or otherwise dispose of any Real Property or any other material properties or assets of the Company or any Subsidiary (whether or not reflected on the books of the Company or any Subsidiary and whether real, personal or mixed, tangible or intangible), except as permitted in the ordinary and regular course of business;

     (d)  consolidate with, or merge with or into, any Person;

     (e) except as set forth on Schedule 4.01(e), declare, set aside or pay any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company or redeem, purchase or otherwise acquire any capital stock or other equity interests of, or ownership interests in, the Company;

     (f) Except as set forth on Schedule 4.01(f), reclassify, combine, split or subdivide any shares of the capital stock of Calton or the Company;

     (g) incur or assume any indebtedness for borrowed money or issue any debentures, notes or other debt securities or (except in the ordinary and regular course of business and consistent with past practice) assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person;

     (h) make any loans, advances or capital contributions to, or investments in, any other Person (other than to any direct or indirect wholly owned Subsidiary), except in the ordinary and regular course of business and consistent with past practice;

     (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other Person or division thereof;

     (j) create or incur any Liens upon the properties or assets of the Company or suffer to exist any such Liens (other than Permitted Encumbrances), except in the ordinary and regular course of business and consistent with past practice;

     (k) enter into any Contracts or commitments or engage in any transactions not in the ordinary and regular course of business and consistent with past practice (By way of example, and not limitation, the Calton Parties will not close the sales of houses unless and until the same are ready for closing in accordance with the pertinent sales contracts with their customers);

     (l) engage in any transactions with any Affiliate (other than transactions between the Company and any of its direct or indirect wholly owned Subsidiaries), except on terms and conditions at least as favorable to the Company as those that would apply in the case of a similar arms length transaction;

     (m) enter into any agreement, arrangement or understanding with any director, officer or key employee of the Company providing for the employment of any such director, officer or key employee or any increase in the compensation, severance or termination benefits payable or to become payable by the Company to any such director, officer or key employee or make any loan to or enter into any other material transaction or arrangement with any such director, officer or key employee;

     (n) increase the benefits payable by the Company or any Subsidiary under any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, program or arrangement made to, for or with any of the directors, officers or employees of the Company or any Subsidiary;

     (o) fail to keep all of the properties and assets of insurable character of the Company or any Subsidiary insured to the extent set forth on
          Schedule 3.23 hereto, except where such failure could not reasonably be expected to have a Material Adverse Effect;

     (p) cancel or compromise any material claim, waive or release any material rights or change or terminate any material Contract of the Company or any Subsidiary, except in the ordinary and regular course of business and consistent with past practice;

     (q) fail to maintain in full force and effect all Permits that are required in connection with the conduct of the businesses of the Company or any Subsidiary, except in cases where the failure to maintain such Permits could not reasonably be expected to have a Material Adverse Effect; or sell, transfer, license or otherwise dispose of any material rights or interests under any such Permits, except in the ordinary and regular course of business and consistent with past practice;

     (r) change the accounting principles or methods of the Company or any Subsidiary, except as required by law or as a result of any mandatory change in accounting standards;

     (s) fail to maintain the books and records of the Company or any Subsidiary in the usual, regular and ordinary manner;

     (t) make any Tax elections or settle or compromise any income tax liability, except in the ordinary and regular course of business and consistent with past practice; and

     (u) take any action which would cause any representation or warranty of the Calton Parties contained in this Agreement to be untrue or incorrect as of the date when made or (except in the case of representations and warranties made as of a specific date) as of any future date.

4.02 Other Proposals.

     (a) From the date hereof until the Closing Date, the Calton Parties shall not, and shall use their best efforts not to permit their respective Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) to, initiate any contact with, solicit, encourage or enter into or continue any negotiations, understandings or agreements with any Third Party with respect to, or furnish or disclose any non-public information regarding the Calton Parties or their respective businesses to any Third Party in connection with, any Acquisition Proposal. Notwithstanding the foregoing, to the extent required by the fiduciary obligations of the Board of Directors of Calton based on the advice of counsel, (i) Calton may, in response to an unsolicited request therefor, furnish non-public information with respect to the Calton Parties or their respective businesses to any Qualified Third Party pursuant to a customary confidentiality agreement and discuss such information (but not any Acquisition Proposal and not any non- public information relating to the structure of the transactions contemplated hereby, other than any information which Calton can demonstrate was independently developed by it or its advisors) with such Qualified Third Party and (ii) upon receipt by Calton of an Acquisition Proposal from a Qualified Third Party, if (A) Calton has complied fully and in a timely manner with its obligations to notify the Purchaser of the receipt of such Acquisition Proposal (and the identity of the offeror and the material terms of such proposal) in accordance with Section 4.02(b) hereof, (B) the Board of Directors of Calton has reasonably determined that such Acquisition Proposal, if consummated, would constitute an Overbid Transaction and (C) Calton has delivered a written notice to the Purchaser (an "Overbid Notice") advising it of the foregoing determination by its Board of Directors (which notice shall be accompanied by copies of the form of definitive agreement or other documentation proposed to be entered into in connection with the Acquisition Proposal), Calton may participate in discussions and negotiations with such Qualified Third Party regarding such Acquisition Proposal.

          Furthermore, if (v) Calton has delivered an Overbid Notice to the Purchaser (after compliance in full with each of the conditions precedent to the delivery of such a notice set forth in clauses (i) and (ii) of the immediately preceding sentence), (w) the Purchaser shall not have delivered to Calton within ten (10) calendar days after receipt of such Overbid Notice a written offer (a "Topping Offer") to amend the terms of this Agreement in order to provide for consideration attributable to the Common Stock having a value at least $1,000,000 greater than the value of the consideration provided for under the Acquisition Proposal to which such Overbid Notice relates, which offer shall state that it may not be withdrawn or revoked by the Purchaser unless Calton and the Purchaser do not enter into an amendment to this Agreement to reflect the acceptance of the Topping Offer within ten (10) calendar days after receipt thereof by Calton (it being understood and agreed that, if the Purchaser does deliver a Topping Offer to Calton, Calton then shall immediately cease to participate in discussions or negotiations with such Qualified Third Party regarding such Acquisition Proposal), (x) the terms of the Acquisition Proposal shall not have been modified in a manner adverse to Calton or its existing stockholders after the date of the Overbid Notice (it being understood and agreed that Calton shall promptly advise the Purchaser in writing of the nature of any change in the terms thereof), (y) either Calton shall have paid the Termination Fee to the Purchaser (if Calton shall not have theretofore delivered the Termination Fee Deposit to the Termination Fee Escrow Agent) or the Calton Parties shall have taken all action on their part required in order to cause the Termination Fee Escrow Agent to deliver the Termination Fee Deposit to Purchaser (if Calton shall have theretofore delivered the Termination Fee Deposit to the Termination Fee Escrow Agent) and (z) the Calton Parties shall have taken all action on their part required to cause the Escrow Agent to deliver the Earnest Money Deposit to the Purchaser (the conditions set forth in clauses (v), (w), (x), (y) and (z) above being hereinafter collectively referred to as the "Overbid Termination Conditions"), the Company may enter into an agreement with a Qualified Third Party with respect to an Overbid Transaction. It is expressly understood and agreed that, if any Affiliates, directors, officers, agents or other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) of any of the Calton Parties, whether or not such persons are purporting to act on behalf of Calton, engage in any conduct involving the furnishing of information to, the solicitation of, or participation in discussions or negotiations with, a Third Party which, if performed by any of the Calton Parties, would constitute a breach of the provisions of this Section 4.02(a), then, notwithstanding anything to the contrary contained herein, such Third Party shall not be deemed a Qualified Third Party for purposes of this Agreement.

     (b) In the event either of the Calton Parties shall directly or indirectly receive any offer, proposal or inquiry regarding an Acquisition Proposal, Calton shall notify the Purchaser within two (2) Business Days after the receipt of such offer, proposal or inquiry and shall, in any such notice to the Purchaser, indicate the identity of the offeror and all of the material terms of such offer, proposal or inquiry.

     (c) Neither Calton nor the Company shall modify, or release any Third Party from, any confidentiality or standstill agreement to which it is a party (exclusive of those in which it is solely the recipient rather than the provider of confidential information).

4.03 Access to Information. From the date hereof until the Closing Date, the Calton Parties shall permit the Purchaser, and its Affiliates, directors, officers, agents or other representatives (including, but not limited to, any attorneys, accountants or environmental consulting firm) to make a full investigation of the business, prospects, properties, financial condition and results of operations of the Company and will afford the Purchaser and such representatives full access to the offices, buildings, real properties, records, files, books of account, tax returns, agreements and commitments, record books and stock books of the Company and to their directors, officers, independent accountants, agents and other representatives, at such reasonable times and as often as the Purchaser may reasonably request. Upon request by the Purchaser, the Company shall request their present independent accountants (including the predecessors to the same before PriceWaterhouseCoopers LLP was organized) and Persons who assist in the preparation of Tax Returns to afford the Purchaser and its representatives access to all accountants' working papers for all audits and reviews of the financial statements of the Company. The Company shall afford to the Purchaser and its representatives access to all such further information relating to the business, prospects, properties, financial condition and results of operations as the Purchaser or such representatives may reasonably request. No investigation pursuant to this
     Section 4.03 shall affect any representations or warranties made by the Calton Parties in this Agreement or the conditions to the obligations of any party hereto to consummate the transactions contemplated hereby. The provisions of the Confidentiality Agreement shall apply to any information provided to the Purchaser, or its Affiliates, directors, officers, agents or other representatives, pursuant to this Section 4.03; provided, however, that as of the Closing Date, the Confidentiality Agreement shall terminate and be of no further force and effect.

4.04 Best Efforts. Subject to the terms and conditions hereof, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things which are necessary, proper or advisable under applicable laws and regulations or otherwise in order to consummate and make effective the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all agreements, certificates and other instruments and shall use its reasonable best efforts promptly to obtain all Consents from, and to effect all registrations, filings and notices with or to, any Governmental Authorities or other Persons which are necessary or appropriate in connection with said transactions or in order to fulfill all conditions to obligations of the parties under this Agreement.

4.05 HSR Act. Each of Calton and the Purchaser will promptly file or cause to be filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission notification and report forms pursuant to the HSR Act relating to the transactions contemplated by this Agreement. The Company and Calton shall promptly respond to any request for additional information or documentary material by the Antitrust Division of the Department of Justice or the Federal Trade Commission and will cooperate with each other in order to ensure that any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act expires or is terminated as soon as practicable. Any waiting period (and any extension thereof) applicable to the consummation of the transaction under the HSR Act shall have expired or been terminated.

4.06 Title Policies and Surveys. Within 15 days from the date of this Agreement, Calton will deliver to Purchaser all surveys it owns or controls relative to the Real Property as well as copies of all existing title insurance policies relative to the Real Property. If the Purchaser so requests, the Company shall obtain, at Purchaser's expense, from one or more title companies reasonably acceptable to the Purchaser and shall deliver to the Purchaser at Closing, with respect to each lot, parcel and tract of land constituting the Real Property, a current owner's policy of title insurance in the form of an ALTA Form B Extended Coverage Owners Policy to the extent available in the applicable state based on the most recent surveys of such lot, parcel or tract delivered to the Purchaser and otherwise in a form which is standard for the applicable state and provides substantially the same coverage as the above mentioned ALTA policy (each a "Title Policy") in an amount acceptable to the Purchaser. The Title Policies shall insure in the Company fee simple title to the Real Property in marketable or indefeasible condition customary to the state in which the property is located, subject only to the Permitted Encumbrances. To the extent that Calton or the Company has title insurance policies which are less than twelve (12) months old and are substantially equivalent to that described above, the Purchaser will accept the same in lieu of obtaining a new title insurance policy, but may require Calton to obtain endorsements thereto bringing coverage current to the Closing Date at the expense of the Purchaser.

4.07 Notification of Certain Other Matters. The Company shall promptly notify the Purchaser of:

     (a) any actions, suits, inquiries, investigations or proceedings commenced or threatened against or affecting the Company which, if pending on the date hereof, would have been required to have been set forth or described in any Schedule required hereby or which relate to the transactions contemplated by this Agreement;

     (b) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (c) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

     (d) any fact, development or occurrence that constitutes a Material Adverse Change or, so far as reasonably can be foreseen at the time of its occurrence, could have a Material Adverse Effect.

4.08 Supplemental Disclosure. The Calton Parties shall have the continuing obligation promptly to supplement the Disclosure Schedule or any writing previously delivered to the Purchaser with respect to any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in a Schedule required hereby or in any writing delivered to the Purchaser, provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental disclosure shall not be deemed to have been disclosed as of the date hereof unless so agreed to in writing by the Purchaser.

4.09 Delivery of Opinion and Certificates to Purchaser.

     At least one (1) full Business Day prior to Closing, the Calton Parties shall deliver or cause to be delivered to the Purchaser each of the following:

     (a) legal opinions of Giordano, Halleran and Ciesla, counsel for Calton, and Robert A. Fourniadis dated as of the date of delivery thereof, in the form attached as Exhibit D hereto; and

     (b) a certificate (or certificates) of the chief executive officer and chief financial officer of Calton and of the Company, dated as of the date of delivery thereof, certifying that, except as specifically stated therein, (i) each of the representations and warranties of the Calton Parties contained in this Agreement is true and correct as of such date as if made on such date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date) and (ii) the Calton Parties have performed and complied with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on such date.

4.10 Solicitation of Shareholder Approval by Calton. The consummation of the Transaction is conditioned upon Calton procuring approval of the same by the requisite vote of its shareholders, pursuant to and in accordance with all state and federal securities laws governing proxy solicitations. Calton will exercise its best efforts to procure such approval before the Effective Date.

4.11 Payoff of Existing Indebtedness. The Purchaser undertakes and agrees that it will prepay in full, at the Closing, all of the indebtedness which (x) encumbers any of the assets which are owned by the Company and (y) which is scheduled and described in detail in Schedule 4.11 hereto (the "Existing Indebtedness").

4.12 [Intentionally Omitted].

4.13 Insurance Coverage. Calton and the Company hereby covenant and agree that they will provide to Purchaser at Closing evidence that the insurance described in Section 3.23 will remain in full force and effect following Closing and that such insurance will include claims under any comprehensive general liability coverage which relates to homes or other products which were constructed by or sold by Calton or the Company or any of its Subsidiaries prior to Closing.

4.14 Employment Agreements. On or before the expiration of the Due Diligence Period the Company will enter into employment agreements with no more than six persons presently employed by one or more of the Calton Parties in form and content acceptable to Purchaser.

4.15 Delivery of Opinion and Certificates to Calton.

At least one (1) full Business Day prior to Closing, the Purchaser shall deliver or cause to be delivered to Calton each of the following:

     (a) an opinion of Raymond G. Smerge, counsel for Purchaser, dated as of the date of delivery thereof, in the form attached as Exhibit E hereto; and

     (b) a certificate (or certificates) of the Chief Executive Officer and Chief Financial Officer of Purchaser, dated as of the date of delivery thereof, certifying that, except as specifically stated therein, (i) each of the representations of the warranties of the Purchaser contained in this Agreement is true and correct as of such date as if made on such date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date) and (ii) the Purchaser has performed and complied with all provisions, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on such date.

4.16 Company Name. At the Closing, Calton will transfer to Purchaser the right to the use of the name "Calton Homes", and all names similar thereto (except Calton, Inc. and Calton Homes of Florida, Inc.) and Calton shall furnish such written consents as Purchaser shall reasonably request to the use by Purchaser or the Company of such name. Further, if following the third anniversary of the Closing Date, Purchaser is not using the name "Calton Homes" in connection with its operations of the Company or with respect to any other homebuilding operations, and has not for at least twelve (12) consecutive months then it will, upon request by Calton, reconvey to Calton, at no charge, the right and privilege to use such name as well as all ownership interest therein. However, such reconveyed interest will not be extended to the states of New Jersey or Pennsylvania, Calton acknowledging that it will never use the name "Calton Homes" in connection with any operations in either of those states.

4.17 Warranty Work. Following the Closing all Warranty Work (defined below) with respect to houses constructed by the Company or any Subsidiaries or any of the predecessors of them, will be performed as follows:

     (a) The Company will undertake and complete all Warranty Work, subject to the provisions below, within a reasonable period of time after receipt of written requests for such work from the customer.

     (b) The Company has established, as set forth in the May 31, 1998 Unaudited Balance Sheet, a Warranty Work reserve of $383,910. The Warranty Work reserve contained in the Audited November 30, 1998 Balance Sheet may be substituted for the reserve contained in the May 31, 1998 Unaudited Balance Sheet. Purchaser will cause the Company to perform all Warranty Work at its own expense (at a cost customary and reasonable in the industry) until such time as it has incurred, in performing such work, an amount equal to such reserve. In calculating the expense of performing such work, Purchaser will not include indirect overhead costs or salaried employees costs.

     (c) Neither Purchaser nor the Company will perform Warranty Work without the prior written consent of Calton if the estimated cost of completing such work, in the reasonable opinion of Purchaser or the Company, will exceed $1,000.00. Purchaser will notify Calton in writing of each request from a homeowner for Warranty Work if the estimated cost exceeds such amount. If Calton fails to notify Purchaser within three (3) Business Days following its receipt of such notice that it rejects such work, then Purchaser will be deemed authorized to perform such work at the expense of Calton. If Calton does reject such Warranty Work on a timely basis, and Purchaser nonetheless determines that its or the Company's failure to complete such Warranty Work may have an adverse effect on the business reputation of the Purchaser or the Company, then Purchaser may perform or cause the Company to perform such Warranty Work and, subject to arbitration as described below, the cost of such work will be borne by Calton. Any decision made by Purchaser to perform Warranty Work which Calton rejects will be done in good faith. Notwithstanding the foregoing, should Purchaser and Calton disagree as to the necessity of performing such Warranty Work, then Purchaser may perform such work without waiving its right to collect the cost thereof from Calton, and, if Calton refuses to pay, either Calton or Purchaser may initiate an arbitration of such dispute with the American Arbitration Association under its commercial rules, and the parties acknowledge and agree that the decision of such arbitrator in such matter will be final and binding upon them, and will be enforceable as though it were a judgment in a court of law.

     (d) Subject to Section 4.17(c) above, Calton will pay to Purchaser all costs incurred by Purchaser in performance of all the Warranty Work in excess of the reserve (exclusive of indirect overhead costs). Calton will reimburse Purchaser such costs within fifteen (15) days following Calton's receipt of a written statement therefor, and to the extent that this payment is not made within such fifteen days, then (a) Purchaser shall be relieved of the obligation to perform any more Warranty Work and (b) all sums due will bear interest at nine percent (9%) per annum from the date of such statement until paid. The Purchaser may render a billing to Calton no more frequently than every other week.

     (e) The term "Warranty Work" shall mean the replacement or repair of deficient workmanship, materials or equipment in all houses delivered by the Company or any of the Subsidiaries or any of their predecessors prior to Closing, all strictly in accordance with the warranty program of the Company as described in Exhibit F attached hereto.

4.18 Resignations. Calton will obtain, on or before the Closing Date, the resignations of those directors and officers of the Company identified to Calton during the Due Diligence Period by Purchaser, such resignations to be effective as of the Closing Date.

4.19 Office Space. With reference to the office space lease to which Calton is a party as tenant of the 500 Craig Road building in Manalapan, New Jersey, Calton will, immediately following the date hereof, sublease in its entirety its interest as tenant to the Company, upon the same terms and conditions as the existing office space lease. Purchaser agrees that, following Closing, on a month to month basis, the Company will sublet a small portion of such space to Calton upon market terms and conditions, subject to the approval of the landlord.

4.20 Divestiture of Subsidiaries. The Calton Parties hereby undertake and agree that prior to Closing, in form and content reasonably satisfactory to the Purchaser, they will cause the Company to divest itself of any interest whatsoever in any and all of the ten Subsidiaries of the Company, and that accordingly upon Closing the Purchaser will acquire no ownership interest or liability (including, without limitation, any Tax liability) associated with or related to any of said Subsidiaries.

4.21 Tax Matters. The following provisions shall govern the allocation of responsibility as between Purchaser and Calton for, and sets forth additional agreements regarding, certain Tax matters:

     (a)  Tax Periods Through or Ending on or Before the Closing Date.

          (i) Purchaser shall prepare or cause to be prepared and file or cause to be filed Tax Returns for the Company for all periods ending on or prior to the Closing Date which returns are filed after the Closing Date, other than Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Calton will include the operations of the Company for such periods. All such Tax Returns shall be prepared by Purchaser on a basis consistent with all of the Company's historical custom, practice and positions which are in compliance with all laws applicable thereto. Purchaser shall permit Calton to review and comment on each such Tax Return described in the preceding sentence prior to filing. To the extent that Calton shall take exception to any provision contained in said Tax Returns, as they affect the Company or Calton, then Purchaser and Calton will negotiate in good faith to resolve any such dispute which may arise in connection with such review. Such review may be conducted only by a third party independent accounting firm, for and on behalf of Calton. Copies of all such filed Tax Returns will be provided to Calton. However, Purchaser covenants that it will not make any material changes between the actual Tax Returns and any pro forma Tax Returns furnished to Calton which changes might adversely affect Calton. Calton shall reimburse Purchaser for Taxes of the Company shown as due on such Tax Returns within fifteen (15) days after payment by Purchaser or the Company of such Taxes to the extent such Taxes are not accrued on the November 30, 1998 Balance Sheet (except to the extent that any such Taxes are attributable to the period between the Effective Date and the Closing Date). If such Taxes are over accrued, Purchaser will pay Calton the amount by which such accrual exceeds the Taxes actually paid (including any estimated Taxes paid).

          (ii) Calton will include the income of the Company and its Subsidiaries (including any deferred income triggered into income by Treas. Reg.ss.1.1502-13 and Treas. Reg.ss.1.1502-14 and any excess loss accounts taken into income under Treas. Reg.ss.1.1502-19 provided, however, that Calton shall be afforded a reasonable opportunity to cure if an excess loss account exists) on the Calton consolidated federal income Tax Returns for all periods through the Closing Date (and on any state consolidated, unitary, or combined income Tax Returns) and pay any federal income Taxes (and any state Taxes) attributable to such income. The Company will furnish Tax information to Calton for inclusion in Calton's federal consolidated income Tax Return for the period which includes the Closing Date in accordance with the Company's past custom and practice. Calton will allow the Purchaser an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company. Calton will take no position on such returns that relate to the Company that would adversely affect the Company after the Closing Date except to the extent consistent with the Company's past practices, customs and positions which are in compliance with all laws applicable thereto. The income of the Company will be apportioned to the Period up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date provided however that Purchaser shall reimburse Calton for any Taxes attributable to income during the period between the Effective Date and the Closing Date and paid by Calton. Calton will furnish a copy of all such returns to the Purchaser as soon as they are filed. Purchaser will maintain confidentiality of the same, except as may otherwise be required by law or in connection with Purchaser's preparation of its Tax Returns.

     (b) Tax Periods Beginning Before and Ending After the Closing Date. Purchaser shall prepare or cause to be prepared, on a basis consistent with the Company's past practices, customs and positions which are in compliance with all laws applicable thereto, and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date, other than Tax Returns with respect to periods for which a consolidated, unitary or combined income Tax Return of Calton will include the operations of the Company and its Subsidiaries for a portion of such periods. Calton shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not accrued on the Pro forma November 30, 1998 Balance Sheet, excluding such Taxes attributable to the period between the Effective

          Date and the Closing Date. If such Taxes are over accrued, Purchaser will pay Calton the amount by which such accrual exceeds the Taxes actually paid (including any estimated Taxes paid). For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Effective Date and the denominator of which is the number of days in the entire Taxable Period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Effective Date. Any credits relating to a Taxable period that begins before and ends after the Effective Date shall be taken into account as though the relevant Taxable period ended on the Effective Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

     (c)  Cooperation on Tax Matters.

          (i) Purchaser, the Company and Calton shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees and others with knowledge of such returns available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Calton agree (i) to retain all books and records with respect to Tax matters pertinent to the Company and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Calton, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company and Calton, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Purchaser and Calton further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         (iii) Purchaser and Calton further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

     (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by Calton when due, and Calton will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Purchaser will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     (e) Tax Sharing Agreements. Any tax sharing agreement between Calton and any of the Company is terminated as of the Effective Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

     (f) Taxes of Other Persons. Calton agrees to indemnify the Purchaser from and against the entirety of any Losses (as defined in Section 12.01 hereof) the Purchaser or the Company may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company for Taxes with respect to periods prior to and including the Closing Date of any Person (other than the Company)
          (i) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise.

     (g) Audits. Calton will allow the Purchaser and the Company and their counsel and accountants to participate at their own expense in any audits of Calton's Tax Returns to the extent that such returns relate to the Company. Calton will not settle any such audit in a manner which would adversely affect the Company in a Material manner after the Effective Date without the prior written consent of the Purchaser, which consent shall not unreasonably be withheld.

     (h) Retention of Carryovers. Calton may elect to retain any net operating loss carryovers or capital loss carryovers of the Company under Reg. ss.1.1502-20(g) only to the extent that such retention will not adversely affect the Company's utilization of the Code Section 382 limitations allocated pursuant to clause (i) immediately below.

     (i) Prior Ownership Changes. Calton will file a timely election under Prop. Reg. ss.1.1502-95T(c), in the form to be attached hereto no later than

          September 22, 1998 as Exhibit J, to apportion to the Company the first $500,000 of the Calton Group's annual consolidated Code Section 382 limitation resulting from the ownership change of the Company that occurred November 21, 1995. At Calton's request, the Purchaser will cause the Company to join with Calton in making any election required under Prop. Reg. ss.1.1 502-95T(c) consistent with this Agreement.

     (j) Section 338. The Purchaser and the Company each agrees not to make an election under Code Section 338 respecting the transactions contemplated by this Agreement.

4.22 Non-Competition Agreements. At the time of Closing Purchaser will have entered into non-compete agreements with Calton and Anthony J. Caldarone in the forms attached as Exhibit G hereto. Among other things, such non-compete agreements will extend to any geographic area in which Calton or the Company is building homes at the time of Closing plus the state of Pennsylvania. No portion of the Purchase Price will be allocated to these agreements.

4.23 1998 Balance Sheets. Purchaser requires that Calton make certain balance sheet adjustments (the "Centex Balance Sheet Adjustments"), so that the Company's Balance Sheets will comport with the manner in which Purchaser historically treats prepaid expenses and capitalized costs: (x) a write-off of the $2 million financing cost which is presently being deferred and charged over the life of the Existing Indebtedness, (y) a write-off of all capitalized interest and (z) the treatment of all inter-company accounts owing from the Company to Calton or any Subsidiaries as a contribution to the capital of the Company by Calton or its Subsidiaries, prior to Closing, and accordingly eliminate such inter-company accounts as indebtedness of the Company.

     No later than November 30, 1998 or ten (10) Business Days prior to the Closing Date, whichever occurs later, Calton will deliver to Purchaser for its review and approval a pro forma balance sheet of the Company as of November 30, 1998, prepared in the accordance with GAAP ("Pro forma November 30, 1998 Balance Sheet"). Prior to Closing Calton will make the Centex Balance Sheet Adjustments to said Pro forma November 30, 1998 Balance Sheet and deliver the same to Purchaser for its review and approval, which will not be unreasonably withheld, conditioned or delayed.

     The Pro forma November 30, 1998 Balance Sheet, as adjusted by Centex Balance Sheet Adjustments, will be called the "Adjusted November 30, 1998 Balance Sheet". The obligation of Purchaser to close the Transaction will be conditioned upon its review and approval of the Adjusted November 30, 1998 Balance Sheet, which will not be unreasonably withheld, conditioned or delayed.

     Further, Calton shall cause an accounting firm acceptable to the Purchaser to conduct an audit of the actual November 30, 1998 Balance Sheet. Purchaser agrees that the accounting firm of PriceWaterhouseCoopers LLP is acceptable for the purpose of conducting such audit, subject to review and approval by Arthur Andersen LLP. The cost of such work by Arthur Andersen LLP will be borne by Purchaser. Within sixty (60) days following November 30, 1998 Calton will cause the audit of the actual November 30, 1998 Balance Sheet (the "Audited November 30, 1998 Balance Sheet) to be delivered to Purchaser.

     Calton represents and warrants to, and covenants and agrees with Purchaser that, the Audited November 30, 1998 Balance Sheet will be substantially the same as the Proforma November 30, 1998 Balance Sheet. If Purchaser does not approve a Balance Sheet, and Calton refuses to change the same to satisfy Purchaser's objections, then either party may submit such dispute to an independent accounting firm reasonably acceptable to Purchaser and Calton for arbitration. The arbitration will be conducted in Central New Jersey and the finding of the arbitrator will be binding on all parties for all purposes. The cost of such arbitration proceeding will be borne equally by Calton and Purchaser.

4.24 Consulting Agreement. At the Closing Calton and the Purchaser (or the Company) will enter into a four (4) year consulting agreement in the form attached as Exhibit I hereto.

4.25 Release of Calton under Bonds and Letters of Credit. Purchaser will take all reasonable steps to procure the release of Calton and its Affiliates, and any officers or directors of Calton or any such Affiliates who are personally obligated, from all liability and obligations which relate to any subdivision improvement bonds or other financial security reflected on the unaudited November 30, 1998 Balance Sheet with respect to any of the Real Property, including the return to Calton of two letters of credit ($500,000 each) which collateralize Calton's obligations to its surety bond underwriters. If Purchaser is not able to procure such release prior to Closing, then Purchaser will indemnify, defend and hold Calton and its Affiliates, and officers and directors who are personally liable, of and from any claim which may arise from such bonds, letters of credit and other financial security from and after the date of Closing. Further, following Closing Purchaser will continue to use its good faith efforts to procure such release.

4.26 Cooperation on Accounting and Records Matters. Subsequent to Closing Purchaser, the Company and Calton shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation of financial statements and the preparation of the filing of Calton's reports with the Securities and Exchange Commission relative to the operations of Calton prior to Closing. Further, should Calton liquidate and dissolve, it may elect to deliver all its books and records relative to the Company to the Purchaser so the latter will have access thereto, but for no other reason.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

As an inducement to Calton and the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser represents and warrants as follows:

5.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

5.02 No Default Resulting from Agreement. Neither the execution and delivery of this Agreement nor the performance hereof by Purchaser in compliance with its terms will result in any breach of the terms and conditions of, or constitute a default under, the Charter or Bylaws of Purchaser or any agreement, lease, mortgage, note, instrument, undertaking, judgment, decree or governmental order or other restriction or obligation to which Purchaser is a party or by which Purchaser or any of its properties or assets may be bound or affected.

5.03 Corporate Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary corporate action of Purchaser. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

5.04 Brokers or Finders. No broker or finder has acted on behalf of Purchaser in connection with this Agreement or the transactions contemplated hereby.

5.05 Investment Intent. Purchaser or an assignee of Purchaser permitted hereunder is acquiring the Common Stock for its own account for investment and not with a view to the distribution thereof, nor with any present intention of selling or otherwise disposing thereof.

                                   ARTICLE VI

              CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by Purchaser:

6.01 Accuracy of Representations and Warranties. The representations and warranties of the Calton Parties contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof or in connection herewith shall be true and correct as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing by Purchaser.

6.02 Compliance with Conditions. The Company and Calton shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

6.03 Closing Documents. The Company and Calton shall have delivered to
     Purchaser:

     (a)  The certificate(s) described in Section 4.09(b) hereof.

     (b) Resolutions of the Boards of Directors of Calton and of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, certified by an officer of Calton and the Company respectively;

     (c) Certificates from the Secretary of State of New Jersey, dated not more than five (5) days prior to the Closing Date, as to the legal existence and good standing of Calton and the Company under the laws of such state;

     (d) A stock certificate from Calton evidencing all the Common Stock with such certificates to be either endorsed in blank or accompanied by duly executed stock powers and with signatures guaranteed by a national banking association if so requested by Purchaser;

     (e) A single stock certificate evidencing the ownership of all the Common Stock by Purchaser with such certificate to be (i) issued in cancellation of the stock certificates described in Section 6.03(d) and (ii) duly executed on behalf of the Company by its then-current officers prior to their resignation pursuant to Section 6.12 hereof;

     (f) All corporate records of the Company, including without limitation all minute books and stock transfer records;

     (g)  The legal opinions referred to in Section 4.09 above.

     (h)  The Title Policies.

     (i) The estoppel letters and Consents identified by Purchaser to Calton during the Due Diligence Period.

     (j) The fully executed employment agreements described in Section 4.14 hereof.

     (k)  The fully executed non-competition agreements described in Section
          4.22 hereof.

     (l)  The Balance Sheets described in Section 4.23 hereof.

     (m)  The Closing Date Cash Balance Statement.

     (n)  The Consulting Agreement described in Section 4.24 hereof.

6.04 Consents and Approvals. All the Consents from, and registrations, filings and notices with or to, any Governmental Authority or other Persons required in connection with the transaction contemplated by this Agreement shall be obtained or effected, as the case may be.

6.05 Casualty. The properties and assets of the Company, including the work in process, shall not have been adversely affected in a Material manner as of Closing Date in any way as the result of any casualty, disaster, accident, exercise of power of eminent domain other governmental event, or Act of God or public enemy.

6.06 Litigation. No action, suit or proceeding before any federal or state court or other Government Authority shall be instituted or threatened which, in the reasonable judgment of the Purchaser, shall have the effect or be expected to have the effect of (i) making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement, (ii) resulting in the payment of damages in excess of $1 million by the Company, any Subsidiary or the Purchaser as a result of or in connection with the Transaction, (iii) imposing any material limitations on the ownership or operation by the Company or its Subsidiaries or the Purchaser of any substantial portion of its business or assets, or compelling the Company, any Subsidiary or the Purchaser to dispose of or hold separate any substantial portion of its business or assets, as a result of or in connection within any such transactions or (iv) imposing any material limitations on the ability of the Purchaser to exercise full rights of ownership with respect to any of the Common Stock or compelling the Purchaser to dispose of any of the Common Stock.

6.07 Material Change in Properties. Subsequent to August 1, 1998 and prior to the Closing Date, there shall not have been any Material Adverse Change in the condition of the assets or properties of the Company except depreciation of such assets and properties through ordinary wear and tear and transactions or occurrences permitted by this Agreement or with respect to which Purchaser has consented in writing.

6.08 Approval of Calton Shareholders. Calton shall deliver to Purchaser, in form and content acceptable to Purchaser, evidence that (x) the holders of the required amount of the issued and outstanding common stock of Calton have approved the Transaction and (y) accordingly Calton is empowered to consummate the Transaction in accordance with the terms and conditions of this Agreement.

6.09 Financial Condition. There will be no Material Adverse Change in the financial condition of the Company as at the Closing Date from that reflected in the unaudited November 30, 1997 Balance Sheet or the unaudited May 31, 1998 Balance Sheet.

6.10 Due Diligence. Purchaser shall have concluded its due diligence investigation and the results thereof shall be satisfactory to it, in its reasonable discretion, and shall comport with its internal projections relative to profits, return on assets and return on investment.

     Purchaser will have a period of forty-five (45) days from the date of this Agreement -- provided all of the schedules which comprise the Disclosure Schedule have been delivered to Purchaser upon the execution of this Agreement -- in which to conduct its investigation of the Company, its Real Property and other assets, and all liabilities and obligations of the Company, as well as its ongoing housing operations and related operations (the "Due Diligence Period").

6.11 Employees. All employees of the Company identified by Purchaser, in the reasonable exercise of its discretion, during the Due Diligence Period as integral to the future success of the Company shall, unless otherwise agreed by Purchaser, remain as employees of the Company following the Closing Date, provided that the proposed terms of employment following the Closing are no less favorable than the current terms of employment. Purchaser will use good faith efforts to retain such employees, and will knowingly take no action contrary to doing so. All employees of the Company who remain as employees of the Company following the Closing Date will be credited for time in service with Calton or the Company for the purposes of employee benefit plans and similar matters, including the Profit Sharing and Retirement Plan of Centex Corporation (subject to its consent), and the severance and vacation plans of the Purchaser.

6.12 Resignations. The Purchaser will have received the resignations, effective as of the Closing Date, of all directors and officers of the Company identified by Purchaser during the Due Diligence Period.

6.13 Office Lease. Calton will have complied with Section 4.19 hereof.


6.14 HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated.

                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATIONS
                            OF THE COMPANY AND CALTON

All of the obligations of the Company and Calton under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived in writing by the Company and
Calton:

7.01 Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true and correct as of the Closing Date with the same effect as though such representations and warranties were made as of Closing Date, except for changes contemplated by this Agreement or approved in writing by the Company and Calton.

7.02 Compliance with Conditions. Purchaser shall have performed and complied with all agreements and condition required by this Agreement to be performed or complied with by it prior to or at the Closing.

7.03 Closing Documents. Purchaser shall have delivered to Calton:

     (a)  The certificate described in Section 4.15(b) hereof;

     (b)  The Consulting Agreement;

     (c) Duly adopted resolutions of the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby, certified by an officer of Purchaser;

     (d)  Payment of the purchase price for the Common Stock less the Holdback.

     (e)  The opinion of Raymond G. Smerge referred to in Section 4.15 hereof.

7.04 HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Transaction under the HSR Act shall have expired or been terminated.

7.05 Calton Shareholder Approval. Calton shall have obtained approval of the Transaction from its shareholders, all in accordance with applicable state and federal law.

7.06 Litigation. No action, suit or proceeding before any federal or state court or other Governmental Authority shall have been instituted or threatened which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this agreement or which, in the reasonable judgment of Calton, shall have the effect or be expected to have the effect of resulting in the payment of damages in excess of $1 million by Calton as a result of or in connection with the Transaction.

                                  ARTICLE VIII

             SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                                   AGREEMENTS

The representations, warranties, covenants and agreements of the parties to this Agreement shall survive the making of this Agreement and the Closing, and remain fully binding and enforceable thereafter, without the necessity of any other document being delivered at the Closing. Notwithstanding the foregoing, Purchaser acknowledges and agrees that the time periods during which Purchaser may assert claims of breaches of representations and warranties will be limited as follows:

     No time limitation (other than statute of limitations) with regard to the representations and warranties contained in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06, 3.10 and 3.17.

     Four (4) years as to the representations and warranties contained in
     Section 3.24 and two (2) years as to all other representations and warranties contained in Article III.

                                   ARTICLE IX

                                   TERMINATION

At any time prior to Closing (except where a shorter time period is indicated below), this Agreement may be terminated:

9.01 by mutual written consent of the parties hereto;

9.02 by either the Purchaser or Calton, provided that the party terminating has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder, if any federal or state court or other Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting any of the transactions contemplated by this Agreement and such order, writ, injunction, judgment or decree shall have become final and nonappealable;

9.03 by the Purchaser if:

     (a) The Purchaser shall have determined, in its reasonable discretion, that the condition set forth in Section 6.08 hereof is unlikely to be fulfilled within a reasonable period of time; provided, however, that the Purchaser shall only be entitled to terminate this Agreement pursuant to this Section 9.03(a) if it delivers a written notice of termination to Calton prior to the Closing Date but subsequent to the later of that date which is (x) forty (40) days following the commencement of the solicitation of approval of the Transaction by Calton from its shareholders, all in accordance with SEC rules and regulations or (y) thirty (30) days following the date of the commencement of resolicitation of such shareholders by Calton, again in accordance with the rules and regulation of the SEC, and Calton has not satisfied Section 6.08 prior to delivery of such notice;

     (b) the Calton Parties shall have failed to deliver to the Purchaser the officers' certificate or opinions of counsel in accordance with
          Section 4.09 hereof;

     (c) the Closing shall not have occurred on or before March 31, 1999 for any reason;

     (d) ten (10) calendar days shall have elapsed after the delivery by Calton of an Overbid Notice to the Purchaser, unless Calton shall have notified the Purchaser in writing prior to such time that it has irrevocably determined not to participate in any further discussions or negotiations with any Third Party with respect to the Acquisition Proposal that was the subject of such notice;

     (e) Calton shall have become a proponent or co-proponent of any plan of reorganization under the Bankruptcy Code;

     (f) there shall have been any violation or breach on the part of the Calton Parties of any covenant or agreement contained in Section 4.02 hereof, and such violation or breach has not been waived by the Purchaser;

     (g) there shall have been any violation or breach on the part of the Calton Parties of any covenant or agreement contained in Article III hereof or Section 4.03, 4.04 or 4.05 hereof which shall not have been cured within five days after receipt of notice of such violation or breach from the Purchaser;

     (h) there shall have been any Material violation or breach by any of the Calton Parties of any covenant or agreement (other than the covenants and agreements referred to in Sections 9.03(f) and (g) above) contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from the Purchaser;

     (i) there shall have been any violation or breach by any of the Calton Parties of any representation or warranty contained in this Agreement, which in the reasonable judgment of the Purchaser, has resulted or is reasonably expected to result in any Purchaser Claims in an aggregate amount exceeding the Termination Threshold (it being understood and agreed that for purposes of this clause all such representations and warranties shall be construed as if they were not qualified in any manner as to materiality); and

     (j) at or prior to the expiration of the Due Diligence Period Purchaser determines not to close the Transaction because it is not reasonably satisfied with the results of its due diligence investigation and instead to cancel this Agreement, provided that Purchaser delivers a written notice of such termination to Calton within five (5) Business Days following the end of the Due Diligence Period.

     provided, however, that, in the case of any termination pursuant to Section 9.03(c), (f), (g), (h) or (i) above, the Purchaser has diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by it hereunder.

9.04 by Calton if

     (a)  all of the Overbid Termination Conditions shall have been satisfied;

     (b) there shall have been any material violation or breach by the Purchaser of any covenant or agreement contained in this Agreement which shall not have been cured within twenty (20) days after receipt of notice of such violation or breach from Calton;

     (c) there shall have been any violation or breach by the Purchaser of any representation or warranty contained in this Agreement which, in the reasonable judgment of Calton, has resulted or is reasonably expected to cause Calton to incur or be subject to claims or liabilities in an aggregate amount exceeding the Termination Threshold (it being understood and agreed that for purposes of this clause (c) all such representations and warranties shall be construed as if they were not qualified in any manner as to materiality);

     (d) Calton shall not have received on or before September 21, 1998 written confirmation of the opinion of the investment banking firm of Janney Montgomery Scott, delivered recently to the Board of Directors of Calton that the Transaction, taken as a whole, is fair to Calton stockholders from a financial point of view. Calton shall only be entitled to terminate this Agreement pursuant to this Section 9.04(d) if it delivers a written notice of termination to the Purchaser no later than September 22, 1998 that said investment banking firm has withdrawn its opinion. If Calton does not deliver such notice of termination to Purchaser on or before such date, then notwithstanding the fact that Calton has not obtained confirmation of such fairness opinion, Calton shall thereafter be foreclosed from terminating this Agreement due to its failure to obtain such fairness opinion;

     (e) notwithstanding good faith efforts on the part of Calton, Section 6.08 of this Agreement is not satisfied as of the Closing Date;

     (f) the Closing shall not have occurred on or before March 31, 1999 for any reason;

     provided, however, that, in the case of any termination pursuant to Sections 9.04(b), (c), (d), (e) or (f) above, the Calton Parties have diligently and in good faith performed or complied in all material respects with the agreements and covenants required to be performed by them hereunder.

                                    ARTICLE X

                              EFFECT OF TERMINATION

In the event of the termination of this Agreement in accordance with Article IX hereof, this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that (i) this Article X, Article XI and
Section 13.09 hereof shall survive any termination of this Agreement and (ii) nothing contained herein shall relieve any party from liability for any breach of this Agreement unless the parties elect to mutually terminate this Agreement and except that the payment to the Purchaser of the

Termination Fee pursuant to Article XI shall be the sole remedy of Purchaser under circumstances in which such fee is required to be paid, except for breaches by any of the Calton Parties of any of the provisions of Article IV, in which case Purchaser will be entitled to all remedies available at law and in equity.

                                   ARTICLE XI

                              TERMINATION PAYMENTS

11.01 If this Agreement is terminated (whether automatically or by the Purchaser or Calton) for any reason (other than by mutual written consent under
      Section 9.01 hereof or by either party under Section 9.02 or by Calton pursuant to Sections 9.04(b), (c) or (d) hereof) prior to the time Calton shall have delivered the Termination Fee Deposit (as hereinafter defined) to the Termination Fee Escrow Agent, Calton shall pay to the Purchaser a fee of Two Million Dollars ($2,000,000) (the "Termination Fee"), which fee shall be paid no later than one (1) Business Day after the date of termination of this Agreement by wire transfer of immediately available funds to such account as the Purchaser shall designate in a written notice delivered to Calton.

11.02 Concurrent with the execution of this Agreement (i) Calton shall deliver the Termination Fee Deposit to the Termination Fee Escrow Agent and (ii) Calton, the Purchaser and the Termination Fee Escrow Agent shall enter into the Termination Fee Escrow Agreement. If this Agreement is terminated (whether automatically or by the Purchaser or Calton) for any reason after the time Calton shall have delivered the Termination Fee Deposit to the Termination Fee Escrow Agent, the parties shall take all action necessary in order to cause the Termination Fee Escrow Agent promptly to deliver the Termination Fee Deposit as follows:

      (a) to the Purchaser, if this Agreement is terminated (whether automatically or by the Purchaser or the Calton) for any reason other than as specified in clause (b) below; or

      (b) to Calton, if this Agreement is terminated by mutual written consent under Section 9.01 hereof or by either party under Section 9.02 or by Calton pursuant to Section 9.04(b), (c) or (d) hereof.

      Payment to the Purchaser of the Termination Fee pursuant to Section 11.02(a) will constitute the payment of liquidated damages as Purchaser's sole and exclusive remedy under such circumstances.

11.03 If this Agreement is terminated for any reason, the parties shall take all action necessary in order to cause the Escrow Agent promptly to deliver the Earnest Money Deposit as follows:

      (a) to the Purchaser, if this Agreement is terminated (whether automatically or by the Purchaser or Calton) for any reason other than as specified in clause (b) below; or

      (b)   to Calton, if this Agreement is terminated by Calton pursuant to
            Section 9.04(b) or (c) hereof, and payment of the Earnest Money Deposit to Calton will constitute the payment of liquidated damages as Calton's sole and exclusive remedy under such circumstances.

11.04 If the Purchaser or Calton is required for any reason to seek judicial enforcement of any of the obligations of the other party hereto under this
      Article XI, such other party shall pay to, or reimburse such party for, all costs and expenses (including fees and disbursements of counsel) that are incurred by such party in enforcing the provisions of this Article XI.

      Any amounts paid pursuant to this Article XI shall be paid without set-off or deduction.

                                   ARTICLE XII

                                 INDEMNIFICATION

12.01 Indemnification by Calton.

      (a) Calton shall defend at its cost, indemnify and hold harmless Purchaser, its Affiliates (including the Company after the Closing
            Date), and their respective shareholders, directors, officers, employees, agents and representatives from any and all liabilities, obligations, claims (including third party claims), contingencies, damages, losses, fines, penalties, interest, costs and expenses (including all court costs and reasonable attorneys' fees) (collectively, "Losses") that Purchaser or any such Person may suffer or incur as a result of or relating to:

            (i) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by any of the Calton Parties herein; or

            (ii) any transaction, activity, liability or obligation of any of the Calton Parties (other than the Existing Indebtedness) that occurs or arises out of actions or events occurring prior to the Closing Date; or

            (iii) any and all taxes arising out of the transactions contemplated by this Agreement (Section 12.01(a) (i), (ii) and (iii) individually and collectively, a "Covered Event").

                  If Closing shall have occurred, Calton shall not be entitled to any contribution, indemnification or reimbursement from the Company with respect to payments made by Calton under this
                  Article XII.

            (b) The parties agree that in the event of any breach or inaccuracy of the representation contained in Section 3.17(k) which arises following Closing, then the Loss that Purchaser will incur that is indemnified hereunder shall be $0.20 for each $1.00 of "change date built-in loss" (as defined in Section 3.17(k)) attributable to assets described in Section 3.17(k), provided, however, that the amount of such change date built-in loss taken into account with respect to an asset for purposes of this paragraph shall not exceed the "Effective Date built-in loss" [as defined in Section 3.17(k)] with respect to such asset. The indemnity basket described in
                  Section 12.05(e) below will not apply to this Section 12.01(b). Further, the parties will adjust the Purchase Price to account for the Steeplechase built in loss described in
                  Section 3.17(k) once the loss is determined. No loss will give rise to a Purchase Price adjustment if already addressed in
                  Section 12.01(c).


            (c) If prior to Closing the Adjusted November 30, 1998 Balance Sheet (or the Audited November 30, 1998 Balance Sheet if completed before Closing), or documents prepared in connection therewith, reveals that there is a discrepancy between it and what is represented in Section 3.17(k), then prior to Closing, the Purchase Price will be reduced in accord with the formula set out in Section 12.01(b) hereof. In such case, the discrepancy will not be deemed a Loss but instead will result in an adjustment to the Purchase Price prior to Closing.

            (d) Notwithstanding anything above to the contrary, in the event that the income statement prepared in conjunction with the Audited November 30, 1998 Balance Sheet reveals that the pre-tax earnings of the Company for the six (6) months between June 1, 1998 and November 30, 1998 are greater or less than $5,682,000, then (x) the indemnity basket will not apply and
                  (y) the parties will adjust the Purchase Price by reducing the same or increasing the same in accordance with the following formula: if the actual six months earnings are higher or lower than $5,682,000, then one-half of the difference will be added to or subtracted from the Purchase Price, as appropriate.

                  If such Purchase Price adjustment occurs following Closing, then one party will remit to the other the amount then determined due, together with interest at eight percent (8%) per annum from Closing until payment.

            (e) With reference to Sections 12.01(b) and (c) the Purchase Price will be reduced only if the Company incurs damages.

12.02 Indemnification by Purchaser. Purchaser shall defend at its cost, indemnify and hold harmless Calton, its Affiliates, and their respective shareholders, directors, officers, employees, agents and representatives from any and all Losses that Calton or any such Person may suffer or incur as a result of or relating to:

      (a) the breach or inaccuracy of any of the representations, warranties, covenants or agreements made by Purchaser herein; and

      (b) any transaction, activity, liability or obligation of Purchaser or the Company after the Closing Date, excluding however any liability, cost or expense incurred by Calton as a result of actions taken by Purchaser or the Company to enforce their rights under this Agreement.

12.03 Third-Party Claims. If any claim for indemnification by the party(ies) seeking indemnification ("Indemnitee") arises out of a third-party claim (i.e., out of a claim made by or an action of a person or entity other than Indemnitee), the party(ies) from whom Indemnitee seeks indemnification ("Indemnitor") may, by written notice to Indemnitee, undertake to conduct the defense thereof and to take all other steps or proceedings to defeat or compromise any such action or claim, including the employment of counsel reasonably satisfactory to Indemnitee; provided that Indemnitor shall reasonably consider the advice of Indemnitee as to the defense or compromise of such actions and claims, and Indemnitee shall have the right to participate in such proceedings (at the sole cost and expense of Indemnitee), but control of such proceedings shall remain exclusively with Indemnitor. Indemnitee shall provide all reasonable cooperation to Indemnitor in connection with such proceedings. Counsel and auditor costs and expenses and court costs and fees of all proceedings with respect to any such action or claim shall be borne by Indemnitor. If any such claim is made hereunder and Indemnitor does not elect to undertake the defense thereof by written notice to Indemnitee, then Indemnitee shall be entitled to control such proceedings and shall be entitled to indemnity with respect thereto pursuant to the terms of
      Article XII of this Agreement. If the Indemnitor shall assume the defense of such claim, it shall not settle such claim unless such settlement includes as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such claim.

12.04 Notice. Within thirty (30) days after notice of any action, receipt of any claim in writing or similar form of actual notice of any claim as to which it asserts a right to indemnification, Indemnitee shall notify the Indemnitor. The failure of Indemnitee to give the notification to Indemnitor contemplated above in this Section shall not relieve Indemnitor from any liability or obligation that it may have pursuant to this Agreement unless the failure to give such notice within such time shall have been materially damaging or prejudicial to Indemnitor, and in no event shall the failure to give such notification relieve Indemnitor from any liability it may have other than pursuant to this Agreement.

12.05 Right of Set Off.

      (a) Liquidated Losses; Set Off. Subject to Calton's right to object to any set off or recoupment of any Loss as provided below, Purchaser shall be entitled to set off or recoup any Loss (a "Liquidated Loss") that has been actually incurred by or imposed upon Purchaser or any other entity or person entitled to indemnification pursuant to Section 12.01 herein (a "Purchaser Indemnitee") against the Holdback Amount (a "Set Off"). Prior to or concurrently with each exercise by Purchaser of its right of Set Off, Purchaser shall deliver a written notice to Calton (the "Set Off Notice"), which notice shall set forth the amount of the Liquidated Loss, together with a reasonably detailed statement of the circumstances under which such Liquidated Loss was incurred by or imposed upon the applicable Purchaser Indemnitee and the total of all Liquidated Losses that have been Set Off by Purchaser through the date of the Set Off Notice.

      (b)   Unliquidated Losses; Set Off Reserves.

            (i) Establishment of Set Off Reserves. Subject to Calton's right to object to any set off or recoupment of any Loss as provided below, at any time prior to the second anniversary of the Closing Date, if and to the extent that Purchaser reasonably determines that it is reasonably likely that any Loss that has not yet become a Liquidated Loss (an "Unliquidated Loss") will be incurred by or imposed upon a Purchaser Indemnitee at any time in the future with respect to any claim that has arisen, Purchaser shall be entitled to establish a reasonable reserve (a "Set Off Reserve") against the Holdback Amount in respect of such Unliquidated Loss, provided that Calton receives from Purchaser the Set Off Reserve Notice prior to the expiration of the survival period of Calton's representations and warranties, if any. Purchaser shall take into consideration the availability of insurance coverage for any Unliquidated Loss in establishing any Set Off Reserve.

            (ii) Set Off Reserve Notice. Prior to or concurrently with the establishment of a Set Off Reserve, Purchaser shall deliver a written notice to Calton (the "Set Off Reserve Notice"), which notice shall set forth the amount of the Unliquidated Loss, together with a reasonably detailed statement of the basis for Purchaser's determination that such Unliquidated Loss is reasonably likely to be incurred by or imposed upon the applicable Purchaser Indemnitee and the total of all Unliquidated Losses that have been reserved by Purchaser through the date of the Set Off Reserve Notice.

            (iii) Suspension of Obligations. The obligation of Purchaser to pay the Holdback Amount to Calton, as provided in Section 2.01 herein, shall be suspended (but not the accrual of interest) to the extent of the aggregate amount of Set Off Reserves not settled pursuant to Section 12.05(b)(iv) hereof at the time of such payment.

            (iv) Settlement of Set Off Reserves. If at any time it is determined (either pursuant to the dispute resolution procedures set forth in Section 12.05(d) hereof, or as a result of a judicial determination of the Final Loss Amount) that any Set Off Reserve exceeds the aggregate amount of the Losses ultimately incurred by or imposed upon the Purchaser Indemnitees as a result of or based upon the events or conditions to which the Set Off Reserve relates (the "Final Loss Amount"), the amount of such Set Off Reserve in excess of such Final Loss Amount shall be retained in the Holdback Escrow, or if the Holdback period shall have terminated, shall be returned to Calton.

      (c) Objection Procedure. If Calton disputes any exercise by Purchaser of its right to make a Set Off or a Set Off Reserve, then Calton shall deliver a written notice to Purchaser ("Objection Notice") on or before ten (10) days following receipt of a Set Off Notice or a Set Off Reserve Notice. The Objection Notice shall state the portion of the applicable Loss to which Calton objects and a reasonably detailed description of the basis of such objection. Calton and Purchaser shall negotiate in good faith to resolve any dispute with respect to the matters set forth in the Objection Notice for a period of twenty (20) days following receipt of such Objection Notice by Purchaser.

      (d) Arbitration. If Calton and Purchaser are not able to resolve any dispute set forth in an Objection Notice on a mutually acceptable basis during the dispute resolution period provided above, either Purchaser or Calton may submit the dispute described in such Objection Notice to the American Arbitration Association for arbitration under the commercial arbitration rules of that institution within twenty (20) days following the expiration of the dispute resolution period provided above. The arbitration will be conducted in Dallas, Texas and the finding of the arbitrators will be binding on all parties for all purposes. If such arbitration results in a finding that awards to either Calton or Purchaser

            (i) in excess of fifty-percent (50%) of the amounts in dispute, in the case of a monetary dispute, or

            (ii) the substance of the relief sought, in the case of a non-monetary dispute,

            then the other party will pay the cost of such arbitration.

            Otherwise the cost of arbitration will be borne fifty-percent (50%) by Calton and fifty-percent (50%) by Purchaser. At any time after ten (10) days following the issuance of the final arbitration ruling, the party entitled to an award in said proceeding may, at its election and at the expense of the non-prevailing party, provide for the entry of the award for enforcement purposes in any court of competent jurisdiction.

            It is the intent of the parties that the arbitration procedure set forth herein shall be the sole and exclusive remedy available to resolve any disputes arising under Section 12.05(c) hereof that cannot be resolved pursuant to Section 12.05(c) hereof, and neither Purchaser nor Calton shall have any right to file a lawsuit in connection with any dispute arising under Section 12.05(c) hereof except for claims based on fraud or intentional misrepresentation or to enforce the arbitration decision.

      (e) Indemnity Basket and Maximum Recovery. Except for claims based on fraud or intentional misrepresentation, and except as set forth in
            Section 12.01(b) and (d), Purchaser shall not have any rights of indemnification, set off, or recoupment under this Agreement until the aggregate amount of claims against Calton subject to indemnification, set off, or recoupment herein shall exceed Fifty Thousand Dollars ($50,000). Notwithstanding anything in this Agreement to the contrary, except for claims based on fraud or intentional misrepresentation, the maximum amount of indemnification which may be recovered by Purchaser from Calton will not exceed the Purchase Price.

      (f) Good Faith Exercise; No Breach. Purchaser shall act in good faith in the exercise of its rights under Section 12.05(b) hereof. It is expressly agreed that the exercise in good faith by Purchaser of the right to Set Off and to make Set Off Reserves and the other rights and remedies granted to it pursuant to Section 12.05(b) hereof shall in no event be deemed to constitute or give rise to a violation or breach of, or a default under, this Agreement.

      (g) Additional Rights. The rights of indemnification, set off, and recoupment provided Purchaser hereunder shall be all the rights and remedies Purchaser has for Losses.

      (h) The indemnification provided for in this Article XII shall be subject to the limitations that Indemnitor shall not be obligated to pay any amount for indemnification hereunder relating to a claim to the extent of (i) any net tax benefit to the Indemnitee which is realized by such Indemnitee or (ii) any indemnity, insurance, contribution or similar payment paid to the Indemnitee from any third party with respect thereto (excluding the cost of such insurance coverage to the Indemnitee).

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.01 Predecessors Included. Each representation, warranty, covenant and indemnification made by the Calton Parties, or either of them, that relates or could relate to the conduct of any predecessor of them, or relates or could relate to a time during which they did not exist but predecessors did, is made by them not just on their own behalf but also on behalf of each such predecessor and as if they were in existence at such time.

13.02 Notices. Any notice or other communication required, permitted or contemplated by this Agreement ("Notice") must be in writing and delivered to the other party by certified mail, return receipt requested or delivered by facsimile mail with the original counterpart thereof being sent on the same business day or on the business day immediately following the date of facsimile transmission. Such Notice shall be deemed received three business days after a certified letter containing such Notice, properly addressed with the postage prepaid is deposited in the United States mail or on the same day if transmitted by facsimile mail. Notice shall go to the parties at the following addresses:

      If to Calton or Company: Calton, Inc.
                               500 Craig Road
                               Manalapan, New Jersey 07726-8790
                               Attn: Anthony Caldarone
                               Chairman and Chief Executive Officer
                               Phone: 732-780-1800
                               Fax: 732-780-7257

      With copy to:            Giordano, Halleran & Ciesla, PC
                               125 Half Mile Road
                               P. O. Box 190
                               Middleton, New Jersey  07748
                               Attn: John A. Aiello
                               Phone: (732) 741-3900
                               Fax: (732) 224-6599

      If to Purchaser:         Centex Real Estate Corporation
                               2728 North Harwood, Suite 800
                               Dallas, Texas  75201
                               Attn: Timothy R. Eller
                               Chairman and Chief Executive Officer
                               Phone: 214-981-6100
                               Fax: 214-981-6000

      With copy to:            Raymond G. Smerge
                               2728 North Harwood, Suite 900
                               Dallas, Texas 75201
                               Phone: 214-981-6530
                               Fax: 214-981-6855

13.03 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto and the certificates, opinions and documents delivered in accordance with the provisions hereof) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings and all contemporaneous oral agreements and understandings among the parties or any of them with respect to the subject matter hereof. All Appendices, Exhibits and Schedules hereto and certificates, opinions and other documents delivered in accordance with the provisions hereof are expressly made a part of this Agreement.

13.04 Counterpart Originals. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13.05 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of Purchaser, Calton, and the Company and their respective successors and assigns, provided, however, this Agreement may not be assigned by any party without the consent of the other parties hereto except that Purchaser may, without such consent, assign this Agreement to any directly or indirectly wholly owned subsidiary of Centex Corporation, a Nevada corporation, but no such release shall relieve Purchaser of any liability or obligation it may have under this Agreement.

13.06 Further Assurances. After the Closing, each party, at the request of any other party, shall take such further actions and execute, deliver and acknowledge where necessary from time to time such other and further things as may be reasonably necessary more fully and effectively to consummate the transactions contemplated by this Agreement, including furnishing assistance in the prosecution or defense of any lawsuit, action or claim and acting as witnesses therein.

13.07 Partial Invalidity of this Agreement. In the event that any provision of this Agreement is invalid or unenforceable as written but may be rendered valid and enforceable by limitation thereof, then such provision shall be construed as valid and enforceable to the maximum extent permitted by applicable law.

13.08 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without regard to the conflict of law rules thereof.

13.09 Public Announcements. Calton and the Purchaser will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or automated quotation system upon which the securities of such issuer are traded.

13.10 Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

13.11 Severability. In the event any provision contained herein shall be held to be invalid, illegal or unenforceable for any reason, the invalidity, illegality or unenforceability thereof shall not affect any other provision hereof.

13.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise. Without limiting the generality of the foregoing, it is expressly understood that, in the event of a breach by the Calton Parties of their obligations under
      Section 4.02 hereof not to enter into an agreement with a Third Party with respect to any Overbid Transactions unless the condition set forth in clause (y) of such provision shall have been fulfilled, the Purchaser shall be entitled to specific performance of such obligations without the necessity of demonstrating irreparable damage or of complying with any requirement as to the posting of a bond or other security (it being understood that any such requirement is hereby expressly waived by the Calton Parties).

13.13 Interpretation.

      (a) The headings herein are for convenience of reference only, do not constitute a part of the Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof.

      (b) In interpreting the provisions of this Agreement, time is of the essence in the performance of the obligations of the parties.

      (c) The obligations of the Calton Parties set forth in this Agreement shall in no event be limited by or subject to their obligations under any other agreement or document to which any of them is a party or is bound as of the dated hereof.

13.14 Arbitration of Purchase Price Adjustment Disputes and Tax Matters. If Calton and Purchaser do not reach agreement as to an adjustment to the Purchase Price as contemplated under this Agreement or as to Tax Matters as contemplated in Section 4.21 hereof, either party may submit such dispute to the American Arbitration Association for its resolution. The decision of the arbitrator will be binding upon and enforceable against the parties, and the cost of the arbitration will be borne equally by the parties.

     IN WITNESS WHEREOF, Purchaser, Calton and the Company have executed this Agreement as of the date first above written.

CALTON, INC.


By:______________________________________________
       Anthony J. Caldarone
       Chairman and Chief Executive Officer

CALTON HOMES, INC.


By:______________________________________________
       Anthony J. Caldarone
       Chairman and Chief Executive Officer

CENTEX REAL ESTATE CORPORATION


By:______________________________________________
       Timothy R. Eller
       Chairman and Chief Executive Officer


     The Schedules and Exhibits to the Stock Purchase Agreement are not presented herein or delivered herewith. Copies of the Schedules and Exhibits will be provided by first class mail without charge to each person to whom this Proxy Statement is delivered, upon written request to Calton, Inc., Attention:
Shareholder Relations, 500 Craig Road, Manalapan, New Jersey 07726.

                          JANNEY MONTGOMERY SCOTT INC.
                                   26 BROADWAY
                            NEW YORK, N.Y. 10004-1776

                                  --------------
                                  (212) 510-0600
                                  (800) 444-1155

                                                                     ANNEX II

                               September 15, 1998

The Board of Directors
Calton, Inc.
500 Craig Road
Manalapan, NJ  07726-8790

Attention:  Anthony J. Caldarone - Chairman

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Calton, Inc. ("Calton" or the "Company") of the sale of the stock of Calton's wholly owned, principal operating subsidiary Calton Homes, Inc. ("Homes") to Centex Real Estate Corporation ("Centex") pursuant to the stock purchase agreement dated September 2, 1998 ("the proposed Transaction"). The scope of our opinion is limited to the proposed Transaction between Calton and Centex and does not address the use of proceeds from the sale of Homes.

Janney Montgomery Scott Inc. ("JMS"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with the preparation of fairness opinions, mergers and acquisitions, rights offerings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate, and other purposes.

In connection with our opinion, we have reviewed the Stock Purchase Agreement and all related agreements dated September 2, 1998, certain financial and other information of Calton and Homes including certain analyses, reports, forecasts and other information. We have held discussions with senior management of Calton concerning the current operations, financial condition and prospects of Calton and Homes. In addition, we have (i) reviewed the historic

                                                                    CALTON, INC.
                                                                          Page 2

financial statements of Calton and Homes; (ii) compared the financial position and operating results of Calton and Homes with those of publicly traded companies we deemed relevant; (iii) compared certain financial terms of the proposed Transaction to certain financial terms of selected other business combinations we deemed relevant; (iv) performed customary investment banking valuation procedures; and (v) conducted such other financial studies, analyses and investigations, and reviewed such other factors, as we deemed relevant.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by us for purposes of this opinion. With respect to financial projections, we assumed that they have been reasonably prepared on a basis reflecting the best currently available information and judgments of the future financial performance of Homes, and have considered all financial statement pro forma adjustments necessary. We have not made any independent valuation or appraisal of the assets or liabilities of Calton or Homes, nor have we been furnished with such valuations or appraisals.

Our opinion is necessarily based on financial, economic, market and other conditions as they exist on, and information made available to us as of the date hereof. It should be understood that, although subsequent developments may effect this opinion, we do not have any obligation to update, revise or reaffirm this opinion except for an update in connection with the proxy to be mailed to the Company's shareholders. Payment of JMS' fairness opinion fee is not contingent upon the conclusion reported.

It should be understood that this letter is for the information of the Board of Directors in connection with its consideration of the proposed Transaction and does not constitute a recommendation to any Public Shareholder on the proposed Transaction. While this opinion may be included in a Registration Statement or Proxy Statement filed in conjunction with the proposed Transaction, it may not be used for any other purpose without our prior written consent for which no additional compensation or expenses shall be paid or reimbursed and which consent shall not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion, as of the date hereof, the proposed Transaction is fair, from a financial point of view, to the shareholders of Calton.

                                            Sincerely yours,

                                            JANNEY MONTGOMERY SCOTT, INC.

                                            By:
                                               ---------------------------------
                                                      William J. Barrett
                                                      Senior Vice President

                                  CALTON, INC.

   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER ___, 1998

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF

                     THE BOARD OF DIRECTORS OF CALTON, INC.

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes
P and appoints Anthony J. Caldarone and Robert A. Fourniadis and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to
R all the shares of Common Stock of CALTON, INC., standing in the name of the undersigned at the close of business on October ___, 1998, at the special meeting of shareholders to be held at the Company's offices at
O 500 Craig Road, Manalapan, New Jersey and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general
X authorization and power hereby given) to vote as indicated on the reverse side hereof.

Y THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE PROPOSAL DESCRIBED IN ITEM 1 ON THE REVERSE SIDE HEREOF.

                                  COMMON STOCK

                   (This proxy is continued from reverse side)

   [X]  (Please mark your votes as in this example.

--------------------------------------------------------------------------------
 1. Approval of the proposal to sell       2. In their discretion upon such
    Calton, Inc.'s principal operating        other matters as may properly come
    subsidiary, Calton Homes, Inc.,           before the meeting or any
    pursuant to a Stock  Purchase             adjournment or adjournments
    Agreement among Calton, Inc.,             thereof.
    Calton Homes, Inc. and Centex Real
    Estate Corporation.

--------------------------------------------------------------------------------

         For         Withheld

         [ ]            [ ]

--------------------------------------------------------------------------------


                                         Dated:___________________________, 1998

                                         _______________________________________

                                         _______________________________________

                                         IMPORTANT:  Please sign exactly as name
                                         appears at the left. Each joint owner
                                         should sign. Executors, administrators,
                                         trustees, etc. should give full title.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY

                          USING THE ENCLOSED ENVELOPE.